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                         ANNUAL REPORT TO SHAREHOLDERS
                               December 31, 1997

                             [Graphic appears here]

    NORTHSTAR FUNDS
    ANNUAL REPORT
    DECEMBER 31, 1997
                                                                  MARK L. LIPSON

Dear Shareholders:

We are pleased to provide you with the annual report of the Northstar Funds for the year ended December 31, 1997. We are gratified with your decision to entrust your assets to the Northstar Funds and are confident that we can assist you in reaching your financial objectives. Our goal is to provide you with long term consistent and superior results through fundamental research, analysis, and traditional investment disciplines. Following this letter is a summary of the results of each Fund by their respective portfolio manager. We hope you will find this informative.

During the past year the U.S. financial markets remained quite strong despite several temporary corrections. The favorable investment returns for both stocks and bonds were supported by continued growth in the economy, strong gains in corporate profits, and a reduction in the inflation rate.

As the U.S. economy advanced at a 3.8% rate in real GDP growth, it generated more jobs, reducing the unemployment rate to an historically low level of 4.7%. This raised concerns that rising wage pressures would begin to impact and reverse the favorable trends in both corporate profitability and the inflation rate. However, despite growing demand, the productive capacity of the increasingly global economy increased even more due to capital investments and improved efficiency. There are few, if any, shortages today impacting inflation and rising employment costs are being more than offset by productivity gains allowing corporate profit margins to remain at historically high levels.

During the year, intermediate and long term treasury bonds appreciated as the yields declined about 70 basis points (0.7% points). The total return for 10 year U.S. Treasury bonds was about 11.1%. Stock market returns were stronger, with the Dow Industrials up 24.9%, benefiting from both higher earnings and higher valuations due to lower interest rates. High yield bonds also had a very good year benefiting from both a narrowing in interest rate differentials compared to treasury bonds and from increases in the underlying equity values.

Going into 1998 the investment environment is more volatile and difficult to predict, but continues to appear favorable. While the current financial crisis in Asia has introduced a new major uncertainty which we are monitoring closely, its dampening effect on global growth and inflation may actually prove to be positive for U.S. bond and stock prices. Growth in the U.S. economy and corporate profits should continue in 1998, but at a slower rate. With inflation remaining low, some further declines in interest rates may be possible as the expected domestic slowdown is confirmed.

We note with great conviction that attempts to "time" the market often prove counterproductive. Investors are strongly urged to focus on the long term. Consistent disciplined investing is the proven method of achieving attractive returns and meeting your financial objectives. We continue to support the philosophy and look forward to serving your investment needs in the future.

Sincerely,

/s/ Mark L. Lipson
Mark L. Lipson
President
Jan. 30, 1998

ABOUT FUND PERFORMANCE AND PORTFOLIO DATA THROUGHOUT THIS REPORT:

    (Bullet) Performance figures are historical and reflect reinvestment of all distributions and changes in net asset value. Unless otherwise indicated, the Fund's performance is computed without a sales charge. When sales charges are included, Fund performance reflects the maximum sales charge for each class of shares.

    (Bullet) Class T shares of each Fund are no longer available for purchase by new investors and may be purchased only under limited circumstances by existing Class T shareholders. Since June 5, 1995, each Fund began offering three new classes of shares (Class A, B, and C), each representing a unique pricing structure for purchasing shares of the Funds. Performance information relating to each Class of share of each Fund is contained in the performance graph for each Fund.

    (Bullet) Each Fund's investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

    (Bullet) Each Fund's portfolio composition may change and there is no assurance the Fund will continue to hold any particular securities.

    (Bullet) Past performance is not indicative of future results.

ABOUT INDICES AND OTHER PERFORMANCE BENCHMARKS CITED IN THIS REPORT:

    (Bullet) Standard & Poor's Corporation (S&P) is a credit-rating agency. The unmanaged Standard & Poor's Composite Index of 500 Stocks is widely regarded by investors as representative of the stock market in general.

    (Bullet) The CPI is an index of the prices paid by consumers for consumer goods and services. The index is prepared by the Bureau of Labor Statistics. The index is widely regarded by investors as the key measure of inflation in the U.S. economy.

    (Bullet) The unmanaged Russell 2000 Index is generally representative of the performance of the stocks of small-capitalization companies.

    (Bullet) Lehman Brothers, Inc. is the principal subsidiary of publicly-held
             Lehman Brothers Holdings, Inc. It is engaged primarily in raising and managing funds in capital markets worldwide. Lehman Brothers indices measure the performance of fixed income securities over various time periods and in various groupings. The indices are unmanaged, but exclude small, illiquid and /or esoteric bonds from the indices. We believe that about two-thirds of fixed income index users rely on one or more of Lehman Brothers Fixed Income Indices.

    (Bullet) An investment cannot be made in any indices listed. Unless otherwise indicated, index results include reinvested dividends and interest and do not reflect sales charges.

    NORTHSTAR GROWTH FUND
                                                              GEOFFREY WADSWORTH

THE MARKETS

    (Bullet) The U.S. financial markets experienced another year of strong gains. The Dow Industrials had a total return of 24.9%. the S&P 500 posted a 33.4% gain as relatively few large cap growth stocks such as General Electric dominated the index. Smaller cap stocks in the Russell 2000 were up 22.2%.

    (Bullet) These favorable returns were driven by a combination of surprisingly strong economic growth of 3.8% and even more surprisingly, a reduced level of inflation, down towards 2%. Despite growing global competition, strong productivity gains allowed corporations to maintain high profit margins and produce earnings increases of better than 10% for the S&P 500. After mid-October the growing crisis in Asia had a dramatic impact causing a flight to quality within both the bond and stock markets as the U.S. dollar appreciated, and expectations for inflation and economic growth fell. Investors anticipating problems with demand, prices, defaults, and profit margins sold off many cyclical, technology, commodity, and global financial stocks and bid up many domestic or consistent growth stocks.

THE FUND

    (Bullet) The Growth Fund A, B, C, T, and I shares had a total return of
             23.59%, 22.84%, 22.73%, 22.94% and 24.29%, respectively, for the year. This compares to the average growth fund in Lipper which was up 25.3%. The average mid-cap growth fund was up less at 19.6%. The Fund's relative performance had been much stonger up until November. However, it was well positioned for the economic and financial market environment preceding the Asian crisis, and not the dramatic change in stock market leadership which quickly resulted.

    (Bullet) Large holdings which did well were domestic or consistent growth stocks including Home Depot, Procter & Gamble, Capital One Financial, Cendant (formerly CUC Intl), and Bristol-Myers. This was offset by sharp corrections in November and December of globally oriented financial, energy, and technology stocks such as Compaq, Global Marine, Amp and Citibank.

    (Bullet) Adjustments were made which increased holdings in domestic financial companies (Nationwide Financial, Nationsbank, Conseco) while some holdings in retailing (Federated, Pep Boys) and semiconductors (Texas Instruments) were reduced. The risks associated with the still unfolding situation in Asia have certainly been increasing, however, business trends to date and projected earnings remain strong for a number of holdings that are sharply off their 1997 highs. These stocks are being retained as the stock prices appear to more than discount the risks of reduced estimates.

CURRENT STRATEGY

    (Bullet) Asian problems are expected to reduce U.S. GDP growth closer to 2% and hold inflation under 2%. This should result in lower but positive investment returns in the U.S. Global developments will be monitored closely and markets are likely to remain volatile, at least until the crisis appears contained and a workout strategy is in place.

    (Bullet) The Fund remains invested in large and mid-cap good quality industry or market niche leaders. New purchases have emphasized domestic companies with strong earnings outlooks. Important sectors which remain are technology, consumer services, financial, energy, and health.

    (Bullet) More facts will become available concerning the new global environment as companies report recent operations. Research efforts will focus on companies with strong fundamentals in beaten down sectors where exaggerated conceptual fears may have made the stocks true bargains.
--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 12/31/97)     TOTAL NET ASSETS $206,504,403
--------------------------------------------------------------------------------

TOP 10 HOLDINGS
NAME                                              % FUND

    1      Compaq Computer Corp.                   4.6%
    2      Cendant Corp.                           4.2%
    3      Global Marine, Inc.                     3.4%
    4      Merck & Co., Inc.                       3.4%
    5      Bristol-Myers Squibb Co.                3.1%
    6      Capital One Financial Corp.             3.1%
    7      Citicorp                                3.1%
    8      Schlumberger, Ltd.                      3.1%
    9      Home Depot, Inc.                        3.0%
   10      WorldCom, Inc.                          3.0%
                                                 -------
                                                  34.0%
                                                 =======
TOP 5 INDUSTRIES
(by percentage of net assets)

Oil & Gas        6.4%

Computer         5.4%
Software/
Service

Consumer         5.4%
Products

Computer         4.6%

Consumer         4.2%
Service

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)
----------------------------------------
          Inception    5 years    1 year
----------------------------------------
Class A     19.47%          N/A   17.74 %
----------------------------------------
Class B     20.17%          N/A   17.84 %
----------------------------------------
Class C     20.96%          N/A   21.73 %
----------------------------------------
Class T     12.75%       13.32%   18.94 %
----------------------------------------

CUMULATIVE TOTAL RETURN
(do not reflect sales charge)
----------------------------------------
          Inception    5 years    1 year
----------------------------------------
Class A     66.17%          N/A   23.59 %
----------------------------------------
Class B     63.66%          N/A   22.84 %
----------------------------------------
Class C     63.38%          N/A   22.73 %
----------------------------------------
Class T    317.76%       70.88%   22.94 %
----------------------------------------
Class I     24.29%          N/A     N/A
----------------------------------------

    NORTHSTAR GROWTH FUND

     COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR GROWTH FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.

     In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1997, with all distributions reinvested in shares. The average annualized total return for Class A shares of 19.47% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 20.17% and 20.96% since inception on June 5, 1995 for Class B and Class C shares, respectively, total returns since inception on February 3, 1986 for Class T shares of 12.75%, and total returns since inception on March 31, 1997 of 24.29% for Class I shares, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.

[Graphs appear below with the following plot points:]

NORTHSTAR GROWTH FUND -- CLASS A

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               17.74%
SINCE INCEPTION      19.47%

"Class A"  "S&P 500"    "CPI"
      (6/95 through 12/97)
 9524.00   10000.00   10000.00
 9864.00   10280.00   10010.00
10331.00   10606.90   10030.00
10320.00   10603.70   10040.00
10554.00   11094.70   10050.10
10310.00   11039.20   10080.20
10635.00   11492.90   10090.30
10623.00   11760.70   10110.50
10691.00   12144.10   10150.90
10739.00   12228.40   10171.20
10930.00   12325.00   10211.90
11327.00   12490.70   10252.80
11696.00   12776.10   10283.50
11676.00   12805.50   10293.80
10985.00   12219.00   10324.70
11361.00   12448.80   10335.00
12134.00   13123.50   10366.00
12168.00   13466.10   10397.10
13044.00   14454.30   10428.30
12805.00   14143.60   10460.00
13669.00   15010.60   10470.10
13376.00   15099.10   10501.50
12790.00   14455.90   10512.00
13183.00   15300.10   10522.50
14084.00   16196.70   10533.00
14612.00   16901.30   10543.60
16113.00   18221.30   10564.70
15634.00   17173.50   10585.80
16763.00   18087.20   10607.00
15934.00   17463.20   10628.20
15799.00   18242.00   10638.80
15825.00   18528.40   10649.40


NORTHSTAR GROWTH FUND -- CLASS B

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               17.84%
SINCE INCEPTION      20.17%

 Class B    S&P 500     CPI
      (6/95 through 12/97)
10000.00   10000.00   10000.00
10350.00   10280.00   10010.00
10840.00   10606.90   10030.00
10823.00   10603.70   10040.00
11056.00   11094.70   10050.10
10799.00   11039.20   10080.20
11136.00   11492.90   10090.30
11127.00   11760.70   10110.50
11191.00   12144.10   10150.90
11241.00   12228.40   10171.20
11435.00   12325.00   10211.90
11844.00   12490.70   10252.80
12225.00   12776.10   10283.50
12189.00   12805.50   10293.80
11464.00   12219.00   10324.70
11852.00   12448.80   10335.00
12648.00   13123.50   10366.00
12634.00   13466.10   10397.10
13582.00   14454.30   10428.30
13323.00   14143.60   10460.00
14216.00   15010.60   10470.10
13901.00   15099.10   10501.50
13278.00   14455.90   10512.00
13683.00   15300.10   10522.50
14606.00   16196.70   10533.00
15154.00   16901.30   10543.60
16699.00   18221.30   10564.70
16204.00   17173.50   10585.80
17367.00   18087.20   10607.00
16504.00   17463.20   10628.20
16354.00   18242.00   10638.80
16367.00   18528.40   10649.40


NORTHSTAR GROWTH FUND -- CLASS C

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               21.73%
SINCE INCEPTION      20.96%

"Class C"  "S&P 500"    "CPI"
      (6/95 through 12/97)
10000.00   10000.00   10000.00
10353.00   10280.00   10010.00
10837.00   10606.90   10030.00
10820.00   10603.70   10040.00
10987.00   11094.70   10050.10
10799.00   11039.20   10080.20
11136.00   11492.90   10090.30
11117.00   11760.70   10110.50
11182.00   12144.10   10150.90
11232.00   12228.40   10171.20
11426.00   12325.00   10211.90
11827.00   12490.70   10252.80
12215.00   12776.10   10283.50
12179.00   12805.50   10293.80
11454.00   12219.00   10324.70
11834.00   12448.80   10335.00
12638.00   13123.50   10366.00
12616.00   13466.10   10397.10
13570.00   14454.30   10428.30
13312.00   14143.60   10460.00
14196.00   15010.60   10470.10
13882.00   15099.10   10501.50
13260.00   14455.90   10512.00
13672.00   15300.10   10522.50
14586.00   16196.70   10533.00
15133.00   16901.30   10543.60
16677.00   18221.30   10564.70
16175.00   17173.50   10585.80
17337.00   18087.20   10607.00
16468.00   17463.20   10628.20
16318.00   18242.00   10638.80
16338.00   18528.40   10649.40


NORTHSTAR GROWTH FUND -- CLASS T

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               18.94%
5-YEAR               13.32%
SINCE INCEPTION      12.75%

 Class T    S&P 500      CPI
      (1/86 through 12/97)
11110.00   11922.00    9950.00
10895.00   11713.00   10090.00
13345.00   14918.00   10355.00
10904.00   12320.00   10564.00
12052.00   13883.00   10777.00
12725.00   14351.00   11005.00
14343.00   16721.00   11294.00
15813.00   18885.00   11499.00
16270.00   19462.00   11825.00
14984.00   18297.00   12220.00
17339.00   20899.00   12380.00
20692.00   23849.00   12592.00
19952.00   23693.00   12769.00
22357.00   25664.00   12962.00
22885.00   26907.00   13144.00
24671.00   28238.00   13316.00
22524.00   27291.00   13476.00
22782.00   28622.00   13652.00
26385.00   34386.00   13872.00
28343.00   39338.00   14012.00
31061.00   42833.00   14266.00
33981.00   47309.00   14495.00
38672.00   56533.00   14612.00
41775.00   61976.00   14758.00


NORTHSTAR GROWTH FUND -- CLASS I

AVERAGE ANNUAL TOTAL RETURN
SINCE INCEPTION      24.29%

         Class I             S&P 500            CPI
         10000.00           10000.00          10000.00
3/31/97  10313.00           10584.00          10010.00
         11017.40           11204.20          10020.00
6/30/97  11441.50           11691.60          10030.00
         12620.00           12604.70          10050.10
8/31/97  12256.60           11880.00          10070.20
         13145.20           12512.00          10090.30
10/31/97 12502.40           12080.30          10110.50
         12402.40           12619.10          10120.60
12/31/97 12428.40           12817.20          10130.70

    NORTHSTAR GROWTH FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                                     Shares                      Value
--------------------------------------------------------------------------------------------------------------
COMMON STOCKS -- 99.69%
AEROSPACE & DEFENSE -- 1.66%
Boeing Co.                                                                   70,000               $  3,425,625
                                                                                                  ------------
ALUMINUM -- 2.00%
Alumax, Inc. @                                                               35,000                  1,190,000
Aluminum Co.                                                                 35,000                  2,463,125
Century Aluminum Co.                                                         35,000                    472,500
                                                                                                  ------------
                                                                                                     4,125,625
                                                                                                  ------------
AUTO PARTS & EQUIPMENT -- 2.45%
Magna International, Inc. @@                                                 80,500                  5,056,406
                                                                                                  ------------
BANKING -- 3.94%
Citicorp                                                                     49,800                  6,296,588
City National Corp.                                                          50,000                  1,846,875
                                                                                                  ------------
                                                                                                     8,143,463
                                                                                                  ------------
BIOTECHNOLOGY -- 1.21%
Genzyme Corp. @                                                              90,000                  2,497,500
                                                                                                  ------------
CAPITAL GOODS -- 2.16%
Corning, Inc.                                                               120,000                  4,455,000
                                                                                                  ------------
COMPUTERS -- 4.61%
Compaq Computer Corp.                                                       168,500                  9,509,719
                                                                                                  ------------
COMPUTER NETWORKING -- 2.83%
Cisco Systems, Inc. @                                                       105,000                  5,853,750
                                                                                                  ------------
COMPUTER SOFTWARE/SERVICES -- 5.40%
Ceridian Corp. @                                                            114,200                  5,231,787
Microsoft Corp. @                                                            10,000                  1,292,500
Parametric Technology Corp.                                                  60,000                  2,842,500
Synopsys, Inc. @                                                             50,000                  1,787,500
                                                                                                  ------------
                                                                                                    11,154,287
                                                                                                  ------------
CONSUMER PRODUCTS -- 5.43%
Kimberly-Clark Corp.                                                         89,632                  4,419,978
Philip Morris Cos., Inc.                                                     97,000                  4,395,312
Procter & Gamble Co.                                                         30,000                  2,394,375
                                                                                                  ------------
                                                                                                    11,209,665
                                                                                                  ------------
CONSUMER SERVICES -- 4.16%
Cendant Corp. @                                                             249,961                  8,592,416
                                                                                                  ------------
ELECTRICAL EQUIPMENT -- 2.57%
AMP, Inc.                                                                   126,400                  5,308,800
                                                                                                  ------------
FINANCE & BANKING -- 3.81%
Mellon Bank Corp.                                                            62,600                  3,795,125
NationsBank Corp.                                                            67,000                  4,074,438
                                                                                                  ------------
                                                                                                     7,869,563
                                                                                                  ------------
FINANCIAL SERVICES -- 5.90%
Associates First Capital Corp.                                               35,000                  2,489,375
Capital One Financial Corp.                                                 117,000                  6,339,937
Fannie Mae                                                                   58,800                  3,355,275
                                                                                                  ------------
                                                                                                    12,184,587
                                                                                                  ------------

    NORTHSTAR GROWTH FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                                     Shares                      Value
--------------------------------------------------------------------------------------------------------------
HEALTHCARE -- 1.20%
Healthsouth Corp. @                                                          89,200               $  2,475,300
                                                                                                  ------------
INSURANCE -- 2.84%
Conseco, Inc.                                                                98,000                  4,452,875
Nationwide Financial Services, Inc.                                          39,200                  1,416,100
                                                                                                  ------------
                                                                                                     5,868,975
                                                                                                  ------------
LODGING -- 2.79%
La Quinta Inns, Inc.                                                        190,000                  3,669,375
Promus Hotel Corp. @                                                         50,000                  2,100,000
                                                                                                  ------------
                                                                                                     5,769,375
                                                                                                  ------------
MACHINERY -- 2.73%
Deere & Co.                                                                  96,600                  5,632,988
                                                                                                  ------------
OFFICE EQUIPMENT/SUPPLIES -- 2.13%
Xerox Corp.                                                                  59,700                  4,406,606
                                                                                                  ------------
OIL & GAS -- 3.75%
El Paso Natural Gas Co.                                                      64,300                  4,275,950
Enron Oil & Gas Co.                                                          68,900                  1,459,819
Sonat, Inc.                                                                  44,100                  2,017,575
                                                                                                  ------------
                                                                                                     7,753,344
                                                                                                  ------------
OIL & GAS DRILLING -- 6.93%
Baker Hughes, Inc.                                                          113,500                  4,951,437
Global Marine, Inc. @                                                       284,000                  6,958,000
Parker Drilling Co. @                                                       197,300                  2,404,594
                                                                                                  ------------
                                                                                                    14,314,031
                                                                                                  ------------
PETROLEUM SERVICES -- 3.95%
Schlumberger, Ltd.                                                           78,200                  6,295,100
Seitel, Inc. @                                                               80,000                  1,370,000
Stolt Comex Seaway S.A. @                                                    10,000                    500,000
                                                                                                  ------------
                                                                                                     8,165,100
                                                                                                  ------------
PHARMACEUTICAL -- 6.47%
Bristol-Myers Squibb Co.                                                     67,000                  6,339,875
Merck & Co., Inc.                                                            66,000                  7,012,500
                                                                                                  ------------
                                                                                                    13,352,375
                                                                                                  ------------
PRINTING & PUBLISHING -- 1.73%
Meredith Corp.                                                              100,000                  3,568,750
                                                                                                  ------------

    NORTHSTAR GROWTH FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                    Shares/Principal Amount                        Value
----------------------------------------------------------------------------------------------------------------
RETAILING -- 5.82%
AutoZone, Inc. @                                                      138,000                      $   4,002,000
Home Depot, Inc.                                                      105,000                          6,181,875
Office Max, Inc. @                                                    128,600                          1,832,550
                                                                                                   -------------
                                                                                                      12,016,425
                                                                                                   -------------
SEMICONDUCTOR -- 4.17%
Intel Corp.                                                            31,600                          2,219,900
Millipore Corp.                                                        69,100                          2,345,081
National Semiconductor Corp. @                                         71,000                          1,841,563
Texas Instruments, Inc.                                                49,000                          2,205,000
                                                                                                   -------------
                                                                                                       8,611,544
                                                                                                   -------------
SPECIALTY STORES -- 2.11%
General Nutrition Cos., Inc. @                                        128,000                          4,352,000
                                                                                                   -------------
TELECOMMUNICATIONS -- 4.23%
Paging Network, Inc. @                                                250,000                          2,687,500
WorldCom, Inc. @                                                      200,000                          6,050,000
                                                                                                   -------------
                                                                                                       8,737,500
                                                                                                   -------------
TRANSPORTATION -- 0.71%
Swift Transportation Co., Inc. @                                       45,000                          1,456,875
                                                                                                   -------------

TOTAL COMMON STOCKS
(cost $156,404,171)                                                                                  205,867,594
                                                                                                   -------------

TOTAL INVESTMENT SECURITIES -- 99.69%
(cost $156,404,171)                                                                                  205,867,594

REPURCHASE AGREEMENT -- 0.45%
Agreement with State Street Bank and Trust bearing
interest at 5.75% dated 12/31/97, to be repurchased
1/02/98 in the amount of $936,299 and collateralized by
$935,000 U.S. Treasury Bonds, 5.875% due 1/31/99, value
$959,446
(cost $936,000)                                                   $   936,000                            936,000

LIABILITIES IN EXCESS OF OTHER ASSETS -- (0.14%)                                                        (299,191)
                                                                                                   -------------
NET ASSETS -- 100.00%                                                                              $ 206,504,403
                                                                                                   -------------
                                                                                                   -------------

 @ Non-income producing security.
@@ Foreign security.

See accompanying notes to financial statements.

    NORTHSTAR SPECIAL FUND
                                                                 LOUIS NAVELLIER

THE MARKETS

    (Bullet) In 1997, the Russell 2000 was up 22.2%, the S&P 500 rose 33.4%, and the NASDAQ Composite was up 28.08%.

    (Bullet) It was a strong year for large capitalization stocks as evidenced by a return of 33.4% for the S&P 500 After flirting with small capitalization stocks in the second and third quarters, the market once again became a large capitalization dominated and value oriented market, continuing a trend that has developed over the last 24 months. A few sobering facts from the fourth quarter include, a flat Dow Jones, and a 2.5% gain for the S&P 500 compared to a -6.8% return for the NASDAQ and a -3.3% return for the Russell 2000. The growth vs. value comparison is even more telling as the Russell 2000 Growth Index lost -8.2% for the fourth quarter while the Russell 2000 Value Index gained 1.7%. Technology stocks suffered through an extremely volatile year, with strong second and third quarters sandwiched between dismal first and fourth quarters. In December, a few technology stocks disappointed Wall Street with poor quarterly earnings, so the analyst community immediately blamed the Southeast Asian crisis as the primary reason that they had grossly overestimated the latest quarterly earnings. As a result, the analyst community started to slash their 1998 earnings estimates on many leading technology stocks. Then another bomb fell in December when 3M announced that its earnings would be hindered by the Southeast Asian crisis. All of a sudden, the Southeast Asian crisis was encompassing more than just technology stocks, so the entire U.S. stock market sold off because the analyst community rushed to aggressively cut earnings estimates on many leading companies. This year the strongest performing stocks were found in the financial sectors as they continued to benefit from an excellent interest rate environment.

THE FUND

    (Bullet) In 1997, the Northstar Special Fund had total returns of 14.92% for
             Class A, 14.10% for Class B, 14.06% for Class C and 14.29% for Class T, compared to the Lipper Small Company Fund Index which was up 15.05%.

    (Bullet) The top performing stocks in the Fund for this period included:
             Mail Well Inc., Southdown Inc., First America Bank Co., Keane Inc. and Family Dollar Stores. Amongst the underperformers were: Paxar Corp., Manitowoc Co., Cellstar Corp., Unitrode Corp. and Welsford Residential.

CURRENT STRATEGY

    (Bullet) What the stock market needs is for leading stocks, such as IBM or
             Microsoft, to release great fourth quarter earnings to inspire a little confidence in the overall stock market. Unfortunately, the year-to-year earnings comparisons make it hard for many stocks, such as Intel, to report fourth quarter earnings that are higher than they were one year earlier. Intel's latest quarterly earnings are estimated to fall compared to the same quarter one year earlier. Fortunately, most of our stocks have been largely removed from the recent earnings estimate cuts by the analyst community. One factor that will eventually cause the stock market to rally is that the Federal Reserve Board will likely cut key interest rates at its next Federal Open Market Committee (FOMC) meeting. Economists now fear that deflation may temporarily appear on the consumer level, which is one of the main reasons that the Federal Reserve Board will likely cut key short-term interest rates. The strong U.S. dollar is now one of the primary reasons that deflation is rampant. Our models continue to focus on earnings surprise earnings momentum screens. The Special Fund currently has a 13% large cap allocation, 41% mid cap allocation and 43% small cap allocation.
--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 12/31/97)     TOTAL NET ASSETS $331,935,606
--------------------------------------------------------------------------------

TOP 10 HOLDINGS
NAME                                    % FUND
    1      Mail-Well, Inc.               2.5%
    2      Southdown, Inc.               2.5%
    3      Aliant Communications, Inc.   2.4%
    4      Keane, Inc.                   2.4%
    5      Family Dollar Stores, Inc.    2.3%
    6      First of America Bank Corp.   2.3%
    7      Costco Cos., Inc.             2.2%
    8      Suiza Foods Corp.             2.2%
    9      CMAC Investment Corp.         2.1%
   10      Commerce Bancshares, Inc.     2.1%
                                       ------
                                        23.0%
                                       ======

TOP 5 INDUSTRIES
(by percentage of net assets)

Banks             15.4 %

Food & Beverage    7.9 %

Retail             6.7 %

Insurance          5.7 %

Telecommunications 4.2 %

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)
-----------------------------------------
             Inception   5 years   1 year
-----------------------------------------
Class A        15.52%        N/A    9.48%
-----------------------------------------
Class B        16.02%        N/A    9.10%
-----------------------------------------
Class C        16.92%        N/A   13.06%
-----------------------------------------
Class T        10.47%     11.31%   10.29%
-----------------------------------------

CUMULATIVE TOTAL RETURN
(do not reflect sales charge)
-----------------------------------------
             Inception   5 years   1 year
-----------------------------------------
Class A        52.37%        N/A   14.92%
-----------------------------------------
Class B        49.71%        N/A   14.10%
-----------------------------------------
Class C        49.66%        N/A   14.06%
-----------------------------------------
Class T       227.52%     70.88%   14.29%
-----------------------------------------

    NORTHSTAR SPECIAL FUND

     COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR SPECIAL FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF
     SHARES THROUGH THE FUND'S FISCAL YEAR END.
     In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1997, with all distributions reinvested in shares. The average annualized total return for Class A shares of 15.52% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 16.02% and 16.92% since inception on June 5, 1995 for Class B and Class C shares, respectively, and total returns since inception on February 3, 1986 for Class T shares of 10.47%, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


[Graphs appear below with the following plot points:]

NORTHSTAR SPECIAL FUND -- CLASS A

AVERAGE ANNUAL TOTAL RETURN
1-YEAR                9.48%
SINCE INCEPTION      15.52%

            Lehman
 Class A   Int Gov't    CPI
     (6/95 through 12/97)
 9523.00   10000.00   10000.00
10229.00   10519.00   10010.00
10706.00   11125.00   10030.00
10862.00   11355.00   10040.00
10886.00   11558.00   10050.10
10428.00   11041.00   10080.20
10716.00   11505.00   10090.30
10685.00   11808.00   10110.50
10527.00   11881.00   10150.90
10894.00   12163.00   10171.20
11293.00   12414.00   10211.90
12467.00   13074.00   10252.80
13331.00   13589.00   10283.50
12646.00   13031.00   10293.80
11574.00   11893.00   10324.70
12023.00   12584.00   10335.00
12840.00   13076.00   10366.00
12340.00   12874.00   10397.10
12651.00   13404.00   10428.30
12626.00   13756.00   10460.00
12973.00   14031.00   10470.10
12621.00   13690.00   10501.50
12278.00   13044.00   10512.00
12294.00   13081.00   10522.50
13060.00   14536.00   10533.00
13647.00   15159.00   10543.60
14699.00   15864.00   10564.70
14240.00   16227.00   10585.80
15042.00   17415.00   10607.00
14449.00   16650.00   10628.20
14301.00   16542.00   10638.80
14510.00   16832.00   10649.40


NORTHSTAR SPECIAL FUND -- CLASS B

AVERAGE ANNUAL TOTAL RETURN
1-YEAR                9.10%
SINCE INCEPTION      16.02%

            Lehman
 Class B   Int Gov't    CPI
     (6/95 through 12/97)
10000.00   10000.00   10000.00
10746.00   10519.00   10010.00
11232.00   11125.00   10030.00
11385.00   11355.00   10040.00
11411.00   11558.00   10050.10
10920.00   11041.00   10080.20
11212.00   11505.00   10090.30
11179.00   11808.00   10110.50
11002.00   11881.00   10150.90
11383.00   12163.00   10171.20
11802.00   12414.00   10211.90
13019.00   13074.00   10252.80
13915.00   13589.00   10283.50
13196.00   13031.00   10293.80
12064.00   11893.00   10324.70
12526.00   12584.00   10335.00
13368.00   13076.00   10366.00
12842.00   12874.00   10397.10
13159.00   13404.00   10428.30
13121.00   13756.00   10460.00
13475.00   14031.00   10470.10
13105.00   13690.00   10501.50
12740.00   13044.00   10512.00
12751.00   13081.00   10522.50
13534.00   14536.00   10533.00
14135.00   15159.00   10543.60
15219.00   15864.00   10564.70
14730.00   16227.00   10585.80
15551.00   17415.00   10607.00
14929.00   16650.00   10628.20
14768.00   16542.00   10638.80
14971.00   16832.00   10649.40


NORTHSTAR SPECIAL FUND -- CLASS C

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               13.06%
SINCE INCEPTION      16.92%

            Lehman
 Class C   Int Gov't    CPI
     (6/95 through 12/97)
10000.00   10000.00   10000.00
10741.00   10519.00   10010.00
11232.00   11125.00   10030.00
11385.00   11355.00   10040.00
11406.00   11558.00   10050.10
10920.00   11041.00   10080.20
11217.00   11505.00   10090.30
11179.00   11808.00   10110.50
11002.00   11881.00   10150.90
11383.00   12163.00   10171.20
11802.00   12414.00   10211.90
13025.00   13074.00   10252.80
13915.00   13589.00   10283.50
13191.00   13031.00   10293.80
12070.00   11893.00   10324.70
12526.00   12584.00   10335.00
13368.00   13076.00   10366.00
12842.00   12874.00   10397.10
13159.00   13404.00   10428.30
13121.00   13756.00   10460.00
13470.00   14031.00   10470.10
13100.00   13690.00   10501.50
12740.00   13044.00   10512.00
12746.00   13081.00   10522.50
13534.00   14536.00   10533.00
14130.00   15159.00   10543.60
15213.00   15864.00   10564.70
14725.00   16227.00   10585.80
15546.00   17415.00   10607.00
14924.00   16650.00   10628.20
14768.00   16542.00   10638.80
14966.00   16832.00   10649.40


NORTHSTAR SPECIAL FUND -- CLASS T

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               10.29%
5-YEAR               11.31%
SINCE INCEPTION      10.47%

            Lehman
 Class T   Int Gov't     CPI
     (1/86 through 12/97)
10000.00   10000.00   10000.00
10119.00   11783.00    9950.00
 8920.00   10403.00   10090.00
 9850.00   12830.00   10355.00
 7899.00    9488.00   10564.00
 9599.00   12047.00   10777.00
 9550.00   11861.00   11005.00
11050.00   13590.00   11294.00
11670.00   13790.00   11499.00
13099.00   13920.00   11825.00
10639.00   11105.00   12220.00
12970.00   14178.00   12380.00
16733.00   16217.00   12592.00
15490.00   16239.00   12769.00
19167.00   19203.00   12962.00
20026.00   20463.00   13144.00
23031.00   22828.00   13316.00
20881.00   21351.00   13476.00
21910.00   22412.00   13652.00
23439.00   25645.00   12872.00
24396.00   28789.00   14012.00
28797.00   31771.00   14266.00
28656.00   33537.00   14495.00
30904.00   36958.00   14612.00
32752.00   41037.00   14758.00

    NORTHSTAR SPECIAL FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                                     Shares                      Value
--------------------------------------------------------------------------------------------------------------
COMMON STOCKS -- 96.89%
ADVANCED MEDICAL DEVICES -- 1.25%
Guidant Corp.                                                                66,800               $  4,158,300
                                                                                                  ------------
ADVERTISING/MARKETING -- 0.91%
Advo, Inc. @                                                                154,400                  3,010,800
                                                                                                  ------------
AIR FREIGHT/COURIERS -- 2.29%
Airborne Freight Corp.                                                       58,900                  3,659,163
Expeditors International of Washington, Inc.                                102,100                  3,930,850
                                                                                                  ------------
                                                                                                     7,590,013
                                                                                                  ------------
AIRLINES -- 1.62%
Alaska Air Group, Inc. @                                                    139,300                  5,397,875
                                                                                                  ------------
APPAREL/FABRIC -- 0.89%
Kellwood Co.                                                                 98,100                  2,943,000
                                                                                                  ------------
AUTO PARTS & EQUIPMENT -- 2.55%
Federal-Mogul Corp.                                                         118,300                  4,791,150
Hayes Lemmerz International, Inc. @                                         131,000                  3,668,000
                                                                                                  ------------
                                                                                                     8,459,150
                                                                                                  ------------
BANKS -- 15.41%
Amsouth Bancorp.                                                            119,500                  6,490,344
Associated Banc-Corp.                                                        82,084                  4,524,880
Commerce Bancshares, Inc.                                                   100,973                  6,840,921
Dime Bancorp, Inc.                                                          168,000                  5,082,000
Fifth Third Bancorp.                                                         59,800                  4,888,650
First of America Bank Corp.                                                 100,500                  7,751,062
Northern Trust Corp.                                                         49,400                  3,445,650
ONBANCorp, Inc.                                                              89,000                  6,274,500
Zions Bancorp.                                                              128,800                  5,844,300
                                                                                                  ------------
                                                                                                    51,142,307
                                                                                                  ------------
BUILDING MATERIALS -- 3.80%
Centex Construction Products, Inc.                                          145,700                  4,389,212
Southdown, Inc.                                                             139,700                  8,242,300
                                                                                                  ------------
                                                                                                    12,631,512
                                                                                                  ------------
CATALOGUE/SPECIALTY DISTRIBUTION -- 1.55%
Fingerhut Cos., Inc.                                                        241,100                  5,153,513
                                                                                                  ------------
COMPUTER SOFTWARE/SERVICES -- 5.18%
Keane, Inc. @                                                               193,800                  7,873,125
Microsoft Corp. @                                                            41,000                  5,299,250
Sanctuary Woods Multimedia Corp. @                                            3,500                        140
Tandy Corp.                                                                 104,000                  4,010,500
                                                                                                  ------------
                                                                                                    17,183,015
                                                                                                  ------------
CONSTRUCTION/EQUIPMENT/TRUCKS -- 1.02%
Wabash National Corp.                                                       118,800                  3,378,375
                                                                                                  ------------
CONSTRUCTION MATERIALS -- 1.07%
PACCAR, Inc.                                                                 67,900                  3,564,750
                                                                                                  ------------

    NORTHSTAR SPECIAL FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                                     Shares                      Value
--------------------------------------------------------------------------------------------------------------
CONTAINERS AND PACKAGING -- 3.14%
Ball Corp.                                                                  108,200               $  3,820,812
Owens-Illinois, Inc. @                                                      174,100                  6,604,919
                                                                                                  ------------
                                                                                                    10,425,731
                                                                                                  ------------
DIVERSIFIED COMMERICAL SERVICES -- 0.09%
Nhancement Technologies, Inc.                                               125,000                    308,594
                                                                                                  ------------
EDP PERIPHERALS -- 1.56%
MTI Technology Corp. @                                                      391,100                  5,182,075
                                                                                                  ------------
EDP SERVICES -- 1.19%
Systems & Computer Technology Corp. @                                        79,800                  3,960,075
                                                                                                  ------------
ELECTRONICS -- 1.89%
Cellstar Corp. @                                                            150,000                  2,981,250
Smart Modular Technologies, Inc. @                                          142,600                  3,279,800
                                                                                                  ------------
                                                                                                     6,261,050
                                                                                                  ------------
ENVIRONMENTAL CONTROL -- 3.47%
Catalytica, Inc. @                                                          292,500                  3,473,437
Eastern Environmental Services, Inc. @                                      182,200                  4,008,400
Newpark Resources, Inc. @                                                   231,200                  4,046,000
                                                                                                  ------------
                                                                                                    11,527,837
                                                                                                  ------------
FINANCIAL SERVICES -- 1.04%
20th Century Industries                                                     133,100                  3,460,600
                                                                                                  ------------
FOOD & BEVERAGE -- 7.92%
Canandaigua Brands, Inc. @                                                   90,500                  5,011,438
ConAgra, Inc.                                                               174,200                  5,715,937
Dean Foods Co.                                                              102,100                  6,074,950
Smithfield Foods, Inc. @                                                     66,400                  2,191,200
Suiza Foods Corp. @                                                         122,300                  7,284,494
                                                                                                  ------------
                                                                                                    26,278,019
                                                                                                  ------------
HEALTHCARE/PHARMACEUTICAL -- 1.76%
ICN Pharmaceuticals, Inc.                                                   119,600                  5,837,975
                                                                                                  ------------
HOME FURNISHINGS -- 1.52%
Ethan Allen Interiors, Inc.                                                 131,300                  5,063,256
                                                                                                  ------------
HOSPITAL /NURSING MANAGEMENT -- 0.48%
Universal Health Services, Inc. @                                            31,500                  1,586,813
                                                                                                  ------------
HOTELS/RESORTS -- 0.64%
Carnival Corp.                                                               38,300                  2,120,863
                                                                                                  ------------
INSURANCE -- 5.67%
CMAC Investment Corp.                                                       117,200                  7,075,950
Exel Ltd.                                                                    88,300                  5,596,012
Mercury General Corp.                                                        88,900                  4,911,725
Mutual Risk Management Ltd.                                                  41,800                  1,251,388
                                                                                                  ------------
                                                                                                    18,835,075
                                                                                                  ------------
MEDICAL/NURSING SERVICES -- 1.00%
Lincare Holdings, Inc. @                                                     58,300                  3,323,100
                                                                                                  ------------
MULTI-SECTOR COMPANIES -- 0.99%
McDermott International, Inc.                                                89,800                  3,288,925
                                                                                                  ------------

    NORTHSTAR SPECIAL FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                     Shares/Principal Amount                       Value
----------------------------------------------------------------------------------------------------------------
OFFICE EQUIPMENT/SUPPLIES -- 2.00%
Herman Miller, Inc.                                                    121,600                      $  6,634,800
                                                                                                    ------------
OIL & GAS EXPLORATION -- 1.47%
Camco International, Inc.                                               76,600                         4,878,463
                                                                                                    ------------
PAPER -- 1.40%
Buckeye Technologies, Inc. @                                           100,500                         4,648,125
                                                                                                    ------------
PRINTING -- 2.51%
Mail-Well, Inc. @                                                      205,500                         8,322,750
                                                                                                    ------------
PUBLISHING -- 1.63%
Houghton Mifflin Co.                                                   140,800                         5,403,200
                                                                                                    ------------
REAL ESTATE INVESTMENT TRUST -- 1.60%
Mack California Realty Corp.                                           129,300                         5,301,300
                                                                                                    ------------
RETAIL -- 6.71%
Costco Cos., Inc. @                                                    169,800                         7,577,325
Family Dollar Stores, Inc.                                             264,000                         7,738,500
Funco, Inc. @                                                          245,300                         3,648,837
The Gap, Inc.                                                           93,300                         3,306,319
                                                                                                    ------------
                                                                                                      22,270,981
                                                                                                    ------------
SAVINGS & LOAN -- 1.52%
Great Financial Corp.                                                   98,800                         5,038,800
                                                                                                    ------------
SEMICONDUCTOR -- 1.37%
Dallas Semiconductor Corp.                                             111,900                         4,559,925
                                                                                                    ------------
SUPERMARKETS -- 0.93%
Dominick's Supermarkets, Inc. @                                         84,400                         3,080,600
                                                                                                    ------------
TELECOMMUNICATIONS -- 4.21%
Aliant Communications, Inc.                                            256,300                         8,041,412
Portugal Telecom SA **                                                 126,000                         5,922,000
                                                                                                    ------------
                                                                                                      13,963,412
                                                                                                    ------------
WHOLESALE DISTRIBUTORS -- 1.64%
VWR Scientific Products Corp. @                                        193,100                         5,455,075
                                                                                                    ------------
TOTAL COMMON STOCKS
(cost $274,426,665)                                                                                  321,630,029
                                                                                                    ------------
TOTAL INVESTMENT SECURITIES -- 96.89%
(cost $274,426,665)                                                                                  321,630,029
REPURCHASE AGREEMENT -- 5.56%
Agreement with State Street Bank and Trust bearing
interest at 5.75%
dated 12/31/97 to be repurchased 1/02/98 in the amount of
$18,452,893 and collateralized by $18,800,000 U.S.
Treasury Bonds,
5.75% due 12/31/98, value $18,817,634
(cost $18,447,000)                                                 $18,447,000                        18,447,000

LIABILITIES IN EXCESS OF OTHER ASSETS -- (2.45%)                                                      (8,141,423)
                                                                                                    ------------
NET ASSETS -- 100.00%                                                                               $331,935,606
                                                                                                    ------------
                                                                                                    ------------

@ Non-income producing security.
** American Depositary Receipts.

See accompanying notes to financial statements.
                                       12

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND
                                                                 THOMAS OLE DIAL

THE MARKETS

    (Bullet) U.S. economic growth slowed from an annual rate of 4.3% in the 4th quarter of 1996 to an estimated rate of 3.2% in the 4th quarter of 1997. Despite that still unexpectedly high growth, consumer prices rose only 1.7% in 1997, the smallest increase in 11 years. Low inflation, a very strong U.S. dollar and foreign turmoil caused our domestic interest rates to fall. In 1997, yields of 10-year and 30-year Treasury bonds traded in a moderately wide 130 basis points
             (bps) range. By December 31, 1997, those yields were down approximately 70 bps to 5.74% and 5.92%, respectively. Lower interest rates and strong economic growth combined to propel both stock and bond prices significantly higher.

    (Bullet) The Russell 2000 rose a hefty 22.2% in 1997, the Dow Jones
             Industrials rose an even better 24.9%, while the S&P 500 topped them both, rising 33.4%. Record-high small cap stock prices helped increase the credit quality and prices of high yield bonds. High yield bond returns in 1997 were 12.76%, compared to 9.65% for all domestic bonds, primarily due to strong demand for high coupons, rising underlying stock valuations and declining credit concerns. Among high yield bonds, in general, the lower-rated bonds outperformed the higher-rated bonds (except in the 4th quarter).

    (Bullet) Despite recent economic and financial weakness in some foreign countries, total returns on bonds from smaller foreign markets still rose 13.18% in 1997. Those returns were based mainly on overall better political and economic fundamentals in many foreign countries and a continuing worldwide hunt for yield by investors. However, increasing economic and financial problems in Asia in the 4th quarter of 1997 caused investors worldwide to reassess the values of their investments, which interrupted the earlier strong rise in prices of stocks and bonds here and abroad.

THE FUND

    (Bullet) In 1997, the total return of the Fund's Class A shares was 24.31%, 23.48% for Class B, 23.41% for Class C, and 23.91% for Class T; the Lipper average for equity income funds was 27.5% and for balanced funds was 19%. Despite this very strong performance, the Fund's net assets fell almost 8% in 1997, to $60MM from $64MM.

    (Bullet) The Fund's performance in 1997 gathered momentum all year until the 4th quarter, when it still performed very well compared to similar funds. Many of our equity holdings increased their gains even as the torrid pace of general stock price appreciation cooled. The Fund's bond positions benefited from the general decline in bond yields, from its aggressive high yield bond holdings and from strength in its main investment sectors (telecommunications, broadcasting and cable).

    (Bullet) Continued strength in the stock market caused us to overshoot the previously targeted 50% allocation to common stocks and convertible securities. Since equities outperformed fixed income investments, that overshoot helped the Fund.

CURRENT STRATEGY

    (Bullet) Invest in securities of strong small- and mid-cap companies that can provide income and capital appreciation. Due to the greater volatility and risk caused by the "Asian Contagion", for the first quarter of 1998, change the target mix to 40% common stock and convertible securities and 60% bonds and cash.

    (Bullet) Emphasize "bottoms-up" security analysis rather than macroeconomic analysis in selecting securities. Continue to search the entire capital structure for opportunities that provide the best risk-adjusted returns.
--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 12/31/97)      TOTAL NET ASSETS $60,206,800
--------------------------------------------------------------------------------

TOP 10 HOLDINGS
NAME                                          % FUND

    1      Intacel Corp.                        2.8%
    2      Intermedia Communications, Inc.      2.8
    3      Iridium Capital Corp.                2.6
    4      Star Choice Communications, Inc.     2.6
    5      Paxson Communications Corp.          2.4
    6      AES Corp.                            2.3
    7      Chancellor Media Corp.               2.3
    8      American Radio Sysems Corp.          2.2
    9      Comcast Corp.                        2.1
   10      Timer Warner, Inc.                   2.1
                                              ------
                                               24.2%
                                              ======
TOP 5 INDUSTRIES
(by percentage of net assets)

Telecommunications 22.2%

Broadcasting       11.8%

Cable              10.6%

Oil & Gas           6.9%

Healthcare          6.0%


SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)
-----------------------------------------
             Inception   5 years   1 year
-----------------------------------------
Class A        15.98%        N/A   18.38%
-----------------------------------------
Class B        16.51%        N/A   18.48%
-----------------------------------------
Class C        17.34%        N/A   22.41%
-----------------------------------------
Class T        10.84%     13.03%   19.91%
-----------------------------------------

CUMULATIVE TOTAL RETURN
(do not reflect sales charge)
-----------------------------------------
             Inception   5 years   1 year
-----------------------------------------
Class A        53.96%        N/A   24.31%
-----------------------------------------
Class B        51.31%        N/A   23.48%
-----------------------------------------
Class C        51.08%        N/A   23.41%
-----------------------------------------
Class T       240.58%     84.47%   23.91%
-----------------------------------------

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND

     COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND AND COMPARATIVE INDICES FROM
     INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.
In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1997, with all distributions reinvested in shares. The average annualized total return for Class A shares of 15.98% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 16.51% and 17.34% since inception on June 5, 1995 for Class B and Class C shares, respectively, and total returns since inception on February 3, 1986 for Class T shares of 10.84%, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.

[Graphs appear below with the following plot points:]

NORTHSTAR BALANCED SHEET OPPORTUNITIES FUND -- CLASS A

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               18.38%
SINCE INCEPTION      15.98%

                       Lehman
 Class A    S&P 500  Int Gov't     CPI
           (6/95 through 12/97)
 9522.00   10000.00   10000.00   10000.00
 9472.00   10280.00   10010.00   10067.00
 9767.00   10606.90   10030.00   10068.00
 9917.00   10603.70   10040.00   10159.60
10100.00   11094.70   10050.10   10232.80
 9993.00   11039.20   10080.20   10346.40
10458.00   11492.90   10090.30   10481.90
10669.00   11760.70   10110.50   10592.00
10830.00   12144.10   10150.90   10683.00
10864.00   12228.40   10171.20   10558.10
11016.00   12325.00   10211.90   10504.20
11119.00   12490.70   10252.80   10467.40
11239.00   12776.10   10283.50   10459.10
11199.00   12805.50   10293.80   10569.90
10678.00   12219.00   10324.70   10601.60
11104.00   12448.80   10335.00   10610.10
11421.00   13123.50   10366.00   10757.60
11412.00   13466.10   10397.10   10948.00
11834.00   14454.30   10428.30   11092.50
11793.00   14143.60   10460.00   11021.50
11973.00   15010.60   10470.10   11063.40
12044.00   15099.10   10501.50   11081.10
11578.00   14455.90   10512.00   11018.00
11710.00   15300.10   10522.50   11142.50
12600.00   16196.70   10533.00   11229.40
13027.00   16901.30   10543.60   11325.90
13609.00   18221.30   10564.70   11534.30
13538.00   17173.50   10585.80   11490.50
14339.00   18087.20   10607.00   11615.80
14112.00   17463.20   10628.20   11751.70
14257.00   18242.00   10638.80   11777.50
14660.00   18528.40   10649.40   11872.90


NORTHSTAR BALANCED SHEET OPPORTUNITIES FUND -- CLASS B

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               18.48%
SINCE INCEPTION      16.51%

                       Lehman
 Class B    S&P 500  Int Gov't     CPI
           (6/95 through 12/97)
10000.00   10000.00   10000.00   10000.00
 9946.00   10280.00   10010.00   10067.00
10239.00   10606.90   10030.00   10068.00
10397.00   10603.70   10040.00   10159.60
10584.00   11094.70   10050.10   10232.80
10464.00   11039.20   10080.20   10346.40
10952.00   11492.90   10090.30   10481.90
11165.00   11760.70   10110.50   10592.00
11326.00   12144.10   10150.90   10683.00
11352.00   12228.40   10171.20   10558.10
11507.00   12325.00   10211.90   10504.20
11615.00   12490.70   10252.80   10467.40
11732.00   12776.10   10283.50   10459.10
11683.00   12805.50   10293.80   10569.90
11138.00   12219.00   10324.70   10601.60
11574.00   12448.80   10335.00   10610.10
11887.00   13123.50   10366.00   10757.60
11877.00   13466.10   10397.10   10948.00
12308.00   14454.30   10428.30   11092.50
12255.00   14143.60   10460.00   11021.50
12432.00   15010.60   10470.10   11063.40
12505.00   15099.10   10501.50   11081.10
12013.00   14455.90   10512.00   11018.00
12140.00   15300.10   10522.50   11142.50
13056.00   16196.70   10533.00   11229.40
13490.00   16901.30   10543.60   11325.90
14095.00   18221.30   10564.70   11534.30
14010.00   17173.50   10585.80   11490.50
14821.00   18087.20   10607.00   11615.80
14585.00   17463.20   10628.20   11751.70
14724.00   18242.00   10638.80   11777.50
15132.00   18528.40   10649.40   11872.90


NORTHSTAR BALANCED SHEET OPPORTUNITIES FUND -- CLASS C

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               22.41%
SINCE INCEPTION      17.34%

                       Lehman
 Class C    S&P 500   Int Gov't     CPI
           (6/95 through 12/97)
10000.00   10000.00   10000.00   10000.00
 9943.00   10280.00   10010.00   10067.00
10243.00   10606.90   10030.00   10068.00
10402.00   10603.70   10040.00   10159.60
10581.00   11094.70   10050.10   10232.80
10461.00   11039.20   10080.20   10346.40
10949.00   11492.90   10090.30   10481.90
11158.00   11760.70   10110.50   10592.00
11319.00   12144.10   10150.90   10683.00
11354.00   12228.40   10171.20   10558.10
11504.00   12325.00   10211.90   10504.20
11603.00   12490.70   10252.80   10467.40
11720.00   12776.10   10283.50   10459.10
11673.00   12805.50   10293.80   10569.90
11120.00   12219.00   10324.70   10601.60
11555.00   12448.80   10335.00   10610.10
11872.00   13123.50   10366.00   10757.60
11872.00   13466.10   10397.10   10948.00
12293.00   14454.30   10428.30   11092.50
12242.00   14143.60   10460.00   11021.50
12420.00   15010.60   10470.10   11063.40
12493.00   15099.10   10501.50   11081.10
12007.00   14455.90   10512.00   11018.00
12133.00   15300.10   10522.50   11142.50
13048.00   16196.70   10533.00   11229.40
13481.00   16901.30   10543.60   11325.90
14075.00   18221.30   10564.70   11534.30
13990.00   17173.50   10585.80   11490.50
14807.00   18087.20   10607.00   11615.80
14571.00   17463.20   10628.20   11751.70
14710.00   18242.00   10638.80   11777.50
15108.00   18528.40   10649.40   11872.90


NORTHSTAR BALANCED SHEET OPPORTUNITIES FUND -- CLASS T

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               19.91%
5-YEAR               13.03%
SINCE INCEPTION      10.84%

                                  Lehman
Class T     S&P 500      CPI    Gov't/corp
           (1/86 through 12/97)
10000.00   10000.00   10000.00   10000.00
10551.00   11922.00    9950.00   10694.00
11076.00   11713.00   10090.00   11241.00
11725.00   14918.00   10355.00   11289.00
10483.00   12320.00   10564.00   11652.00
11582.00   13883.00   10777.00   12154.00
11887.00   14351.00   11005.00   12431.00
13109.00   16721.00   11294.00   13398.00
13989.00   18885.00   11499.00   14018.00
14072.00   19462.00   11825.00   14447.00
14098.00   18297.00   12220.00   15303.00
15013.00   20899.00   12380.00   15968.00
17084.00   23849.00   12592.00   17541.00
17208.00   23693.00   12769.00   18070.00
 1846.00   25664.00   12962.00   18799.00
20225.00   26907.00   13144.00   19966.00
21062.00   28238.00   13316.00   20450.00
20146.00   27291.00   13476.00   19914.00
19939.00   28622.00   13652.00   20055.00
22188.00   34386.00   13872.00   21978.00
24948.00   39338.00   14012.00   23124.00
26139.00   42833.00   14266.00   23076.00
27485.00   47309.00   14495.00   24062.00

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                                    Shares                       Value
--------------------------------------------------------------------------------------------------------------
COMMON STOCKS -- 45.84%
AEROSPACE & DEFENSE -- 0.89%
BE Aerospace, Inc. @                                                        20,000                $    535,000
                                                                                                  ------------
BROADCASTING -- 3.92%
Chancellor Media Corp. @ **                                                 18,182                   1,356,832
Unisite                                                                     21,600                   1,000,361
                                                                                                  ------------
                                                                                                     2,357,193
                                                                                                  ------------
CABLE TELEVISION -- 4.89%
Comcast Corp.                                                               40,816                   1,288,255
EchoStar Communications Corp. @                                             30,000                     502,500
Tele-Communications, Inc. @                                                 19,086                     533,215
Viacom, Inc. @                                                              15,000                     621,563
                                                                                                  ------------
                                                                                                     2,945,533
                                                                                                  ------------
CAPITAL GOODS MANUFACTURING -- 2.24%
Bell & Howell Co. @                                                         20,000                     483,750
Flextronics International Ltd.                                              25,000                     862,500
                                                                                                  ------------
                                                                                                     1,346,250
                                                                                                  ------------
ENERGY -- 4.37%
AES Corp. @                                                                 30,000                   1,398,750
CalEnergy Co., Inc. @                                                       30,000                     862,500
Calpine Corp. @                                                             25,000                     371,875
                                                                                                  ------------
                                                                                                     2,633,125
                                                                                                  ------------
ENTERTAINMENT/FILM -- 3.17%
News Corp. Ltd. **                                                          30,000                     669,375
Time Warner, Inc.                                                           20,000                   1,240,000
                                                                                                  ------------
                                                                                                     1,909,375
                                                                                                  ------------
FOOD & BEVERAGE -- 1.38%
Canandaigua Brands, Inc. @                                                  15,000                     830,625
                                                                                                  ------------
HEALTHCARE -- 4.19%
Healthsouth Corp. @                                                         30,000                     832,500
Intracel Corp.                                                             111,000                   1,692,750
                                                                                                  ------------
                                                                                                     2,525,250
                                                                                                  ------------
OIL & GAS -- 1.26%
Vintage Petroleum, Inc.                                                     40,000                     760,000
                                                                                                  ------------
OIL & GAS DRILLING -- 1.42%
Global Marine, Inc. @                                                       20,000                     490,000
Parker Drilling Co. @                                                       30,000                     365,625
                                                                                                  ------------
                                                                                                       855,625
                                                                                                  ------------

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                                    Shares                       Value
--------------------------------------------------------------------------------------------------------------
PACKAGING -- 0.95%
U.S. Can Corp. @                                                            33,700                $    568,687
                                                                                                  ------------
PAPER -- 0.50%
Asia Pulp & Paper Ltd. **                                                   30,000                     301,875
                                                                                                  ------------
PHARMACEUTICAL -- 0.01%
Pharmerica, Inc. @                                                             445                       4,617
                                                                                                  ------------
SERVICES -- 2.07%
Allied Waste Industries, Inc. @                                             50,000                   1,165,625
Coinstar, Inc. @                                                             8,750                      79,844
                                                                                                  ------------
                                                                                                     1,245,469
                                                                                                  ------------
STEEL -- 0.88%
AK Steel Holding Corp.                                                      30,000                     530,625
                                                                                                  ------------
SUPERMARKETS -- 3.09%
Dominick's Supermarkets, Inc. @                                             25,000                     912,500
Safeway, Inc. @                                                             15,000                     948,750
                                                                                                  ------------
                                                                                                     1,861,250
                                                                                                  ------------
TELECOMMUNICATIONS -- 8.37%
CommNet Cellular, Inc. @                                                    25,000                     889,062
Globalstar Telecommunications Ltd.                                          22,262                   1,093,621
Intermedia Communications, Inc. @                                              125                       7,594
Jacor Communications, Inc. @                                                20,000                   1,062,500
Telecom-TCI Ventures Group @                                                10,914                     309,003
Telecomunicacoes Brasileiras SA **                                           5,000                     582,187
Teleport Communications Group, Inc. @                                       20,000                   1,097,500
                                                                                                  ------------
                                                                                                     5,041,467
                                                                                                  ------------
TEXTILE/APPAREL -- 0.96%
Interface, Inc.                                                             20,000                     580,000
                                                                                                  ------------
TRANSPORTATION -- 1.28%
Westinghouse Air Brake Co.                                                  30,000                     768,750
                                                                                                  ------------
TOTAL COMMON STOCKS
(cost $19,435,993)                                                                                  27,600,716
                                                                                                  ------------
PREFERRED STOCKS -- 4.43%
BROADCASTING -- 4.43%
Chancellor Media Corp., 12.00% &                                             5,294                     606,163
Paxson Communications Corp., 12.50% &                                       14,227                   1,444,028
SFX Broadcasting, Inc., 12.625% &                                            5,316                     615,283
                                                                                                  ------------
                                                                                                     2,665,474
                                                                                                  ------------
TOTAL PREFERRED STOCKS
(cost $2,449,509)                                                                                    2,665,474
                                                                                                  ------------

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                 Shares/Principal Amount/Units                       Value
------------------------------------------------------------------------------------------------------------------
CONVERTIBLE PREFERRED STOCKS -- 5.60%
BROADCASTING & MEDIA -- 2.15%
American Radio Systems Corp., 7.00% #                                  20,000                         $  1,295,380
                                                                                                      ------------
TELECOMMUNICATIONS -- 3.45%
Intermedia Communication, Inc., 7.00% # **                             10,000                              414,640
Intermedia Communications, Inc., 7.00% #                               40,000                            1,658,560
                                                                                                      ------------
                                                                                                         2,073,200
                                                                                                      ------------
TOTAL CONVERTIBLE PREFERRED STOCKS
(cost $2,320,000)                                                                                        3,368,580
                                                                                                      ------------
DOMESTIC CORPORATE BONDS -- 23.69%
BROADCASTING -- 1.26%
Sinclair Broadcast Group, Inc.
9.00%, Sr. Subordinated Notes, 7/15/07                            $   750,000                              761,250
                                                                                                      ------------
CABLE TELEVISION -- 1.40%
EchoStar Satellite Broadcasting Corp. $
0/13.125%, Sr. Secured Discount Notes, 3/15/04                      1,000,000                              845,000
                                                                                                      ------------
CONSUMER PRODUCTS -- 0.85%
Packaged Ice, Inc.
12.00%, Notes, 4/15/04                                                500,000                              512,500
                                                                                                      ------------
ELECTRONICS -- 1.11%
Electronic Retailing Systems International, Inc. $
0/13.25%, Sr. Discount Notes, 2/01/04                               1,000,000                              670,000
                                                                                                      ------------
HEALTHCARE -- 1.75%
Alaris Medical Systems, Inc.
9.75%, Sr. Subordinated Notes, 12/01/06                             1,000,000                            1,055,000
                                                                                                      ------------
LEISURE -- 1.71%
Club Regina Resorts, Inc. (1)
13.00%, Units, 12/01/04                                                 1,000                            1,027,500
                                                                                                      ------------
OIL & GAS -- 3.04%
Forman Petroleum Corp.
13.50%, Sr. Secured Subordinated Notes, 6/01/04                     1,000,000                            1,025,000
Transamerican Energy Corp. # $
0/13.00%, Sr. Secured Discount Notes, 6/15/02                       1,000,000                              805,000
                                                                                                      ------------
                                                                                                         1,830,000
                                                                                                      ------------
SERVICES -- 1.85%
Coinstar, Inc. # $
0/13.00%, Sr. Subordinated Notes, 10/01/06                            750,000                              588,750
ICF Kaiser International, Inc.
13.00%, Sr. Notes, 12/31/03                                           500,000                              522,500
                                                                                                      ------------
                                                                                                         1,111,250
                                                                                                      ------------

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                       Principal Amount/Units                       Value
-----------------------------------------------------------------------------------------------------------------
SPECIALTY RETAILING -- 0.94%
Pamida, Inc.
11.75%, Sr. Subordinated Notes, 3/15/03                             $    550,000                     $    563,750
                                                                                                     ------------
SUPERMARKETS -- 1.21%
Food 4 Less Supermarkets, Inc. &
13.625%, Sr. Subordinated Debentures, 6/15/07                            570,445                          727,317
                                                                                                     ------------
TELECOMMUNICATIONS -- 8.57%
Globalstar LP
11.375%, Sr. Notes, 2/15/04                                              500,000                          505,000
Iridium Capital Corp.
13.00%, Sr. Notes, 7/15/05                                             1,500,000                        1,578,750
Paging Network, Inc.
10.00%, Sr. Subordinated Notes, 10/15/08                                 750,000                          781,875
Teleport Communications Group, Inc. $
0/11.125%, Sr. Discount Notes, 7/01/07                                 1,000,000                          826,250
UNIFI Communications, Inc.
14.00%, Sr. Notes, 3/01/04                                             1,000,000                          905,000
WinStar Equipment II Corp. #
12.50%, Sr. Secured Notes, 3/15/04                                       500,000                          563,750
                                                                                                     ------------
                                                                                                        5,160,625
                                                                                                     ------------
TOTAL DOMESTIC CORPORATE BONDS
(cost $13,746,732)                                                                                     14,264,192
                                                                                                     ------------
FOREIGN CORPORATE BONDS -- 16.26%
AEROSPACE & DEFENSE -- 1.75%
Derlan Manufacturing, Inc.
10.00%, Sr. Notes, 1/15/07                                             1,000,000                        1,055,000
                                                                                                     ------------
CABLE TELEVISION -- 4.31%
Multicanal Participacoes SA
12.625%, Company Guarantee, 6/18/04                                    1,000,000                        1,045,000
Star Choice Communications, Inc. (2)
13.00%, Units, 12/15/05                                                    1,500                        1,552,500
                                                                                                     ------------
                                                                                                        2,597,500
                                                                                                     ------------
FOOD/BEVERAGE/TOBACCO -- 0.81%
Fage Dairy Industry SA
9.00%, Sr. Notes, 2/01/07                                                500,000                          488,750
                                                                                                     ------------
OIL & GAS -- 1.19%
Hurricane Hydrocarbons #
11.75%, Sr. Notes, 11/01/04                                              750,000                          716,250
                                                                                                     ------------
PAPER -- 0.79%
APP International Finance Co.
11.75%, Company Guarantee, 10/01/05                                      500,000                          472,500
                                                                                                     ------------

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                 Principal Amount/Units/Shares                       Value
------------------------------------------------------------------------------------------------------------------
PRINTING & PUBLISHING -- 1.12%
Newsquest Capital PLC
11.00%, Sr. Subordinated Notes, 5/01/06                               600,000                         $    676,500
                                                                                                      ------------
SERVICES -- 1.12%
Guangzhou-Shen Superhighway Holdings Ltd. #
10.25%, Sr. Notes, 8/15/07                                            750,000                              671,250
                                                                                                      ------------
SHIPPING -- 2.99%
Equimar Shipholdings Ltd. #
9.875%, Company Guarantee, 7/01/07                                  1,000,000                              955,000
Navigator Gas Transport # ** (3)
12.00%, Units, 6/30/07                                                    750                              847,500
                                                                                                      ------------
                                                                                                         1,802,500
                                                                                                      ------------
TELECOMMUNICATIONS -- 0.66%
Ionica PLC $
0/15.00%, Sr. Discount Notes, 5/01/07                               1,000,000                              395,000
                                                                                                      ------------
UTILITIES -- 1.52%
Panda Global Energy Co.
12.50%, Sr. Secured, 4/15/04                                        1,000,000                              915,000
                                                                                                      ------------

TOTAL FOREIGN CORPORATE BONDS
(cost $9,849,822)                                                                                        9,790,250
                                                                                                      ------------

CONVERTIBLE BONDS -- 2.81%
FOOD/BEVERAGE/TOBACCO -- 1.81%
International Fast Food Corp. &
11.00%, Sr. Subordinated Notes, 10/31/07                            1,500,000                            1,091,250
                                                                                                      ------------
TELECOMMUNICATIONS -- 1.00%
SA Telecommunications, Inc. # *
10.00%, Notes, 8/15/06                                              2,000,000                              600,000
                                                                                                      ------------
TOTAL CONVERTIBLE BONDS
(cost $3,108,112)                                                                                        1,691,250
                                                                                                      ------------

WARRANTS -- 0.31% @
CONSUMER PRODUCTS -- 0.08%
Packaged Ice, Inc. #, (expires 4/15/04)                                   500                               50,000
                                                                                                      ------------
ELECTRONICS -- 0.03%
Electronic Retailing Systems International #, (expires
2/01/04)                                                                1,000                               20,000
                                                                                                      ------------
OIL & GAS -- 0.02%
Forman Petroleum Corp., (expires 6/01/04)                               1,000                               10,250
                                                                                                      ------------

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                    Shares/Principal Amount                          Value
------------------------------------------------------------------------------------------------------------------
SERVICES -- 0.00%
ICF Kaiser International, Inc., (expires 12/31/99)                      3,500                         $         35
                                                                                                      ------------

TELECOMMUNICATIONS -- 0.18%
Globalstar Telecommunications Ltd. #, (expires
2/15/04)                                                                  500                               51,125
Iridium World Communications, Inc. #, (expires
7/25/05)                                                                  500                               55,000
UNIFI Communications, Inc. #, (expires 2003)                            1,000                                    0
                                                                                                      ------------
                                                                                                           106,125
                                                                                                      ------------
TOTAL WARRANTS
(cost $50,516)                                                                                             186,410
                                                                                                      ------------

TOTAL INVESTMENT SECURITIES -- 98.94%
(cost $50,960,684)                                                                                      59,566,872

REPURCHASE AGREEMENT -- 0.55%
Agreement with State Street Bank and Trust bearing
interest at 5.75% dated 12/31/97 to be repurchased
1/02/98 in the amount of $334,107 and collateralized
by $340,000 U.S. Treasury Bills 5.875% due 10/31/98,
value $343,844
(cost $334,000)                                                   $   334,000                              334,000

OTHER ASSETS LESS LIABILITIES -- 0.51%                                                                     305,928
                                                                                                      ------------
NET ASSETS -- 100.00%                                                                                 $ 60,206,800
                                                                                                      ------------
                                                                                                      ------------

 @ Non-Income Producing.
 ** American Depository Receipts.
 & Payment-in-Kind Security.
 # Sale restricted to qualified institutional investors.
 $ Step Bond.
 * Defaulted Security.
(1) A unit consists of $1,000 par value 13.00%, Sr. Notes, 12/01/04 and 1 warrant.
(2) A unit consists of $1,000 par value 13.00%, Sr. Secured Notes, 12/15/05 and
23.16 warrants.
(3) A unit consists of $1,000 par value 12.00%, 2nd Priority Mortgage Notes, 6/30/07 and 7.66 warrants.

See accompanying notes to financial statements.

    NORTHSTAR HIGH YIELD FUND
                                                               JEFFREY AURIGEMMA

THE MARKETS

    (Bullet) U.S. economic growth slowed from an annual rate of 4.3% in the 4th quarter of 1996 to an estimated rate of 3.2% in the 4th quarter of 1997. Despite that still unexpectedly high growth, consumer prices rose only 1.7% in 1997, the smallest increase in 11 years. Low inflation, a very strong U.S. dollar and foreign turmoil caused our domestic interest rates to fall. In 1997, yields of 10-year and 30-year Treasury bonds traded in a moderately wide 130 basis points
             (bps) range. By December 31, 1997, those yields were down approximately 70 bps to 5.74% and 5.92%, respectively. Lower interest rates and strong economic growth combined to propel both stock and bond prices significantly higher.

    (Bullet) High yield bond returns in 1997 were 12.76%, compared to 9.65% for all domestic bonds, primarily due to strong demand for high coupons, rising underlying stock valuations and declining credit concerns. Record-high small cap stock prices helped increase the credit quality and prices of high yield bonds. Among high yield bonds, in general, the lower-rated bonds outperformed the higher-rated bonds (except in the 4th quarter).

    (Bullet) Despite recent economic and financial weakness in some foreign countries, total returns on bonds from smaller foreign markets still rose 13.18% in 1997. Those returns were based mainly on overall better political and economic fundamentals in many foreign countries and a continuing worldwide hunt for yield by investors. However, increasing economic and financial problems in Asia in the 4th quarter of 1997 caused investors worldwide to reassess the values of their investments, which interrupted the earlier strong rise in prices of stocks and bonds here and abroad.

THE FUND

    (Bullet) In 1997, the total return of the Fund's Class A shares was 11.18%, 10.38% for Class B, 10.37% for Class C, and 10.86% for Class T; the Lipper average was 12.96%. The Fund's good risk-adjusted returns helped it increase its net assets from $231MM to $255MM.

    (Bullet) We continued to position this Fund on the very low-risk end of the high yield bond spectrum. We sold almost all zero-coupon bonds and equities that the Fund previously held, kept the average credit rating of the Fund's bonds near BB all year and invested in only the highest-quality high yield emerging market bonds. Therefore, the Fund's holdings were more conservative than generally desired by investors during the first 3 quarters of 1997. However, the increasingly unfavorable economic circumstances related to Asia during the 4th quarter caused investors to begin to favor safety over yield for the first time in many quarters. That shift supported the Fund's total return for the full year of 1997.

    (Bullet) The Fund continued to benefit from timely sales of bonds which had narrow spreads over treasuries that did not correspond with their risks.

CURRENT STRATEGY

    (Bullet) We will continue to position the Fund as a conservative
             "all-weather" high yield fund. The Fund still seeks to outperform when the high-yield market is declining or volatile, while remaining competitive when that market is rising or stable.

    (Bullet) Given the higher probability of lower interest rates, an economic slowdown due to Asia's problems and continuing investor preferences for high yields, we will favor domestic issues rated Ba1/BB+.
--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 12/31/97)     TOTAL NET ASSETS $255,394,559
--------------------------------------------------------------------------------

TOP 10 HOLDINGS
NAME                                     % FUND

    1      Time Warner, Inc.              2.1%
    2      Alaris Medical Systems, Inc.   2.0%
    3      AES Corp.                      1.7%
    4      Americo Life, Inc.             1.7%
    5      Dade International, Inc.       1.7%
    6      JCAC, Inc.                     1.7%
    7      SFX Broadcasting, Inc.         1.7%
    8      CE Casecnan Water & Energy Co. 1.6%
    9      Iowa Select Farms L.P.         1.6%
   10      Teleport Communications        1.6%
           Group, Inc.
                                        ------
                                         17.4%
                                        ======
TOP 5 INDUSTRIES
(by percentage of net assets)

Broadcasting       8.6%

Healthcare         8.4%

Food/Beverage/
Tobacco            7.4%

Telecommunications 7.2%

Oil & Gas          6.0%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)
----------------------------------------
          Inception    5 years    1 year
----------------------------------------
Class A      9.56%         N/A     6.86%
----------------------------------------
Class B      9.89%         N/A     5.38%
----------------------------------------
Class C     10.88%         N/A     9.37%
----------------------------------------
Class T     10.96%      10.91%     6.86%
----------------------------------------

CUMULATIVE TOTAL RETURN
(do not reflect sales charge)
----------------------------------------
          Inception    5 years    1 year
----------------------------------------
Class A     32.81%         N/A    11.18%
----------------------------------------
Class B     30.56%         N/a    10.38%
----------------------------------------
Class C     30.54%         N/A    10.37%
----------------------------------------
Class T    144.35%      67.85%    10.86%
----------------------------------------

    NORTHSTAR HIGH YIELD FUND

     COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR
     HIGH YIELD FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS
     OF SHARES THROUGH THE FUND'S FISCAL YEAR END.
     In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1997, with all distributions reinvested in shares. The average annualized total return for Class A shares of 9.56% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 9.89% and 10.88% since inception on June 5, 1995 for Class B and Class C shares, respectively, and total returns since inception on May 30, 1989 for Class T shares of 10.96%, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


[Graphs appear below with the following plot points:]

NORTHSTAR HIGH YIELD FUND -- CLASS A

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               6.86%
SINCE INCEPTION      9.56%

            Lehman
 Class A   Int Gov't     CPI
     (6/95 through 12/97)
 9530.00   10000.00   10000.00
 9454.00   10064.00   10010.00
 9676.00   10190.80   10030.00
 9689.00   10222.40   10040.00
 9768.00   10348.10   10050.10
 9781.00   10412.30   10080.20
 9805.00   10503.90   10090.30
 9922.00   10668.80   10110.50
10213.00   10856.60   10150.90
10261.00   10865.30   10171.20
10215.00   10857.70   10211.90
10308.00   10881.60   10252.80
10389.00   10946.90   10283.50
10398.00   11037.70   10293.80
10455.00   11088.50   10324.70
10648.00   11208.20   10335.00
10929.00   11478.40   10366.00
11013.00   11566.80   10397.10
11236.00   11794.60   10428.30
11384.00   11879.50   10460.00
11470.00   11996.00   10470.10
11717.00   12193.90   10501.50
11514.00   12012.20   10512.00
11570.00   12138.30   10522.50
11823.00   12398.10   10533.00
11998.00   12570.40   10543.60
12282.00   12916.10   10564.70
12259.00   12886.40   10585.80
12492.00   13141.50   10607.00
12401.00   13153.40   10628.20
12515.00   13279.60   10638.80
12656.00   13396.50   10649.40


NORTHSTAR HIGH YIELD FUND -- CLASS B

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               5.38%
SINCE INCEPTION      9.89%

            Lehman
 Class B   Int Gov't     CPI
     (6/95 through 12/97)
10000.00   10000.00   10000.00
 9915.00   10064.00   10010.00
10142.00   10190.80   10030.00
10149.00   10222.40   10040.00
10227.00   10348.10   10050.10
10233.00   10412.30   10080.20
10265.00   10503.90   10090.30
10381.00   10668.80   10110.50
10679.00   10856.60   10150.90
10711.00   10865.30   10171.20
10657.00   10857.70   10211.90
10760.00   10881.60   10252.80
10826.00   10946.90   10283.50
10842.00   11037.70   10293.80
10883.00   11088.50   10324.70
11090.00   11208.20   10335.00
11375.00   11478.40   10366.00
11456.00   11566.80   10397.10
11680.00   11794.60   10428.30
11827.00   11879.50   10460.00
11896.00   11996.00   10470.10
12159.00   12193.90   10501.50
11927.00   12012.20   10512.00
11992.00   12138.30   10522.50
12247.00   12398.10   10533.00
12408.00   12570.40   10543.60
12707.00   12916.10   10564.70
12662.00   12886.40   10585.80
12909.00   13141.50   10607.00
12807.00   13153.40   10628.20
12916.00   13279.60   10638.80
13055.00   13396.50   10649.40


NORTHSTAR HIGH YIELD FUND -- CLASS C

AVERAGE ANNUAL TOTAL RETURN
1-YEAR                9.37%
SINCE INCEPTION      10.88%

            Lehman
 Class C   Int Gov't     CPI
     (6/95 through 12/97)
10000.00   10000.00   10000.00
 9915.00   10064.00   10010.00
10142.00   10190.80   10030.00
10149.00   10222.40   10040.00
10227.00   10348.10   10050.10
10233.00   10412.30   10080.20
10265.00   10503.90   10090.30
10381.00   10668.80   10110.50
10667.00   10856.60   10150.90
10711.00   10865.30   10171.20
10657.00   10857.70   10211.90
10748.00   10881.60   10252.80
10826.00   10946.90   10283.50
10843.00   11037.70   10293.80
10883.00   11088.50   10324.70
11090.00   11208.20   10335.00
11376.00   11478.40   10366.00
11456.00   11566.80   10397.10
11680.00   11794.60   10428.30
11827.00   11879.50   10460.00
11896.00   11996.00   10470.10
12145.00   12193.90   10501.50
11927.00   12012.20   10512.00
11978.00   12138.30   10522.50
12247.00   12398.10   10533.00
12407.00   12570.40   10543.60
12706.00   12916.10   10564.70
12661.00   12886.40   10585.80
12894.00   13141.50   10607.00
12806.00   13153.40   10628.20
12901.00   13279.60   10638.80
13054.00   13396.50   10649.40


NORTHSTAR HIGH YIELD FUND -- CLASS T

AVERAGE ANNUAL TOTAL RETURN
1-YEAR                6.86%
5-YEAR               10.91%
SINCE INCEPTION      10.96%

            Lehman
 Class T   Int Gov't     CPI
     (5/89 through 12/97)
10000.00   10000.00   10000.00
 9954.00   10124.00   10020.00
 9120.00    9734.00   10202.00
 8924.00    9977.00   10490.00
 7789.00    8796.00   10841.00
 9885.00   11400.00   10983.00
11410.00   12858.00   11171.00
13270.00   14188.00   11328.00
14556.00   14883.00   11499.00
16218.00   16452.00   11661.00
17306.00   17430.00   11813.00
17036.00   17035.00   11956.00
16929.00   17254.00   12112.00
18371.00   19396.00   12307.00
19250.00   20562.00   12431.00
20146.00   21273.00   12656.00
22039.00   22895.00   12860.00
23197.00   24227.00   12962.00
24434.00   25819.00   13093.00

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                            Principal Amount                       Value
----------------------------------------------------------------------------------------------------------------
DOMESTIC BONDS & NOTES -- 74.62%
AEROSPACE & DEFENSE -- 2.30%
Alliant Techsystems, Inc.
11.75%, Sr. Subordinated Notes, 3/01/03                            $       1,500,000                $  1,651,875
L 3 Communications Corp.
10.375%, Sr. Subordinated Notes, 5/01/07                                   2,000,000                   2,175,000
Tracor, Inc.
8.50%, Sr. Subordinated Notes, 3/01/07                                     2,000,000                   2,040,000
                                                                                                    ------------
                                                                                                       5,866,875
                                                                                                    ------------
AIRLINES -- 1.10%
Atlantic Coast Airlines, Inc. #
8.75%, Pass Thru Certificates, 1/01/07                                     2,800,000                   2,814,000
                                                                                                    ------------
AUTO PARTS & EQUIPMENT -- 3.00%
Titan Wheel International, Inc.
8.75%, Sr. Subordinated Notes, 4/01/07                                     3,400,000                   3,570,000
Venture Holdings
9.50%, Sr. Notes, 7/01/05                                                  4,000,000                   4,080,000
                                                                                                    ------------
                                                                                                       7,650,000
                                                                                                    ------------
AUTOMOTIVE -- 1.72%
Delco Remy International, Inc.
8.625%, Sr. Notes, 12/15/07                                                2,000,000                   2,035,000
Walbro Corp. #
10.125%, Sr. Notes, 12/15/07                                               2,300,000                   2,369,000
                                                                                                    ------------
                                                                                                       4,404,000
                                                                                                    ------------
BROADCASTING -- 7.46%
American Radio Systems Corp.
9.00%, Company Guarantee, 2/01/06                                          1,500,000                   1,590,000
Capstar Broadcasting Partners, Inc.
9.25%, Sr. Subordinated Notes, 7/01/07                                     2,900,000                   2,994,250
JCAC, Inc.
10.125%, Sr. Subordinated Notes, 6/15/06                                   4,000,000                   4,410,000
SFX Broadcasting, Inc.
10.75%, Sr. Subordinated Notes, 5/15/06                                    4,000,000                   4,410,000
Sinclair Broadcast Group, Inc.
8.75%, Sr. Subordinated Notes, 12/15/07                                    2,800,000                   2,807,000
Sinclair Broadcast Group, Inc.
9.00%, Sr. Subordinated Notes, 7/15/07                                     1,500,000                   1,522,500
Sinclair Broadcasting Group, Inc.
10.00%, Sr. Subordinated Notes, 9/30/05                                    1,250,000                   1,331,250
                                                                                                    ------------
                                                                                                      19,065,000
                                                                                                    ------------
CABLE TELEVISION -- 2.07%
EchoStar Communications Corp. $
0/12.875%, Sr. Discount Notes, 6/01/04                                     3,000,000                   2,760,000
EchoStar Satellite Broadcasting Corp. $
0/13.125%, Sr. Secured Discount Notes, 3/15/04                             3,000,000                   2,535,000
                                                                                                    ------------
                                                                                                       5,295,000
                                                                                                    ------------

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                            Principal Amount                       Value
----------------------------------------------------------------------------------------------------------------
CAPITAL GOODS MANUFACTURING -- 1.53%
Roller Bearing Co. of America, Inc. #
9.625%, Sr. Subordinated Notes, 6/15/07                            $       3,850,000                $  3,898,125
                                                                                                    ------------
CHEMICALS -- 1.43%
Hydrochem Industrial Services, Inc.
10.375%, Sr. Subordinated Notes, 8/01/07                                   3,500,000                   3,640,000
                                                                                                    ------------
COMPUTERS -- 0.72%
Axiohm Transaction, Inc. #
9.75%, Sr. Subordinated Notes, 10/01/07                                    1,800,000                   1,836,000
                                                                                                    ------------
ENERGY -- 4.53%
AES Corp.
10.25%, Sr. Subordinated Notes, 7/15/06                                    4,000,000                   4,350,000
CalEnergy Co., Inc.
9.50%, Sr. Secured Notes, 9/15/06                                          1,000,000                   1,097,500
California Energy, Inc.
9.875%, Sr. Notes, 6/30/03                                                 1,000,000                   1,080,000
California Energy, Inc.
10.25%, Sr. Discount Notes, 1/15/04                                        2,650,000                   2,862,000
Calpine Corp.
10.50%, Sr. Notes, 5/15/06                                                 2,000,000                   2,180,000
                                                                                                    ------------
                                                                                                      11,569,500
                                                                                                    ------------
ENTERTAINMENT/FILM -- 1.32%
Speedway Motorsports, Inc.
8.50%, Sr. Subordinated Notes, 8/15/07                                     3,300,000                   3,382,500
                                                                                                    ------------
FOOD/BEVERAGE/TOBACCO -- 6.24%
Ameriserve Food Distribution, Inc. #
8.875%, Sr. Notes, 10/15/06                                                2,750,000                   2,791,250
Iowa Select Farms L.P. #
10.75%, Sr. Subordinated Notes, 12/01/05                                   4,000,000                   4,130,000
North Atlantic Trading, Inc.
11.00%, Sr. Notes, 6/15/04                                                 3,500,000                   3,675,000
Richmont Marketing Specialists, Inc. #
10.125%, Sr. Subordinated Notes, 12/15/07                                  2,750,000                   2,805,000
Standard Commercial Corp. #
8.875%, Company Guarantee, 8/01/05                                         2,500,000                   2,525,000
                                                                                                    ------------
                                                                                                      15,926,250
                                                                                                    ------------
HEALTHCARE -- 8.39%
Alaris Medical Systems, Inc.
9.75%, Sr. Subordinated Notes, 12/01/06                                    4,750,000                   5,011,250
Alliance Imaging, Inc.
9.625%, Sr. Subordinated Notes, 12/15/05                                   2,300,000                   2,346,000
Dade International, Inc.
11.125%, Sr. Subordinated Notes, 5/01/06                                   3,900,000                   4,329,000
Kinetic Concepts, Inc. #
9.625%, Sr. Subordinated Notes, 11/01/07                                   2,500,000                   2,540,625
Tenet Healthcare Corp.
8.625%, Sr. Subordinated Notes, 1/15/07                                    3,000,000                   3,105,000
Tenet Healthcare Corp.
10.125%, Sr. Subordinated Notes, 3/01/05                                   1,000,000                   1,095,000
Vencor, Inc.
8.625%, Sr. Subordinated Notes, 7/15/07                                    3,000,000                   3,007,500
                                                                                                    ------------
                                                                                                      21,434,375
                                                                                                    ------------

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                            Principal Amount                       Value
----------------------------------------------------------------------------------------------------------------
HOTEL & GAMING -- 2.42%
Capital Gaming International, Inc. @*
0%, Promissory Notes, 8/01/95                                      $          10,000                $          0
Courtyard By Marriott Ltd.
10.75%, Sr. Secured Notes, 2/01/08                                         2,000,000                   2,190,000
Grand Casino, Inc. #
9.00%, Sr. Notes, 10/15/04                                                 2,700,000                   2,727,000
Sun International Hotels Ltd.
8.625%, Sr. Subordinated Notes, 12/15/07                                   1,250,000                   1,265,625
                                                                                                    ------------
                                                                                                       6,182,625
                                                                                                    ------------
INDUSTRIAL AND COMMERCIAL SERVICES -- 0.40%
Keystone Consolidated Industries, Inc. #
9.625%, Sr. Secured Notes, 8/01/07                                         1,000,000                   1,010,000
                                                                                                    ------------
INSURANCE -- 2.62%
Americo Life, Inc.
9.25%, Sr. Subordinated Notes, 6/01/05                                     4,250,000                   4,366,875
Superior National Insurance Group, Inc. #
10.75%, Company Guarantee, 12/01/17                                           22,500                   2,317,500
                                                                                                    ------------
                                                                                                       6,684,375
                                                                                                    ------------
MANUFACTURING -- 2.45%
Clark-Schwebel, Inc.
10.50%, Sr. Notes, 4/15/06                                                 2,500,000                   2,725,000
Wyman Gordon Co.
8.00%, Sr. Notes, 12/15/07                                                 3,500,000                   3,543,750
                                                                                                    ------------
                                                                                                       6,268,750
                                                                                                    ------------
OIL & GAS -- 5.95%
Benton Oil & Gas Co.
11.625%, Sr. Notes, 5/01/03                                                2,000,000                   2,220,000
Forcenergy, Inc.
9.50%, Sr. Subordinated Notes, 11/01/06                                    3,000,000                   3,202,500
HS Resources, Inc.
9.875%, Sr. Subordinated Notes, 12/01/03                                   3,500,000                   3,640,000
TransAmerican Energy Corp. #
11.50%, Sr.Secured Notes, 6/15/02                                          3,000,000                   2,955,000
Triton Energy Ltd.
9.25%, Sr. Notes, 4/15/05                                                  3,000,000                   3,172,500
                                                                                                    ------------
                                                                                                      15,190,000
                                                                                                    ------------
PAPER -- 3.41%
Buckeye Cellulose Corp.
8.50%, Sr. Subordinated Notes, 12/15/05                                    2,725,000                   2,779,500
SD Warren Co.
12.00%, Sr. Subordinated Notes, 12/15/04                                   2,500,000                   2,800,000
U.S. Timberlands Co.
9.625%, Sr. Notes, 11/15/07                                                3,000,000                   3,135,000
                                                                                                    ------------
                                                                                                       8,714,500
                                                                                                    ------------
PRINTING & PUBLISHING -- 5.37%
American Lawyer Media, Inc. #
9.75%, Sr. Subordinated Notes, 12/15/07                                    2,000,000                   2,040,000
Big Flower Press Holdings, Inc.
8.875%, Sr. Subordinated Notes, 7/01/07                                    1,500,000                   1,518,750

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                            Principal Amount                       Value
----------------------------------------------------------------------------------------------------------------
PRINTING AND PUBLISHING (CONT'D)
Garden State Newspapers, Inc.
12.00%, Sr. Subordinated Notes, 7/01/04                            $       2,000,000                $  2,250,000
Garden State Newspapers, Inc. #
8.75%, Sr. Subordinated Notes, 10/01/09                                    2,000,000                   2,015,000
Hollinger International Publishing, Inc.
9.25%, Company Guarantee, 3/15/07                                          3,000,000                   3,180,000
Newsquest Capital PLC
11.00%, Sr. Subordinated Notes, 5/01/06                                    2,400,000                   2,706,000
                                                                                                    ------------
                                                                                                      13,709,750
                                                                                                    ------------
SERVICES -- 0.65%
Allied Waste North America, Inc.
10.25%, Sr. Subordinated Notes, 12/01/06                                   1,500,000                   1,653,750
                                                                                                    ------------
TELECOMMUNICATIONS -- 4.57%
Alliant Computer Systems, Inc. @*
7.25%, Subordinated Debentures, 5/15/12                                      528,000                           0
Jordan Telecommunication Products Co.
9.875%, Sr. Notes, 8/01/07                                                 3,000,000                   3,105,000
Qwest Communications International, Inc. #
9.47%, Sr. Discount Notes, 10/15/07                                        2,700,000                   1,836,000
RCN Corp. #
10.00%, Sr. Notes, 10/15/07                                                2,500,000                   2,606,250
Teleport Communications Group, Inc. $
0/11.125%, Sr. Discount Notes, 7/01/07                                     5,000,000                   4,131,250
                                                                                                    ------------
                                                                                                      11,678,500
                                                                                                    ------------
TEXTILE/APPAREL -- 1.83%
Westpoint Stevens, Inc.
9.375%, Sr. Subordinated Debentures, 12/15/05                              2,000,000                   2,110,000
Worldtex, Inc. #
9.625%, Sr. Notes, 12/15/07                                                2,500,000                   2,575,000
                                                                                                    ------------
                                                                                                       4,685,000
                                                                                                    ------------
TRANSPORTATION -- 2.14%
Sea Containers Ltd.
12.50%, Sr. Subordinated Debentures, 12/01/04                              2,000,000                   2,265,000
Westinghouse Air Brake Co.
9.375%, Sr. Notes, 6/15/05                                                 3,000,000                   3,209,580
                                                                                                    ------------
                                                                                                       5,474,580
                                                                                                    ------------
TRUCKING & FREIGHT -- 1.00%
Allied Holdings, Inc.
8.625%, Sr. Notes, 10/01/07                                                2,500,000                   2,550,000
                                                                                                    ------------
TOTAL DOMESTIC BONDS & NOTES
(cost $181,417,812)                                                                                  190,583,455
                                                                                                    ------------
FOREIGN BONDS & NOTES -- 16.35%
AEROSPACE & DEFENSE -- 1.24%
Derlan Manufacturing, Inc.
10.00%, Sr. Notes, 1/15/07                                                 3,000,000                   3,165,000
                                                                                                    ------------
BROADCASTING -- 1.18%
Antenna TV SA #
9.00%, Sr. Notes, 8/01/07                                                  3,000,000                   3,011,250
                                                                                                    ------------

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                     Principal Amount/Shares                       Value
----------------------------------------------------------------------------------------------------------------
CABLE TELEVISION -- 1.26%
Rogers Cablesystems Ltd.
9.625%, Notes, 8/01/02                                             $       3,000,000                $  3,210,000
                                                                                                    ------------
CHEMICALS -- 1.18%
Pharmaceutical Fine Chemicals, Inc. #
9.75%, Sr. Subordinated Notes, 11/15/07                                    3,000,000                   3,030,000
                                                                                                    ------------
FOOD/BEVERAGE/TOBACCO -- 1.15%
Fage Dairy Industry SA
9.00%, Sr. Notes, 2/01/07                                                  3,000,000                   2,932,500
                                                                                                    ------------
PAPER -- 1.93%
APP International Finance Co.
11.75%, Company Guarantee, 10/01/05                                        3,900,000                   3,685,500
Indah Kiat Finance Mauritius Ltd. #
10.00%, Company Guarantee, 7/01/07                                         1,500,000                   1,252,500
                                                                                                    ------------
                                                                                                       4,938,000
                                                                                                    ------------
SERVICES -- 2.95%
Autopistas Del Sol SA #
10.25%, Sr. Notes, 8/01/09                                                 3,000,000                   2,722,500
Guangzhou-Shen Superhighway Holdings Ltd. #
10.25%, Sr. Notes, 8/15/07                                                 1,950,000                   1,745,250
Intertek Finance PLC
10.25%, Sr. Subordinated Notes, 11/01/06                                   2,900,000                   3,059,500
                                                                                                    ------------
                                                                                                       7,527,250
                                                                                                    ------------
SHIPPING -- 1.19%
Trico Marine Services, Inc. #
8.50%, Notes, 8/01/05                                                      3,000,000                   3,030,000
                                                                                                    ------------
TELECOMMUNICATIONS -- 2.67%
Fonorola, Inc.
12.50%, Sr. Notes, 8/15/02                                                 1,000,000                   1,115,000
Rogers Cantel, Inc.
8.80%, Sr. Subordinated Notes, 10/01/07                                    2,800,000                   2,793,000
Telefonica de Argentina SA
11.875%, Notes, 11/01/04                                                   2,500,000                   2,912,500
                                                                                                    ------------
                                                                                                       6,820,500
                                                                                                    ------------
UTILITIES -- 1.60%
CE Casecnan Water & Energy Co.
11.95%, Sr. Secured Notes, 11/15/10                                        4,000,000                   4,080,000
                                                                                                    ------------
TOTAL FOREIGN BONDS & NOTES
(cost $41,447,848)                                                                                    41,744,500
                                                                                                    ------------
PREFERRED STOCKS -- 2.49%
ENTERTAINMENT -- 2.10%
Time Warner, Inc., 10.25% &                                                   47,579                   5,364,477
                                                                                                    ------------
PUBLISHING/PRINTING -- 0.39%
Primedia, Inc. #, 9.20%                                                       10,000                   1,005,000
                                                                                                    ------------
TOTAL PREFERRED STOCKS
(cost $5,393,805)                                                                                      6,369,477
                                                                                                    ------------
RIGHTS -- 0.07% @
CAPITAL GOODS MANUFACTURING -- 0.07%
Terex Corp., (expires 2000)                                                    8,000                     164,000
                                                                                                    ------------

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                     Shares/Principal Amount                       Value
----------------------------------------------------------------------------------------------------------------
FOREIGN GOVERNMENT SECURITIES -- 0.00%
United Mexican States                                                      1,500,000                $          0
                                                                                                    ------------
TOTAL RIGHTS
(cost $0)                                                                                                164,000
                                                                                                    ------------
COMMON STOCKS -- 0.00%@*
GAMING -- 0.00%
Capital Gaming International, Inc.                                               114                           0
                                                                                                    ------------
TOTAL COMMON STOCKS
(cost $0)                                                                                                      0
                                                                                                    ------------
WARRANTS -- 0.00%@*
GAMING -- 0.00%
Capital Gaming International, Inc.
(expires 2/01/99)                                                             22,750                           0
                                                                                                    ------------
TOTAL WARRANTS
(cost $0)                                                                                                      0
                                                                                                    ------------
TOTAL INVESTMENT SECURITIES -- 93.53%
(cost $228,259,465)                                                                                  238,861,432
REPURCHASE AGREEMENT -- 4.28%
Agreement with State Street Bank and Trust bearing
interest
at 5.75% dates 12/31/97 to be repuchased 1/02/98 in the
amount of
$10,937,493 and collateralized by $11,145,000 U.S.
Treasury Bills
5.75% due 12/31/98 value 11,155,454
(cost $10,934,000)                                                       $10,934,000                  10,934,000
OTHER ASSETS LESS LIABILITIES -- 2.19%                                                                 5,599,127
                                                                                                    ------------
NET ASSETS -- 100.00%                                                                               $255,394,559
                                                                                                    ------------
                                                                                                    ------------

 # Sale restricted to qualified institutional investors.
 $ Step bond.
 & Payment-in-kind security.
@ Non-income producing security.
 * Bankrupt Issuer.
See accompanying notes to financial statements.

    NORTHSTAR STRATEGIC INCOME FUND
                                                                RYAN R. JOHANSON

THE MARKETS

    (Bullet) U.S. economic growth slowed from an annual rate of 4.3% in the 4th quarter of 1996 to an estimated rate of 3.2% in the 4th quarter of 1997. Despite that still unexpectedly high growth, consumer prices rose only 1.7% in 1997, the smallest increase in 11 years. Low inflation, a very strong U.S. dollar and foreign turmoil caused our domestic interest rates to fall. In 1997, yields of 10-year and 30-year Treasury bonds traded in a moderately wide 130 basis points
             (bps) range. By December 31, 1997, those yields were down approximately 70 bps to 5.74% and 5.92%, respectively. Lower interest rates and strong economic growth combined to propel both stock and bond prices significantly higher.

    (Bullet) High yield bond returns in 1997 were 12.76%, compared to 9.65% for all domestic bonds, primarily due to strong demand for high coupons, rising underlying stock valuations and declining credit concerns. Record-high small cap stock prices helped increase the credit quality and prices of high yield bonds. Among high yield bonds, in general, the lower-rated bonds outperformed the higher-rated bonds (except in the 4th quarter).

    (Bullet) Despite recent economic and financial weakness in some foreign countries, total returns on bonds from smaller foreign markets still rose 13.18% in 1997. Those returns were based mainly on overall better political and economic fundamentals in many foreign countries and a continuing worldwide hunt for yield by investors. However, increasing economic and financial problems in Asia in the 4th quarter of 1997 caused investors worldwide to reassess the values of their investments, which interrupted the earlier strong rise in prices of stocks and bonds here and abroad.

    (Bullet) A strong and rising U.S. dollar made it very difficult to find good values among bonds denominated in foreign currencies.

THE FUND

    (Bullet) In 1997, the total return of the Fund's shares was 2.50% for Class
             A, 1.67% for Class B, 1.75% for Class C, and 1.89% for Class T; the Lipper average was 8.74%. Its net assets declined from $79.6MM to $67MM during 1997 due to redemptions and Asia-based pressures on the value of the Fund's holdings.

    (Bullet) The Fund was more heavily invested in emerging market names than its competitors were in 1997. That helped the Fund's total return for most of the year. However, the spread of the "Asian Contagion" seriously impaired the values of the Fund's emerging market positions in the 4th quarter. Since those bonds' yields had been critical to enabling the Fund to pay its dividend, because most of them had high credit ratings, and since we did not initially believe that Asia's ills were as bad as subsequently revealed, we held our above-average weighting of such bonds longer than others did. That hurt our Fund more than others. We actively shifted the Fund's holdings into U.S. agency bonds and cash as the year closed.

CURRENT STRATEGY

    (Bullet) Continue to seek attractively-priced U.S. dollar-denominated investment grade corporate bonds and continue to reduce the amount of foreign exposure (which fell from 55% to 36% in the 4th quarter of 1997). We will eliminate virtually all emerging market exposure until a bottom has clearly occurred, after which we will position the Fund to participate in the above-average returns that a recovery in emerging market bond prices should generate.

    (Bullet) Due to weak emerging markets, falling interest rates and slowing growth, we have new, more defensive asset allocation targets: 50% domestic high yield; 20% domestic and foreign investment grade; 20% U.S. government; and 10% cash. Keep the Fund's duration at 5-6 years and its credit quality at a minimum of BB+.
--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 12/31/97)      TOTAL NET ASSETS $67,012,136
--------------------------------------------------------------------------------

TOP 10 HOLDINGS
NAME                                                % FUND

    1      Fannie Mae, 7.00%, due 6/18/25             5.8%
    2      Fannie Mae, 7.50% due 12/18/27             4.4%
    3      Statia Terms International, Inc.           3.1%
    4      APP Finance II Mauritius Ltd.              3.0%
    5      CE Casecnan Water & Energy Co.             3.0%
    6      Republic of Poland                         2.9%
    7      Guangdong Enterprises Holding Ltd.         2.8%
    8      Winstar Equipment Corp.                    2.7%
    9      Road King Infrastructure Ltd.              2.5%
   10      Guangzhou-Shen Superhighway Holdings Ltd.  2.4%
                                                    ------
                                                     32.6%
                                                    ======

TOP 5 SECTORS
(by percentage of net assets)

High Yield        49.2%

U.S. Government   19.5%

Cash              15.4%

Investment Grade  11.9%

Equity            2.0%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)
--------------------------------------------
             Inception    5 years    1 year
--------------------------------------------
Class A         5.50%       N/A       -2.36 %
--------------------------------------------
Class B         5.67%       N/A       -3.08 %
--------------------------------------------
Class C         6.68%       N/A        0.80 %
--------------------------------------------
Class T         7.92%       N/A       -1.91 %
--------------------------------------------

CUMULATIVE TOTAL RETURN
(do not reflect sales charge)
--------------------------------------------
             Inception    5 years    1 year
--------------------------------------------
Class A        20.53%       N/A        2.50 %
--------------------------------------------
Class B        18.23%       N/A        1.67 %
--------------------------------------------
Class C        18.16%       N/A        1.75 %
--------------------------------------------
Class T        31.59%       N/A        1.89 %
--------------------------------------------

    NORTHSTAR STRATEGIC INCOME FUND

     COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR STRATEGIC INCOME FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH
     CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.
     In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1997, with all distributions reinvested in shares. The average annualized total return for Class A shares of 5.50% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 5.67% and 6.68% since inception on June 5, 1995 for Class B and Class C shares, respectively, and total returns since inception on February 3, 1986 for Class T shares of 7.92%, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.

[Graphs appear below with the following plot points:]

NORTHSTAR STRATEGIC INCOME FUND -- CLASS A

AVERAGE ANNUAL TOTAL RETURN
1-YEAR              (2.36)%
SINCE INCEPTION      5.50%

            Lehman
Class A   Int Gov't      CPI
     (6/95 through 12/96)

 9527.00   10000.00   10000.00
 9492.00   10073.00   10010.00
 9566.00   10050.80   10030.00
 9666.00   10172.50   10040.00
 9773.00   10271.10   10050.10
 9841.00   10404.60   10080.20
 9936.00   10560.70   10090.30
10104.00   10708.60   10110.50
10322.00   10779.20   10150.90
10262.00   10591.70   10171.20
10219.00   10517.50   10211.90
10271.00   10458.60   10252.80
10349.00   10437.70   10283.50
10378.00   10577.60   10293.80
10407.00   10606.20   10324.70
10444.00   10588.10   10335.00
10697.00   10772.40   10366.00
10908.00   11011.50   10397.10
11174.00   11199.80   10428.30
11203.00   11095.60   10460.00
11268.00   11130.00   10470.10
11364.00   11157.90   10501.50
10968.00   11034.00   10512.00
11075.00   11199.50   10522.50
11373.00   11305.90   10533.00
11563.00   11440.50   10543.60
11773.00   11749.40   10564.70
11716.00   11649.50   10585.80
11957.00   11821.90   10607.00
11514.00   11993.30   10628.20
11484.00   12048.50   10638.80
11483.00   12170.20   10649.40


NORTHSTAR STRATEGIC INCOME FUND -- CLASS B

AVERAGE ANNUAL TOTAL RETURN
1-YEAR              (3.08)%
SINCE INCEPTION      5.67%

            Lehman
Class B    Int Gov't     CPI
     (6/95 through 12/96)

10000.00   10000.00   10000.00
 9958.00   10073.00   10010.00
10030.00   10050.80   10030.00
10128.00   10172.50   10040.00
10243.00   10271.10   10050.10
10291.00   10404.60   10080.20
10392.00   10560.70   10090.30
10554.00   10708.60   10110.50
10776.00   10779.20   10150.90
10716.00   10591.70   10171.20
10665.00   10517.50   10211.90
10714.00   10458.60   10252.80
10780.00   10437.70   10283.50
10812.00   10577.60   10293.80
10826.00   10606.20   10324.70
10867.00   10588.10   10335.00
11115.00   10772.40   10366.00
11337.00   11011.50   10397.10
11606.00   11199.80   10428.30
11629.00   11095.60   10460.00
11690.00   11130.00   10470.10
11773.00   11157.90   10501.50
11366.00   11034.00   10512.00
11461.00   11199.50   10522.50
11763.00   11305.90   10533.00
11961.00   11440.50   10543.60
12171.00   11749.40   10564.70
12105.00   11649.50   10585.80
12336.00   11821.90   10607.00
11871.00   11993.30   10628.20
11833.00   12048.50   10638.80
11823.00   12170.20   10649.40


NORTHSTAR STRATEGIC INCOME FUND -- CLASS C

AVERAGE ANNUAL TOTAL RETURN
1-YEAR                0.80%
SINCE INCEPTION       6.68%

            Lehman
Class C    Int Gov't     CPI
     (6/95 through 12/96)

10000.00   10000.00   10000.00
 9950.00   10073.00   10010.00
10022.00   10050.80   10030.00
10120.00   10172.50   10040.00
10234.00   10271.10   10050.10
10283.00   10404.60   10080.20
10376.00   10560.70   10090.30
10547.00   10708.60   10110.50
10770.00   10779.20   10150.90
10701.00   10591.70   10171.20
10650.00   10517.50   10211.90
10699.00   10458.60   10252.80
10774.00   10437.70   10283.50
10797.00   10577.60   10293.80
10820.00   10606.20   10324.70
10851.00   10588.10   10335.00
11099.00   10772.40   10366.00
11330.00   11011.50   10397.10
11589.00   11199.80   10428.30
11613.00   11095.60   10460.00
11674.00   11130.00   10470.10
11766.00   11157.90   10501.50
11350.00   11034.00   10512.00
11454.00   11199.50   10522.50
11756.00   11305.90   10533.00
11945.00   11440.50   10543.60
12154.00   11749.40   10564.70
12088.00   11649.50   10585.80
12329.00   11821.90   10607.00
11854.00   11993.30   10628.20
11826.00   12048.50   10638.80
11816.00   12170.20   10649.40



NORTHSTAR STRATEGIC INCOME FUND -- CLASS T

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               (1.91)%
SINCE INCEPTION       7.92%

            Lehman
 Class T   Int Gov't     CPI
     (6/94 through 12/96)

10000.00   10000.00   10000.00
10058.00   10199.00   10030.00
10259.20   10211.20   10070.10
10242.80   10061.10   10090.30
10183.30   10052.10   10100.40
10140.60   10030.00   10110.50
10213.60   10099.20   10130.70
10283.00   10299.10   10161.10
10573.00   10544.20   10191.50
10607.90   10608.60   10211.90
10848.70   10757.10   10252.80
11019.00   11173.40   10283.50
11027.80   11255.00   10293.80
11109.50   11230.20   10314.40
11219.40   11366.10   10324.70
11339.50   11476.30   10335.00
11404.10   11625.50   10366.00
11519.30   11799.90   10376.40
11699.00   11965.10   10397.20
11947.00   12044.10   10438.80
11882.00   11834.50   10459.60
11827.00   11751.70   10501.50
11883.00   11685.90   10543.50
11958.00   11662.50   10575.10
11996.00   11818.80   10585.70
12013.00   11850.70   10617.40
12060.00   11830.50   10628.10
12337.00   12036.40   10660.00
12586.00   12303.60   10691.90
12866.00   12514.00   10724.00
12915.00   12397.60   10756.00
12984.00   12436.00   10767.00
13079.00   12467.10   10799.30
12628.00   12328.70   10810.10
12735.00   12513.70   10820.90
13072.00   12632.50   10831.70
13294.00   12782.90   10842.50
13528.00   13128.00   10864.20
13455.00   13016.40   10885.90
13724.00   13209.10   10907.70
13198.00   13400.60   10929.50
13167.00   13462.20   10940.50
13158.00   13598.20   10951.40

    NORTHSTAR STRATEGIC INCOME FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                             Principal Amount                      Value
----------------------------------------------------------------------------------------------------------------

INVESTMENT GRADE SECURITIES -- 11.88%
FOREIGN BONDS & NOTES -- 11.88%
CABLE -- 0.79%
Le Groupe Videotron Ltee.
10.25%, Sr. Subordinated Notes, 10/15/02                               $    500,000                  $   530,625
                                                                                                     -----------
DIVERSIFIED FINANCIAL SERVICES -- 2.76%
Guangdong Enterprises Holding Ltd. #
8.875%, Sr. Notes, 5/22/07                                                2,000,000                    1,846,940
                                                                                                     -----------
ELECTRIC UTILITIES -- 2.30%
Empresa Electrica Del Norte Grande SA #
7.75%, Notes, 3/15/06                                                     1,550,000                    1,538,298
                                                                                                     -----------
FOREIGN GOVERNMENT SECURITIES -- 4.42%
Banque Centale De Tunisie
7.50%, Notes, 9/19/07                                                     1,000,000                    1,012,960
Republic of Poland $
0/4.00%, Government Guarantee, 10/27/14                                   2,250,000                    1,951,875
                                                                                                     -----------
                                                                                                       2,964,835
                                                                                                     -----------
OIL & GAS -- 1.61%
Bridas Corp.
12.50%, Sr. Notes, 11/15/99                                               1,000,000                    1,077,500
                                                                                                     -----------
TOTAL FOREIGN BONDS & NOTES                                                                            7,958,198
                                                                                                     -----------
TOTAL INVESTMENT GRADE SECURITIES
(cost $ 7,905,619)                                                                                     7,958,198
                                                                                                     -----------
HIGH YIELD SECURITIES -- 49.18%
DOMESTIC BONDS & NOTES -- 22.05%
AIRLINES -- 3.82%
Atlantic Coast Airlines #
7.97%, Pass Thru Certificates, 1/01/00                                    1,000,000                    1,005,000
Atlantic Coast Airlines, Inc. #
8.75%, Pass Thru Certificates, 1/01/07                                      750,000                      753,750
Constellation Finance LLC #
9.80%, Asset Backed Notes, 1/01/01                                          800,000                      800,000
                                                                                                     -----------
                                                                                                       2,558,750
                                                                                                     -----------
CHEMICALS -- 1.55%
Hydrochem Industrial Services, Inc.
10.375%, Sr. Subordinated Notes, 8/01/07                                  1,000,000                    1,040,000
                                                                                                     -----------
CONSUMER PRODUCTS -- 2.04%
Shop Vac Corp.
10.625%, Sr. Secured Notes, 9/01/03                                       1,250,000                    1,364,062
                                                                                                     -----------
ENERGY -- 1.13%
AES Corp. #
8.50%, Sr. Subordinated Notes, 11/01/07                                     750,000                      754,688
                                                                                                     -----------
FOOD/BEVERAGE/TOBACCO -- 0.91%
Richmont Marketing Specialists, Inc. #
10.125%, Sr. Subordinated Notes, 12/15/07                                   600,000                      612,000
                                                                                                     -----------

    NORTHSTAR STRATEGIC INCOME FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                             Principal Amount                      Value
----------------------------------------------------------------------------------------------------------------
INSURANCE -- 2.76%
Americo Life, Inc.
9.25%, Sr. Subordinated Notes, 6/01/05                                 $  1,300,000                  $ 1,335,750
Superior National Insurance Group, Inc. #
10.75%, Company Guarantee, 12/01/17                                           5,000                      515,000
                                                                                                     -----------
                                                                                                       1,850,750
                                                                                                     -----------
OIL & GAS -- 2.96%
Benton Oil & Gas Co.
11.625%, Sr. Notes, 5/01/03                                                 900,000                      999,000
TransAmerican Energy Corp. #
11.50%, Sr. Secured Notes, 6/15/02                                        1,000,000                      985,000
                                                                                                     -----------
                                                                                                       1,984,000
                                                                                                     -----------
TELECOMMUNICATIONS -- 6.88%
RCN Corp. #
10.00%, Sr. Notes, 10/15/07                                               1,000,000                    1,042,500
Transtel Pass-Thru Trust SA #
12.50%, Pass-Thru Trust Certificates, 11/01/07                              900,000                      859,500
UNIFI Communications, Inc.
14.00%, Sr. Notes, 3/01/04                                                1,000,000                      905,000
WinStar Equipment Corp.
12.50%, Company Guarantee, 3/15/04                                        1,600,000                    1,804,000
                                                                                                     -----------
                                                                                                       4,611,000
                                                                                                     -----------
TOTAL DOMESTIC BONDS & NOTES                                                                          14,775,250
                                                                                                     -----------
FOREIGN BONDS & NOTES -- 27.13%
FINANCE & BANKING -- 2.49%
Road King Infrastructure Ltd.
9.50%, Company Guarantee, 7/15/07                                         2,000,000                    1,670,000
                                                                                                     -----------
FOOD/BEVERAGE/TOBACCO -- 2.19%
Fage Dairy Industry SA
9.00%, Sr. Notes, 2/01/07                                                 1,500,000                    1,466,250
                                                                                                     -----------
FOREIGN GOVERNMENT SECURITIES -- 1.88%
Republic of Turkey #
10.00%, Notes, 9/19/07                                                    1,250,000                    1,264,062
                                                                                                     -----------
OIL & GAS -- 1.48%
Pacalta Resources Ltd.
10.75%, Sr. Notes, 6/15/04                                                1,000,000                      991,250
                                                                                                     -----------

    NORTHSTAR STRATEGIC INCOME FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                  Principal Amount/Units/Shares                      Value

------------------------------------------------------------------------------------------------------------------
PAPER -- 6.06%
APP Finance II Mauritius Ltd. $
0/12.00%, Notes, 2/15/04                                          $   2,500,000                        $ 2,025,000
APP International Finance BV Co.
8.867%, Notes, 9/15/99                                                1,000,000                            865,000
Indah Kiat International Finance Corp.
12.50%, Company Guarantee, 6/15/06                                      500,000                            477,500
Pindo Deli Finance Mauritius Ltd. #
10.75%, Sr. Notes, 10/01/07                                             800,000                            692,000
                                                                                                       -----------
                                                                                                         4,059,500
                                                                                                       -----------
SERVICES -- 5.54%
Guangzhou-Shen Superhighway Holdings Ltd. #
10.25%, Sr. Notes, 8/15/07                                            1,800,000                          1,611,000
Statia Terms International, Inc.
11.75%, Mortgage Notes, 11/15/03                                      2,000,000                          2,100,000
                                                                                                       -----------
                                                                                                         3,711,000
                                                                                                       -----------
TELECOMMUNICATIONS -- 4.45%
Colt Telecom Group PLC $ (1)
0/12.00%, Units, 12/15/06                                                   500                            390,000
Occidente Y Caribe Celular SA $
0/14.00%, Sr. Discount Notes, 3/15/04                                 2,100,000                          1,585,500
Telecom Brazil Funding Corp. #
11.4375%, Guaranteed Notes, 12/09/99                                  1,000,000                          1,005,000
                                                                                                       -----------
                                                                                                         2,980,500
                                                                                                       -----------
UTILITIES -- 3.04%
CE Casecnan Water & Energy Co.
11.95%, Sr. Secured Notes, 11/15/10                                   2,000,000                          2,040,000
                                                                                                       -----------
TOTAL FOREIGN BONDS & NOTES                                                                             18,182,562
                                                                                                       -----------
TOTAL HIGH YIELD SECURITIES
(cost $33,312,220)                                                                                      32,957,812
                                                                                                       -----------
PREFERRED STOCKS -- 2.00%
ENTERTAINMENT -- 2.00%
Time Warner, Inc., 10.25% &                                              11,887                          1,340,252
                                                                                                       -----------
TOTAL PREFERRED STOCKS
(cost $1,096,430)                                                                                        1,340,252
                                                                                                       -----------
WARRANTS -- 0.04%@
CONSUMER PRODUCTS -- 0.03%
Chattem, Inc., (expires 6/17/99)                                            500                             21,555
                                                                                                       -----------
SUPERMARKETS -- 0.01%
Dairy Mart Convenience Stores, Inc., (expires 12/01/01)                   4,999                              3,749
                                                                                                       -----------

    NORTHSTAR STRATEGIC INCOME FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                       Shares/Principal Amount                      Value

-----------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS -- 0.00%
Occidente Y Caribe Celular SA #, (expires 3/15/04)                          9,400                     $        94
UNIFI Communications, Inc. #, (expires 2003)                                1,000                               0
                                                                                                      -----------
                                                                                                               94
                                                                                                      -----------
TOTAL WARRANTS
(cost $94)                                                                                                 25,398
                                                                                                      -----------
U.S. GOVERNMENT AND AGENCIES -- 19.52%
Fannie Mae, 0%, due 4/25/27                                         $   1,732,902                       1,602,207
Fannie Mae, 7.00%, due 6/18/25 - 4/18/27                                5,351,238                       5,267,369
Fannie Mae, 7.50%, due 12/18/27                                         3,697,790                       3,649,044
Fannie Mae, 8.00%, due 3/25/24                                          1,591,007                       1,587,093
Residential Funding Corp., 7.25%, due 9/25/27                             997,977                         976,147
                                                                                                      -----------
TOTAL U.S. GOVERNMENT AND AGENCIES
(cost $13,049,635)                                                                                     13,081,860
                                                                                                      -----------
TOTAL INVESTMENT SECURITIES -- 82.62%
(cost $ 55,363,998)                                                                                    55,363,520
REPURCHASE AGREEMENT -- 15.44%
Agreement with State Street Bank and Trust bearing interest
at
5.75% dated 12/31/97 to be repurchased 1/02/98 in the amount of
$10,349,305 and collateralized by $10,545,000 U.S. Treasury
Bills,
5.75% due 12/31/98, value $10,554,891
(cost $10,346,000)                                                     10,346,000                      10,346,000
OTHER ASSETS LESS LIABILITIES -- 1.94%                                                                  1,302,616
                                                                                                      -----------
NET ASSETS -- 100.00%                                                                                 $67,012,136
                                                                                                      -----------
                                                                                                      -----------

 # Sale restricted to qualified institutional investors.
 $ Step bond.
 & Payment-in-kind security.
 @ Non-income producing security.
(1) A unit consists of $1,000 par value Sr. Discount Notes, 12.00% due 12/15/06, and 1 Warrant.

See accompanying notes to financial statements.

    NORTHSTAR GOVERNMENT SECURITIES FUND
                                                                RYAN R. JOHANSON

THE MARKETS

    (Bullet) The U.S. economy grew at an estimated annual rate of 3.9% in 1997.
             The year ended with a national unemployment rate of 4.7% for December, and a surprisingly robust 4.4% estimated growth rate of GDP in the fourth quarter. Despite this continued strong economic growth, productivity gains and competitive pressures held the annualized rise in the gross domestic price deflator to less than 1.8%, the lowest level in over a quarter of a century. It was this low level of price increases that kept the Federal Reserve from raising rates after an initial increase in March.

    (Bullet) As a result of the turmoil in many overseas currency markets, the U.S. dollar became the safe haven of choice. This helped the dollar strengthen against virtually every other currency. It also helped interest rates and securities prices by bringing capital that had been invested outside the U.S. into the domestic market.

    (Bullet) The term structure of interest rates continued to flatten, pivoting around the one year area of the curve. The spread between the three month and the thirty year treasuries narrowed 87.3 basis points to just over a half of a percentage point. At year end the spread between the three month and thirty year U.S. treasuries stood at
             58.2 basis points. To put this into perspective, since the beginning of the 90's this spread has averaged 230 basis points, with the widest being 464 and the tightest being 41.

    (Bullet) The outlook for the U.S. fixed rate market looks very bright for 1998. The combination of low inflation, steady economic growth and deflationary events abroad bode well for a continued decline in domestic interest rates.

THE FUND

    (Bullet) For 1997, the total return of the Fund's Class A shares was 7.46%, 6.93% for Class B, 6.93% for Class C, and 7.38% for Class T; versus a Lipper average of 8.84%. However, the goal of the Fund has been to target high current income and conservation of principal. In that light, the Fund's Class A net asset value has gone from $9.48 at the beginning of 1997 to $9.53 at year end. While the yield on the Fund has gone from 5.65% at the beginning of the year to 7.88% at the end of 1997. Over this same one year period the yield on the 10 year U.S. treasury fell from 6.42% to 5.74%.

    (Bullet) The fund continues to be made up primarily of mortgage based securities, with about 40% of the Fund invested in straight GNMA collateral. The bulk of the remaining portion of the portfolio is in support bonds of U.S. agencies CMO's which have relatively low price volatility. Given current prepayment speeds, the average life of the portfolio continues to shorten to under 5 years.

CURRENT STRATEGY

    (Bullet) The strategic objectives of the Fund remains to maximize current income while preserving net asset value.

    (Bullet) Our strategy since the second quarter of 1997 has been to buy bonds that will have limited changes in prices (due to their structures), but will have rising yields (due to prepayments that are faster than market consensus). This strategy has been even more successful than anticipated. As the decline in rates slows, we expect to see the greater yields in the Fund eventually outpace the change in market value of its competition.
--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 12/31/97)     TOTAL NET ASSETS $105,727,826
--------------------------------------------------------------------------------

TOP 10 HOLDINGS
NAME                                                        % FUND

    1      Federal Home Loan Mortgage 7.50%, due 7/15/26     6.7%
    2      GNMA 7.00%, due 11/15/2027                        6.3%
    3      Federal Home Loan Mortgage 7.50%, due 12/15/2024  5.8%
    4      GNMA 7.00%, due 2/15/2026                         4.9%
    5      Fannie Mae 7.00%, due 8/18/2025                   4.8%
    6      GNMA 7.00%, due 6/15/2026                         4.6%
    7      Fannie Mae 7.00%, due 6/18/2025                   4.6%
    8      GNMA 7.00%, due 6/18/2026                         4.5%
    9      GNMA 7.00%, due 3/15/2026                         4.5%
   10      GNMA 7.00%, due 1/15/2026                         4.4%
                                                           ------
                                                            51.1%
                                                           ======

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)
--------------------------------------------
             Inception    5 years    1 year
--------------------------------------------
Class A         5.05%        N/A       2.38 %
--------------------------------------------
Class B         5.30%        N/A       1.93 %
--------------------------------------------
Class C         6.34%        N/A       5.93 %
--------------------------------------------
Class T         7.25%       7.18%      3.38 %
--------------------------------------------

CUMULATIVE TOTAL RETURN
(do not reflect sales charge)
--------------------------------------------
             Inception    5 years    1 year
--------------------------------------------
Class A        19.18%        N/A       7.46 %
--------------------------------------------
Class B        17.26%        N/A       6.93 %
--------------------------------------------
Class C        17.20%        N/A       6.93 %
--------------------------------------------
Class T       130.05%       7.18%      7.38 %
--------------------------------------------

    NORTHSTAR GOVERNMENT SECURITIES FUND

     COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR GOVERNMENT SECURITIES FUND AND COMPARATIVE INDICES FROM INCEPTION OF
     EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.
     In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1997, with all distributions reinvested in shares. The average annualized total return for Class A shares of 5.05% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 5.30% and 6.34% since inception on June 5, 1995 for Class B and Class C shares, respectively, and total returns since inception on February 3, 1986 for Class T shares of 7.25%, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


[Graphs appear below with the following plot points:]

NORTHSTAR GOVERNMENT SECURITIES FUND -- CLASS A

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               2.38%
SINCE INCEPTION      5.05%

            Lehman
 Class A   Int Gov't     CPI
      (6/95 through 12/97)
 9528.00   10000.00   10000.00
 9369.00   10064.00   10010.00
 9199.00   10069.00   10030.00
 9466.00   10151.60   10040.00
 9684.00   10219.60   10050.10
10025.00   10332.00   10080.20
10234.00   10458.10   10090.30
10508.00   10611.80   10110.50
10449.00   10677.60   10150.90
10095.00   10451.20   10171.20
 9959.00   10363.50   10211.90
 9865.00   10291.90   10252.80
 9813.00   10274.50   10283.50
 9977.00   10412.10   10293.80
10012.00   10436.10   10324.70
 9938.00   10411.00   10335.00
10169.00   10596.30   10366.00
10478.00   10843.20   10397.10
10744.00   11042.80   10428.30
10567.00   10920.20   10460.00
10580.00   10933.30   10470.10
10582.00   10956.20   10501.50
10358.00   10825.90   10512.00
10497.00   10983.90   10522.50
10590.00   11086.10   10533.00
10730.00   11219.10   10543.60
10999.00   11562.40   10564.70
10921.00   11432.90   10585.80
11099.00   11612.40   10607.00
11230.00   11798.20   10628.20
11256.00   11860.70   10638.80
11355.00   11985.30   10649.40



NORTHSTAR GOVERNMENT SECURITIES FUND -- CLASS B

AVERAGE ANNUAL TOTAL RETURN
1-YEAR               1.93%
SINCE INCEPTION      5.30%

            Lehman
 Class B   Int Gov't     CPI
      (6/95 through 12/97)
10000.00   10000.00   10000.00
 9827.00   10064.00   10010.00
 9643.00   10069.00   10030.00
 9918.00   10151.60   10040.00
10140.00   10219.60   10050.10
10491.00   10332.00   10080.20
10704.00   10458.10   10090.30
10983.00   10611.80   10110.50
10926.00   10677.60   10150.90
10539.00   10451.20   10171.20
10391.00   10363.50   10211.90
10287.00   10291.90   10252.80
10227.00   10274.50   10283.50
10403.00   10412.10   10293.80
10422.00   10436.10   10324.70
10338.00   10411.00   10335.00
10582.00   10596.30   10366.00
10897.00   10843.20   10397.10
11167.00   11042.80   10428.30
10966.00   10920.20   10460.00
10973.00   10933.30   10470.10
10968.00   10956.20   10501.50
10742.00   10825.90   10512.00
10879.00   10983.90   10522.50
10957.00   11086.10   10533.00
11108.00   11219.10   10543.60
11391.00   11562.40   10564.70
11304.00   11432.90   10585.80
11481.00   11612.40   10607.00
11611.00   11798.20   10628.20
11632.00   11860.70   10638.80
11727.00   11985.30   10649.40



NORTHSTAR GOVERNMENT SECURITIES FUND -- CLASS C

AVERAGE ANNUAL TOTAL RETURN
1-YEAR                5.93%
SINCE INCEPTION       6.34%

            Lehman
Class C    Int Gov't    CPI
      (6/95 through 12/97)
10000.00   10000.00   10000.00
 9827.00   10064.00   10010.00
 9643.00   10069.00   10030.00
 9918.00   10151.60   10040.00
10140.00   10219.60   10050.10
10491.00   10332.00   10080.20
10693.00   10458.10   10090.30
10983.00   10611.80   10110.50
10926.00   10677.60   10150.90
10538.00   10451.20   10171.20
10389.00   10363.50   10211.90
10284.00   10291.90   10252.80
10223.00   10274.50   10283.50
10397.00   10412.10   10293.80
10417.00   10436.10   10324.70
10335.00   10411.00   10335.00
10571.00   10596.30   10366.00
10888.00   10843.20   10397.10
11160.00   11042.80   10428.30
10960.00   10920.20   10460.00
10968.00   10933.30   10470.10
10963.00   10956.20   10501.50
10737.00   10825.90   10512.00
10874.00   10983.90   10522.50
10953.00   11086.10   10533.00
11104.00   11219.10   10543.60
11387.00   11562.40   10564.70
11300.00   11432.90   10585.80
11477.00   11612.40   10607.00
11594.00   11798.20   10628.20
11614.00   11860.70   10638.80
11720.00   11985.30   10649.40



NORTHSTAR GOVERNMENT SECURITIES FUND -- CLASS T

AVERAGE ANNUAL TOTAL RETURN
1-YEAR                3.38%
5-YEAR                7.18%
SINCE INCEPTION       7.25%

             Lehman
 Class T    Int Gov't     CPI
      (1/86 through 12/97)
10000.00    10000.00   10000.00
10309.00    10698.00    9950.00
10849.00    11238.00   10090.00
10480.00    11276.00   10355.00
10337.00    11643.00   10564.00
10663.00    12124.00   10777.00
10644.00    12388.00   11005.00
11371.00    13347.00   11294.00
11894.00    13959.00   11499.00
12176.00    14379.00   11825.00
12914.00    15294.00   12220.00
13506.00    15893.00   12380.00
14815.00    17449.00   12592.00
15134.00    17935.00   12769.00
 1626.00    18658.00   12962.00
18307.00    19736.00   13144.00
19269.00    20185.00   13316.00
17246.00   197014.00   13476.00
17378.00    19832.00   13652.00
19068.00    21624.00   13872.00
21356.00    22801.00   14012.00
20248.00    22372.00   14266.00
21424.00    23464.00   14495.00
21755.00    24106.00   14612.00
23006.00    25752.00   14758.00

    NORTHSTAR GOVERNMENT SECURITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1997

Security                                                            Principal Amount                      Value
---------------------------------------------------------------------------------------------------------------

COLLATERALIZED MORTGAGE OBLIGATIONS -- 1.43%
Countrywide Home Loans
7.25%, 11/25/27                                                           $1,497,933               $  1,510,126
                                                                                                   ------------
U.S. GOVERNMENT AND AGENCIES -- 97.23%
Fannie Mae, 0%, due 4/25/27                                                3,015,249                  2,787,839
Fannie Mae, 7.00%, due 7/25/22                                               593,121                    594,865
Fannie Mae, 7.00%, due 6/18/25                                             4,896,639                  4,826,249
Fannie Mae, 7.00%, due 8/18/25                                             5,000,000                  5,090,350
Fannie Mae, 7.00%, due 5/18/26                                             3,500,000                  3,429,180
Fannie Mae, 7.00%, due 4/18/27                                               694,283                    682,567
Fannie Mae, 7.00%, due 7/18/27                                             3,222,235                  3,183,971
Fannie Mae, 7.10%, due 2/28/11                                               500,000                    500,710
Fannie Mae, 7.50%, due 9/18/27                                             4,125,671                  4,118,203
Fannie Mae, 7.50%, due 12/18/27                                            3,162,360                  3,113,937
Fannie Mae, 7.50%, due 12/18/27                                            2,495,297                  2,458,648
Fannie Mae, 8.25%, due 4/18/27                                             2,742,477                  2,804,649
Federal Home Loan Mortgage Corp., 7.00%, due 8/15/23                         686,138                    685,082
Federal Home Loan Mortgage Corp., 7.50%, due 12/15/24                      6,244,899                  6,123,904
Federal Home Loan Mortgage Corp., 7.50%, due 7/15/26                       7,049,873                  7,087,942
Federal Home Loan Mortgage Corp., 7.50%, due 11/15/27                      4,322,943                  4,209,465
GNMA, 7.00%, due 9/15/23                                                   4,378,167                  4,430,180
GNMA, 7.00%, due 1/15/24                                                   3,190,724                  3,234,596
GNMA, 7.00%, due 2/16/24                                                   1,870,000                  1,891,673
GNMA, 7.00%, due 1/15/26                                                   4,676,261                  4,720,125
GNMA, 7.00%, due 2/15/26                                                   5,098,479                  5,146,303
GNMA, 7.00%, due 3/15/26                                                   9,305,279                  9,392,563
GNMA, 7.00%, due 6/15/26                                                   9,559,523                  9,649,191
GNMA, 7.00%, due 11/15/27                                                  6,630,041                  6,688,054
GNMA, 7.50%, due 12/20/20                                                  1,000,000                  1,024,520
GNMA, 7.50%, due 1/16/23                                                   5,548,066                  1,326,931
GNMA, 7.50%, due 1/20/24                                                   2,200,000                  2,281,708
GNMA, 8.50%, due 9/15/24                                                   1,245,071                  1,314,720
                                                                                                   ------------
                                                                                                    102,798,125
                                                                                                   ------------
TOTAL INVESTMENT SECURITIES -- 98.66%
(cost $ 101,920,914)                                                                                104,308,251
                                                                                                   ------------
OTHER ASSETS LESS LIABILITIES -- 1.34%                                                                1,419,575
                                                                                                   ------------
NET ASSETS -- 100.00%                                                                              $105,727,826
                                                                                                   ------------
                                                                                                   ------------

See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    STATEMENT OF ASSETS AND LIABILITIES
    DECEMBER 31, 1997

                                                                              Northstar                                   Northstar
                                                                          Balance Sheet      Northstar     Northstar     Government
                                               Northstar      Northstar   Opportunities     High Yield     Strategic     Securities
                                             Growth Fund   Special Fund            Fund           Fund   Income Fund           Fund
                                            ---------------------------------------------------------------------------------------
ASSETS:
Investments in securities, at value (cost
  $156,404,171, $274,426,665, $50,960,684,
  $228,259,465, $55,363,998, and
  $101,920,914, respectively)               $205,867,594   $321,630,029    $ 59,566,872   $238,861,432   $55,363,520   $104,308,251
Repurchase agreements                            936,000     18,447,000         334,000     10,934,000    10,346,000              0
Cash                                                 953            700             416            591       546,117        902,742
Receivable for investments sold                        0     10,747,181               0      1,348,437             0              0
Dividends and interest receivable                251,437        400,343         542,785      4,603,761       921,411        644,040
Receivable for shares of beneficial
  interest sold                                   40,746        465,963          13,350        371,943        64,384        148,530
Prepaid expenses                                   4,539          5,257           3,402          1,304        29,896          5,209
                                            ---------------------------------------------------------------------------------------
      Total Assets                           207,101,269    351,696,473      60,460,825    256,121,468    67,271,328    106,008,772
                                            ---------------------------------------------------------------------------------------
LIABILITIES:
Payable for investments purchased                      0     18,418,850               0              0             0              0
Payable for shares of beneficial interest
  reacquired                                     223,947        604,271         109,110        221,943        89,621         80,313
Distribution fee payable                          70,059        229,944          38,887        174,034        49,119         61,847
Investment advisory fee payable                  130,449        208,091          33,064        129,735        37,323         44,887
Accrued expenses                                 169,623        299,711          72,964        201,197        83,129         93,899
Tax withholding payable                            2,788              0               0              0             0              0
                                            ---------------------------------------------------------------------------------------
      Total Liabilities                          596,866     19,760,867         254,025        726,909       259,192        280,946
                                            ---------------------------------------------------------------------------------------
NET ASSETS                                  $206,504,403   $331,935,606    $ 60,206,800   $255,394,559   $67,012,136   $105,727,826
                                            =======================================================================================
NET ASSETS WERE COMPOSED OF:
Capital paid in for shares of beneficial
  interest, $0.01 par value outstanding
  (unlimited shares authorized)             $159,724,799   $278,928,118    $ 50,341,953   $247,252,700   $70,549,044   $123,469,663
Undistributed net investment income                    0              0           1,165              0       175,857        390,455
Accumulated net realized gain (loss) on
  investments, foreign currency, options,
  and futures                                 (2,683,929)     5,804,124       1,257,494     (2,460,108)   (3,712,287)   (20,519,629)
Net unrealized appreciation(depreciation)
  of investments and foreign currency         49,463,533     47,203,364       8,606,188     10,601,967          (478)     2,387,337
                                            ---------------------------------------------------------------------------------------
      Net Assets                            $206,504,403   $331,935,606    $ 60,206,800   $255,394,559   $67,012,136   $105,727,826
                                            ---------------------------------------------------------------------------------------
                                            ---------------------------------------------------------------------------------------
CLASS A:
Net Assets                                  $  9,334,434   $ 78,159,610    $  1,280,504   $ 16,212,572   $12,522,673   $  1,743,825
                                            ---------------------------------------------------------------------------------------
Shares outstanding                               439,001      2,814,783          98,496      1,773,627     1,039,954        182,979
                                            ---------------------------------------------------------------------------------------
Net asset value and redemption value per
  share
  (net assets / shares outstanding)         $      21.26   $      27.77    $      13.00   $       9.14   $     12.04   $       9.53
                                            ---------------------------------------------------------------------------------------
                                            ---------------------------------------------------------------------------------------
Maximum offering price per share (net
  asset value plus sales charge of 4.75%
  of offering price)                        $      22.32   $      29.15    $      13.65   $       9.60   $     12.64   $      10.01
                                            ---------------------------------------------------------------------------------------
                                            ---------------------------------------------------------------------------------------
CLASS B:
Net Assets                                  $  8,814,752   $169,516,418    $  4,968,794   $108,469,395   $29,920,546   $ 13,503,159
                                            ---------------------------------------------------------------------------------------
Shares outstanding                               421,119      6,215,517         384,005     11,856,819     2,486,261      1,413,521
                                            ---------------------------------------------------------------------------------------
Net asset value and offering price per
  share                                     $      20.93   $      27.27    $      12.94   $       9.15   $     12.03   $       9.55
                                            ---------------------------------------------------------------------------------------
                                            ---------------------------------------------------------------------------------------
CLASS C:
Net Assets                                  $  1,151,771   $ 51,459,558    $    756,436   $ 21,393,015   $ 4,396,571   $    541,651
                                            ---------------------------------------------------------------------------------------
Shares outstanding                                55,074      1,887,412          58,425      2,339,129       365,798         56,797
                                            ---------------------------------------------------------------------------------------
Net asset value and offering price per
  share                                     $      20.91   $      27.26    $      12.95   $       9.15   $     12.02   $       9.54
                                            =======================================================================================
CLASS T:
Net Assets                                  $ 73,674,052   $ 32,800,020    $ 53,201,066   $109,319,577   $20,172,346   $ 89,939,191
                                            ---------------------------------------------------------------------------------------
Shares outstanding                             3,504,304      1,199,523       4,087,855     11,958,594     1,675,674      9,418,840
                                            ---------------------------------------------------------------------------------------
Net asset value and offering price per
  share                                     $      21.02   $      27.34    $      13.01   $       9.14   $     12.04   $       9.55
                                            =======================================================================================
CLASS I:
Net Assets                                  $113,529,394
                                            ------------
Shares outstanding                             5,315,145
                                            ------------
Net asset value and offering price per
  share                                     $      21.36
                                            ============


Redemption price per share varies with the length of time Class B, C, and T shares are held.
See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    STATEMENT OF OPERATIONS
    FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                              Northstar                  Northstar      Northstar
                                                              Northstar   Balance Sheet     Northstar    Strategic     Government
                                                Northstar       Special   Opportunities    High Yield       Income     Securities
                                              Growth Fund          Fund            Fund          Fund         Fund           Fund
                                              -----------------------------------------------------------------------------------
INVESTMENT INCOME:
Dividends (net of withholding tax of $7,670,
  $55,612, $911, $0, $0, and $0,
  respectively)                               $ 1,730,522   $ 3,505,353    $   507,685    $   673,084   $  172,880   $          0
Interest (net of withholding tax of $0, $0,
  $0, $0, $2,503, and $0, respectively)           545,002       748,866      2,877,548     21,922,799    6,509,619      8,741,050
                                              -----------------------------------------------------------------------------------
Total investment income                         2,275,524     4,254,219      3,385,233     22,595,883    6,682,499      8,741,050
                                              -----------------------------------------------------------------------------------
EXPENSES:
Investment advisory and management fees         1,412,949     2,341,067        398,127      1,289,419      471,957        762,504
Distribution fees
Class A                                           108,596       232,469          3,440         43,158       40,631         22,999
Class B                                            66,765     1,537,323         43,644        951,060      310,321        106,185
Class C                                             7,319       463,998          6,401        175,716       43,917          8,299
Class T                                           710,164       327,946        413,243        761,375      224,593        639,583
Transfer agent fees and expenses
Class A                                            57,189       137,654          2,448         23,832       21,568         13,971
Class B                                            10,621       296,440          6,983        164,787       54,270         16,657
Class C                                             1,436       105,379          1,553         31,608        7,322          1,289
Class T                                            77,866        32,788         63,100        118,873       25,489        101,858
Class I                                            13,500             0              0              0            0              0
Administrative service fees                       136,648       266,145         46,191        180,250       51,242         78,343
Registration fees                                  94,449        90,453         55,360         78,443       63,526         56,873
Accounting and custodian fees                      69,512        99,806         47,174         80,692       46,968         53,791
Audit fees                                         32,430        34,410         30,181         35,020       30,644         31,369
Printing and postage expenses                      63,133        96,918         17,793         69,483       33,823         29,412
Directors                                          10,450        13,460          9,260         13,540        9,580         11,300
Insurance                                           5,694         8,237          2,624          8,965        3,022          5,322
Legal fees                                          8,777         9,670          2,083          7,284        2,450          5,282
Organization                                            0             0              0              0       21,900              0
Miscellaneous expenses                              7,423         8,444          6,062         13,585        6,752          9,875
                                              -----------------------------------------------------------------------------------
                                                2,894,921     6,102,607      1,155,667      4,047,090    1,469,975      1,954,912
Less expenses reimbursed/waived by
  management company                               10,635             0         20,690              0       21,320        227,803
                                              -----------------------------------------------------------------------------------
      Total expenses                            2,884,286     6,102,607      1,134,977      4,047,090    1,448,655      1,727,109
                                              -----------------------------------------------------------------------------------
Net investment income(loss)                      (608,762)   (1,848,388)     2,250,256     18,548,793    5,233,844      7,013,941
                                              -----------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENTS:
Net realized gain (loss) on investments         5,123,066    19,011,083      4,221,598      7,107,354     (432,671)    (1,786,143)
Net realized loss on foreign currency                (189)            0              0              0     (519,631)             0
Net change in unrealized appreciation
  (depreciation) of investments                32,606,026    24,201,023      6,464,152       (977,429)  (2,789,807)     2,710,567
Net change in unrealized appreciation of
  foreign currency                                    110             0              0              0        2,508              0
                                              -----------------------------------------------------------------------------------
      Net realized and unrealized gain
        (loss) on investments                  37,729,013    43,212,106     10,685,750      6,129,925   (3,739,601)       924,424
                                              -----------------------------------------------------------------------------------
INCREASE IN NET ASSETS RESULTING FROM
  OPERATIONS                                  $37,120,251   $41,363,718    $12,936,006    $24,678,718   $1,494,243   $  7,938,365
                                              ===================================================================================

See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    STATEMENT OF CHANGES IN NET ASSETS
    FOR THE YEAR ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996

                                                                                                             Northstar
                                                                                                           Balance Sheet
                                                 Northstar                     Northstar                   Opportunities
                                                Growth Fund                  Special Fund                      Fund
                                         --------------------------   ---------------------------   ---------------------------
                                             1997          1996           1997           1996           1997           1996
                                         --------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income (loss)             $   (608,762)  $  (236,460)  $ (1,848,388)  $ (1,247,177)  $  2,250,256   $  2,838,573
Net realized gain (loss) on investments     5,123,066     4,346,067     19,011,083     (5,942,811)     4,221,598      8,721,311
Net realized gain (loss) on foreign
  currency                                       (189)          (52)             0          1,712              0              0
Net change in unrealized appreciation
  (depreciation) of investments            32,606,026     9,888,907     24,201,023     15,617,585      6,464,152     (4,632,099)
Net change in unrealized appreciation
  of foreign currency                             110             0              0              0              0              0
                                         --------------------------------------------------------------------------------------
  Increase in net assets resulting from
    operations                             37,120,251    13,998,462     41,363,718      8,429,309     12,936,006      6,927,785
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income
    Class A                                         0             0              0              0        (47,893)       (46,606)
    Class B                                         0             0              0              0       (159,749)      (125,106)
    Class C                                         0             0              0              0        (23,637)       (12,103)
    Class T                                         0             0              0              0     (2,022,072)    (2,650,498)
Net realized gain from investments         (7,933,911)   (3,484,245)    (7,264,148)             0     (4,444,574)    (7,268,332)
Tax return of capital                         (37,894)            0              0              0              0              0
                                         --------------------------------------------------------------------------------------
Total distributions                        (7,971,805)   (3,484,245)    (7,264,148)             0     (6,697,925)   (10,102,645)
                                         --------------------------------------------------------------------------------------
FROM CAPITAL SHARE TRANSACTIONS:
  Net proceeds from sale of shares        196,893,147     8,022,620    112,190,424    263,413,495      1,854,297      3,914,850
  Net asset value of shares issued to
    shareholders in reinvestment of
    distributions                           7,655,103     3,217,412      4,759,317              0      5,716,874      8,513,000
                                         --------------------------------------------------------------------------------------
                                          204,548,250    11,240,032    116,949,741    263,413,495      7,571,171     12,427,850
  Cost of shares redeemed                (107,156,780)  (21,542,815)   (84,645,169)   (43,756,330)   (18,329,438)   (19,784,271)
                                         --------------------------------------------------------------------------------------
Net increase (decrease) in net assets
  derived from capital share
  transactions                             97,391,470   (10,302,783)    32,304,572    219,657,165    (10,758,267)    (7,356,421)
                                         --------------------------------------------------------------------------------------
Net increase (decrease) in net assets     126,539,916       211,434     66,404,142    228,086,474     (4,520,186)   (10,531,281)
NET ASSETS:
Beginning of year                          79,964,487    79,753,053    265,531,464     37,444,990     64,726,986     75,258,267
                                         --------------------------------------------------------------------------------------
End of year                              $206,504,403   $79,964,487   $331,935,606   $265,531,464   $ 60,206,800   $ 64,726,986
                                         ======================================================================================
Undistributed net investment income:     $          0   $         0   $          0   $          0   $      1,165   $      4,260
                                         ======================================================================================

See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    STATEMENT OF CHANGES IN NET ASSETS
    FOR THE YEAR ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996

                                                                                Northstar                    Northstar
                                                   Northstar                    Strategic                   Government
                                                  High Yield                   Income Fund                Securities Fund
                                          ---------------------------   -------------------------   ---------------------------
                                              1997           1996          1997          1996           1997           1996
                                          -------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income                     $ 18,548,793   $ 17,278,818   $ 5,233,844   $ 5,829,223   $  7,013,941   $  9,085,300
Net realized gain (loss) on investments      7,107,354       (831,501)     (432,671)     (250,042)    (1,786,143)       932,343
Net realized gain (loss) on foreign
  currency                                           0         18,211      (519,631)      297,066              0              0
Net change in unrealized appreciation
  (depreciation) of investments               (977,429)    11,649,652    (2,789,807)    2,773,999      2,710,567     (9,831,154)
Net change in unrealized appreciation
  (depreciation) of foreign currency                 0              0         2,508        (1,117)             0              0
                                          -------------------------------------------------------------------------------------
  Increase in net assets resulting from
    operations                              24,678,718     28,115,180     1,494,243     8,649,129      7,938,365        186,489
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income
    Class A                                 (1,210,886)      (941,693)     (994,522)   (1,854,931)      (485,879)      (727,805)
    Class B                                 (7,343,871)    (4,644,718)   (2,119,682)   (2,062,659)      (636,837)      (357,791)
    Class C                                 (1,360,819)      (796,850)     (301,283)     (242,856)       (46,684)       (50,912)
    Class T                                 (9,450,916)   (10,913,768)   (1,622,631)   (2,172,688)    (6,221,820)    (7,862,425)
Tax return of capital                                0     (1,706,413)            0             0              0              0
                                          -------------------------------------------------------------------------------------
Total distributions                        (19,366,492)   (19,003,442)   (5,038,118)   (6,333,134)    (7,391,220)    (8,998,933)
                                          -------------------------------------------------------------------------------------
FROM CAPITAL SHARE TRANSACTIONS:
  Net proceeds from sale of shares          56,719,815     73,147,596    13,363,625    21,030,229      7,045,182     19,576,499
  Net asset value of shares issued to
    shareholders in reinvestment of
    distributions                            7,905,559      8,526,557     2,272,119     2,480,616      4,869,989      6,013,372
                                          -------------------------------------------------------------------------------------
                                            64,625,374     81,674,153    15,635,744    23,510,845     11,915,171     25,589,871
  Cost of shares redeemed                  (45,594,760)   (39,383,908)  (24,677,925)  (22,562,072)   (43,326,996)   (37,168,170)
                                          -------------------------------------------------------------------------------------
Net increase (decrease) in net assets
  derived from capital share
  transactions                              19,030,614     42,290,245    (9,042,181)      948,773    (31,411,825)   (11,578,299)
                                          -------------------------------------------------------------------------------------
Net increase (decrease) in net assets       24,342,840     51,401,983   (12,586,056)    3,264,768    (30,864,680)   (20,390,743)
NET ASSETS:
Beginning of year                          231,051,719    179,649,736    79,598,192    76,333,424    136,592,506    156,983,249
                                          -------------------------------------------------------------------------------------
End of year                               $255,394,559   $231,051,719   $67,012,136   $79,598,192   $105,727,826   $136,592,506
                                          =====================================================================================
Undistributed net investment income:      $          0   $          0   $   175,857   $   321,881   $    390,455   $     86,367
                                          =====================================================================================

See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    FINANCIAL HIGHLIGHTS
    SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD

                                             Net realized                    Dividends
                Net Asset                    & unrealized                     declared      Distributions
                 Value,          Net         gain (loss)      Total from      from net      declared from
  Period        beginning     investment          on          investment     investment     net realized      Distributions
   ended        of period       income       investments      operations       income           gain          from Capital
---------------------------------------------------------------------------------------------------------------------------
                                                                                                              Growth Fund,
                                                                                                                 Class A
                                                                                                              -------------
12/31/97         $ 17.92        $ 0.03          $ 4.16          $ 4.19             --          ($ 0.85)               --
12/31/96           15.53          0.02            3.18            3.20             --            (0.81)               --
6/05/95-
12/31/95           17.59          0.08            1.95            2.03          (0.10)           (3.99)               --
                                                                                                              Growth Fund,
                                                                                                                 Class B
                                                                                                              -------------
12/31/97           17.76         (0.15)           4.17            4.02             --            (0.85)               --
12/31/96           15.50         (0.06)           3.13            3.07             --            (0.81)               --
6/05/95-
12/31/95           17.59          0.06            1.92            1.98          (0.08)           (3.99)               --
                                                                                                              Growth Fund,
                                                                                                                 Class C
                                                                                                              -------------
12/31/97           17.76         (0.13)           4.13            4.00             --            (0.85)               --
12/31/96           15.50         (0.05)           3.12            3.07             --            (0.81)               --
6/05/95-
12/31/95           17.59          0.04            1.92            1.96          (0.06)           (3.99)               --
                                                                                                              Growth Fund,
                                                                                                                 Class T
                                                                                                              -------------
12/31/97           17.82         (0.17)           4.22            4.05             --            (0.85)               --
12/31/96           15.53         (0.06)           3.16            3.10             --            (0.81)               --
12/31/95           15.75          0.07            3.77            3.84          (0.07)           (3.99)               --
12/31/94           17.33          0.08           (1.41)          (1.33)         (0.08)           (0.15)          ($ 0.02)
12/31/93           16.36          0.02            1.67            1.69          (0.04)           (0.67)            (0.01)
12/31/92           16.37          0.02            1.30            1.32          (0.02)           (1.31)               --
12/31/91           12.49          0.09            4.62            4.71          (0.08)           (0.75)               --
12/31/90           13.85          0.10           (0.83)          (0.73)         (0.10)           (0.51)            (0.02)
                                                                                                              Growth Fund,
                                                                                                                 Class I
                                                                                                              -------------
3/31/97-
12/31/97           17.90          0.01            4.30            4.31             --            (0.85)               --
                                                                                                              Special Fund,
                                                                                                                 Class A
                                                                                                              -------------
12/31/97           24.72         (0.02)           3.68            3.66             --            (0.61)               --
12/31/96           20.92         (0.04)           3.84            3.80             --               --                --
6/05/95-
12/31/95           19.56         (0.09)           2.48            2.39             --            (1.03)               --
                                                                                                              Special Fund,
                                                                                                                 Class B
                                                                                                              -------------
12/31/97           24.46         (0.19)           3.61            3.42             --            (0.61)               --
12/31/96           20.84         (0.12)           3.74            3.62             --               --                --
6/05/95-
12/31/95           19.56         (0.12)           2.43            2.31             --            (1.03)               --
                                                                                                              Special Fund,
                                                                                                                 Class C
                                                                                                              -------------
12/31/97           24.46         (0.20)           3.61            3.41             --            (0.61)               --
12/31/96           20.84         (0.13)           3.75            3.62             --               --                --
6/05/95-
12/31/95           19.56         (0.15)           2.46            2.31             --            (1.03)               --
                                                                                                              Special Fund,
                                                                                                                 Class T
                                                                                                              -------------
12/31/97           24.48         (0.18)           3.65            3.47             --            (0.61)               --
12/31/96           20.84         (0.21)           3.85            3.64             --               --                --
12/31/95           19.64         (0.34)           2.57            2.23             --            (1.03)               --
12/31/94           20.79         (0.25)          (0.76)          (1.01)            --            (0.14)               --
12/31/93           17.40         (0.32)           3.83            3.51             --            (0.12)               --
12/31/92           15.74         (0.33)           2.61            2.28             --            (0.62)               --
12/31/91           10.64         (0.21)           6.24            6.03             --            (0.93)               --
12/31/90           11.67         (0.20)          (0.83)          (1.03)            --               --                --
                                                                                              Balance Sheet Opportunities
                                                                                                     Fund, Class A
                                                                                            -------------------------------
12/31/97           11.78          0.52            2.27            2.79          (0.54)           (1.03)               --
12/31/96           12.53          0.56            0.74            1.30          (0.57)           (1.48)               --
6/05/95-
12/31/95           12.77          0.43            1.06            1.49          (0.48)           (1.25)               --
                                                                                              Balance Sheet Opportunities
                                                                                                     Fund, Class B
                                                                                            -------------------------------
12/31/97           11.74          0.44            2.25            2.69          (0.46)           (1.03)               --
12/31/96           12.51          0.50            0.71            1.21          (0.50)           (1.48)               --
6/05/95-
12/31/95           12.77          0.35            1.09            1.44          (0.45)           (1.25)               --
                                                                                              Balance Sheet Opportunities
                                                                                                     Fund, Class C
                                                                                            -------------------------------
12/31/97           11.75          0.43            2.25            2.68          (0.45)           (1.03)               --
12/31/96           12.52          0.49            0.70            1.19          (0.48)           (1.48)               --
6/05/95-
12/31/95           12.77          0.38            1.07            1.45          (0.45)           (1.25)               --
                                                                                              Balance Sheet Opportunities
                                                                                                     Fund, Class T
                                                                                            -------------------------------
12/31/97           11.79          0.50            2.24            2.74          (0.49)           (1.03)               --
12/31/96           12.54          0.53            0.73            1.26          (0.53)           (1.48)               --
12/31/95           11.54          0.57            2.27            2.84          (0.59)           (1.25)               --
12/31/94           12.94          0.57           (1.25)          (0.68)         (0.54)           (0.16)            (0.02)
12/31/93           12.05          0.49            1.20            1.69          (0.49)           (0.31)               --
12/31/92           11.66          0.55            0.36            0.91          (0.52)              --                --
12/31/91           10.13          0.57            1.53            2.10          (0.57)              --                --
12/31/90           10.71          0.61           (0.54)           0.07          (0.63)              --             (0.02)

                                                                                                  Ratio of
                                                                  Ratio of                           net
                                Net                    Net        expenses         Ratio of      investment
                               Asset                 Assets,         to            expense        income to
                               Value,                 end of       average      reimbursement      average
  Period         Total         end of     Total       period         net         to average          net         Portfolio
   ended     Distributions     period     Return     (000's)      assets(1)     net assets(1)     assets(1)      turnover
--------------------------------------------------------------------------------------------------------------------------
12/31/97        ($ 0.85)       $21.26      23.59%      $9,334         1.37%          0.03%            0.04%           32%
12/31/96          (0.81)        17.92      20.54        4,750         1.50           0.06             0.11            62
6/05/95-
12/31/95          (4.09)        15.53      11.55        1,355         1.42             --             0.63           134

12/31/97          (0.85)        20.93      22.84        8,815         2.14             --            (0.95)           32
12/31/96          (0.81)        17.76      19.74        4,444         2.20           0.04            (0.55)           62
6/05/95-
12/31/95          (4.07)        15.50      11.27        1,987         2.07             --             0.06           134

12/31/97          (0.85)        20.91      22.73        1,152         2.17             --            (1.00)           32
12/31/96          (0.81)        17.76      19.74          365         2.20           0.15            (0.57)           62
6/05/95-
12/31/95          (4.05)        15.50      11.17           69         2.11             --             0.02           134

12/31/97          (0.85)        21.02      22.94       73,674         2.03             --            (0.81)           32
12/31/96          (0.81)        17.82      19.90       70,406         2.00           0.04            (3.05)           62
12/31/95          (4.06)        15.53      24.40       76,343         2.00             --             0.37           134
12/31/94          (0.25)        15.75      (7.66)      76,391         2.00             --             0.49            54
12/31/93          (0.72)        17.33      10.36       80,759         2.04             --             0.13            42
12/31/92          (1.33)        16.36       8.05       56,759         2.15             --             0.09            47
12/31/91          (0.83)        16.37      38.10       40,884         2.25             --             0.66            64
12/31/90          (0.63)        12.49      (5.24)      24,927         2.33             --             0.80            54

3/31/97-
12/31/97          (0.85)        21.36      24.29      113,529         1.02             --             0.08            32

12/31/97          (0.61)        27.77      14.92       78,160         1.43             --            (0.07)          175
12/31/96             --         24.72      18.16       65,660         1.46           0.01            (0.30)          140
6/05/95-
12/31/95          (1.03)        20.92      12.20        2,335         1.50             --            (0.91)           71

12/31/97          (0.61)        27.27      14.10      169,516         2.15             --            (0.78)          175
12/31/96             --         24.46      17.37      126,859         2.17           0.01            (1.01)          140
6/05/95-
12/31/95          (1.03)        20.84      11.79        1,491         2.20           0.01            (1.64)           71

12/31/97          (0.61)        27.26      14.06       51,460         2.18             --            (0.82)          175
12/31/96             --         24.46      17.37       37,342         2.20           0.01            (1.03)          140
6/05/95-
12/31/95          (1.03)        20.84      11.79           62         2.20           0.03            (1.60)           71

12/31/97          (0.61)        27.34      14.29       32,800         1.99             --            (0.62)          175
12/31/96             --         24.48      17.47       35,670         2.07           0.04            (0.89)          140
12/31/95          (1.03)        20.84      11.34       33,557         2.16             --            (1.50)           71
12/31/94          (0.14)        19.64      (4.86)      38,848         2.16             --            (1.25)           39
12/31/93          (0.12)        20.79      20.16       28,838         2.34             --            (1.66)           35
12/31/92          (0.62)        17.40      14.54       11,336         2.84             --            (2.12)           40
12/31/91          (0.93)        15.74      57.27        5,480         2.95           0.74            (1.57)           85
12/31/90             --         10.64      (8.83)       3,024         2.95           2.03            (0.97)           72

12/31/97          (1.57)        13.00      24.31        1,281         1.50           0.02             4.01           130
12/31/96          (2.05)        11.78      10.54        1,100         1.40           0.09             4.30           107
6/05/95-
12/31/95          (1.73)        12.53      11.95          797         1.27             --             4.99           131

12/31/97          (1.49)        12.94      23.48        4,969         2.15           0.02             3.37           130
12/31/96          (1.98)        11.74       9.76        3,765         2.10           0.07             3.64           107
6/05/95-
12/31/95          (1.70)        12.51      11.56        1,759         1.95             --             4.38           131

12/31/97          (1.48)        12.95      23.41          756         2.25             --             3.30           130
12/31/96          (1.96)        11.75       9.72          372         2.10           0.10             3.61           107
6/05/95-
12/31/95          (1.70)        12.52      11.49          231         1.91             --             4.49           131

12/31/97          (1.52)        13.01      23.91       53,201         1.83           0.04             3.70           130
12/31/96          (2.01)        11.79      10.18       59,490         1.69           0.06             3.99           107
12/31/95          (1.84)        12.54      25.11       72,472         1.68             --             4.44           131
12/31/94          (0.72)        11.54      (5.33)      73,764         1.69             --             4.36            59
12/31/93          (0.80)        12.94      14.08       80,841         1.77             --             3.99            38
12/31/92          (0.52)        12.05       8.06       56,823         2.02             --             4.73            59
12/31/91          (0.57)        11.66      21.17       49,367         2.06             --             5.21            77
12/31/90          (0.65)        10.13       0.78       44,750         2.10             --             5.73            57


               Average
             Commission
  Period         Per
   ended      Share(2)
------------------------
12/31/97       $0.0609
12/31/96        0.0593
6/05/95-
12/31/95            --

12/31/97        0.0609
12/31/96        0.0593
6/05/95-
12/31/95            --

12/31/97        0.0609
12/31/96        0.0593
6/05/95-
12/31/95            --

12/31/97        0.0609
12/31/96        0.0593
12/31/95            --
12/31/94            --
12/31/93            --
12/31/92            --
12/31/91            --
12/31/90            --

3/31/97-
12/31/97        0.0609

12/31/97        0.0383
12/31/96        0.0392
6/05/95-
12/31/95            --

12/31/97        0.0383
12/31/96        0.0392
6/05/95-
12/31/95            --

12/31/97        0.0383
12/31/96        0.0392
6/05/95-
12/31/95            --

12/31/97        0.0383
12/31/96        0.0392
12/31/95            --
12/31/94            --
12/31/93            --
12/31/92            --
12/31/91            --
12/31/90            --

12/31/97        0.0629
12/31/96        0.0690
6/05/95-
12/31/95            --

12/31/97        0.0629
12/31/96        0.0690
6/05/95-
12/31/95            --

12/31/97        0.0629
12/31/96        0.0690
6/05/95-
12/31/95            --

12/31/97        0.0629
12/31/96        0.0690
12/31/95            --
12/31/94            --
12/31/93            --
12/31/92            --
12/31/91            --
12/31/90            --

(1) Annualized
(2) For fiscal years beginning on or after September 1, 1995, a portfolio is required to disclose the average commission rate per share it paid for trades on which commissions were charged.

See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    FINANCIAL HIGHLIGHTS
    SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD -- (CONTINUED)

                                             Net realized                    Dividends
                Net Asset                    & unrealized                     declared      Distributions
                 Value,          Net         gain (loss)      Total from      from net      declared from
  Period        beginning     investment          on          investment     investment     net realized      Distributions
   ended        of period       income       investments      operations       income           gain          from Capital
---------------------------------------------------------------------------------------------------------------------------
                                                                                                               High Yield
                                                                                                              Fund, Class A
                                                                                                              -------------
12/31/97         $  8.94        $ 0.73          $ 0.23          $ 0.96         ($0.76)              --                --
12/31/96            8.56          0.76            0.44            1.20          (0.75)              --           ($ 0.07)
12/31/95            8.68          0.48           (0.10)           0.38          (0.50)              --                --
                                                                                                               High Yield
                                                                                                              Fund, Class B
                                                                                                              -------------
12/31/97            8.95          0.67            0.23            0.90          (0.70)              --                --
12/31/96            8.57          0.71            0.43            1.14          (0.69)              --           ($ 0.07)
12/31/95            8.68          0.44           (0.09)           0.35          (0.46)              --                --
                                                                                                               High Yield
                                                                                                              Fund, Class C
                                                                                                              -------------
12/31/97            8.95          0.67            0.23            0.90          (0.70)              --                --
12/31/96            8.57          0.72            0.42            1.14          (0.69)              --           ($ 0.07)
12/31/95            8.68          0.44           (0.09)           0.35          (0.46)              --                --
                                                                                                               High Yield
                                                                                                              Fund, Class T
                                                                                                              -------------
12/31/97            8.94          0.71            0.23            0.94          (0.74)              --                --
12/31/96            8.56          0.73            0.45            1.18          (0.73)              --           ($ 0.07)
12/31/95            8.29          0.84            0.26            1.10          (0.83)              --                --
12/31/94            9.31          0.81           (0.99)          (0.18)         (0.83)         ($ 0.01)               --
12/31/93            9.09          0.85            0.80            1.65          (0.83)           (0.60)               --
12/31/92            7.94          0.92            1.19            2.11          (0.94)           (0.02)               --
12/31/91            6.27          1.08            1.67            2.75          (1.08)              --                --
12/31/90            8.55          1.12           (2.30)          (1.18)         (1.10)              --                --
                                                                                                                Strategic
                                                                                                              Income Fund,
                                                                                                                 Class A
                                                                                                              -------------
12/31/97           12.67          1.00           (0.69)           0.31          (0.94)              --                --
12/31/96           12.40          0.93            0.35            1.28          (1.01)              --                --
6/05/95-
12/31/95           12.24          0.63            0.13            0.76          (0.60)              --                --
                                                                                                                Strategic
                                                                                                              Income Fund,
                                                                                                                 Class B
                                                                                                              -------------
12/31/97           12.67          0.87           (0.66)           0.21          (0.85)              --                --
12/31/96           12.39          0.85            0.36            1.21          (0.93)              --                --
6/05/95-
12/31/95           12.24          0.55            0.15            0.70          (0.55)              --                --
                                                                                                                Strategic
                                                                                                              Income Fund,
                                                                                                                 Class C
                                                                                                              -------------
12/31/97           12.65          0.88           (0.65)           0.23          (0.86)              --                --
12/31/96           12.38          0.85            0.35            1.20          (0.93)              --                --
6/05/95-
12/31/95           12.24          0.55            0.14            0.69          (0.55)              --                --
                                                                                                                Strategic
                                                                                                              Income Fund,
                                                                                                                 Class T
                                                                                                              -------------
12/31/97           12.67          0.94           (0.70)           0.24          (0.87)              --                --
12/31/96           12.39          0.88            0.35            1.23          (0.95)              --                --
12/31/95           11.71          0.98            0.66            1.64          (0.96)              --                --
7/01/94-
12/31/94           12.00          0.51           (0.25)           0.26          (0.49)           (0.05)            (0.01)
                                                                                              Government Securities Fund,
                                                                                                        Class A
                                                                                            -------------------------------
12/31/97            9.48          0.68              --            0.68          (0.63)              --                --
12/31/96           10.07          0.63           (0.60)           0.03          (0.62)              --                --
6/05/95-
12/31/95            9.51          0.34            0.59            0.93          (0.37)              --                --
                                                                                              Government Securities Fund,
                                                                                                        Class B
                                                                                            -------------------------------
12/31/97            9.48          0.52            0.11            0.63          (0.56)              --                --
12/31/96           10.07          0.57           (0.60)          (0.03)         (0.56)              --                --
6/05/95-
12/31/95            9.51          0.30            0.59            0.89          (0.33)              --                --
                                                                                              Government Securities Fund,
                                                                                                        Class C
                                                                                            -------------------------------
12/31/97            9.47          0.59            0.04            0.63          (0.56)              --                --
12/31/96           10.07          0.58           (0.62)          (0.04)         (0.56)              --                --
6/05/95-
12/31/95            9.51          0.30            0.59            0.89          (0.33)              --                --
                                                                                              Government Securities Fund,
                                                                                                        Class T
                                                                                            -------------------------------
12/31/97            9.48          0.57            0.10            0.67          (0.60)              --                --
12/31/96           10.07          0.60           (0.59)           0.01          (0.60)              --                --
12/31/95            8.74          0.58            1.35            1.93          (0.60)              --                --
12/31/94           10.32          0.56           (1.56)          (1.00)         (0.57)              --             (0.01)
12/31/93            9.22          0.59            1.09            1.68          (0.58)              --                --
12/31/92            8.99          0.61            0.23            0.84          (0.61)              --                --
12/31/91            8.47          0.67            0.52            1.19          (0.67)              --                --
12/31/90            8.47          0.68              --            0.68          (0.68)              --                --

                                                                                                  Ratio of
                                                                  Ratio of                           net
                                Net                    Net        expenses         Ratio of      investment
                               Asset                 Assets,         to            expense        income to
                               Value,                 end of       average      reimbursement      average
  Period         Total         end of     Total       period         net         to average          net         Portfolio
   ended     Distributions     period     Return     (000's)      assets(1)     net assets(1)     assets(1)      turnover
--------------------------------------------------------------------------------------------------------------------------
12/31/97        ($ 0.76)       $ 9.14      11.18%     $16,213         1.20%            --             8.06%          134%
12/31/96          (0.82)         8.94      14.74       13,146         1.11             --             8.60           128
12/31/95          (0.50)         8.56       4.48        7,466         1.02             --             9.83           103

12/31/97          (0.70)         9.15      10.38      108,469         1.91             --             7.35           134
12/31/96          (0.76)         8.95      13.94       79,199         1.81             --             7.88           128
12/31/95          (0.46)         8.57       4.17       29,063         1.71             --             9.18           103

12/31/97          (0.70)         9.15      10.37       21,393         1.92             --             7.35           134
12/31/96          (0.76)         8.95      13.93       14,275         1.82             --             7.85           128
12/31/95          (0.46)         8.57       4.17        3,410         1.72             --             9.29           103

12/31/97          (0.74)         9.14      10.86      109,320         1.47             --             7.77           134
12/31/96          (0.80)         8.94      14.49      124,431         1.31             --             8.43           128
12/31/95          (0.83)         8.56      13.71      139,711         1.33             --             9.69           103
12/31/94          (0.84)         8.29      (2.18)     136,426         1.34             --             9.08            86
12/31/93          (1.43)         9.31      18.89      125,095         1.40             --             8.84           176
12/31/92          (0.96)         9.09      27.57       64,063         1.50           0.05%           10.30           122
12/31/91          (1.08)         7.94      46.49       25,651         1.50           0.46            14.84            57
12/31/90          (1.10)         6.27     (14.59)      11,342         1.44           0.81            15.15           156

12/31/97          (0.94)        12.04       2.50       12,523         1.45           0.03             7.75           225
12/31/96          (1.01)        12.67      10.88       17,293         1.40           0.05             7.55           130
6/05/95-
12/31/95          (0.60)        12.40       6.40       21,790         1.36           0.07             7.03           153

12/31/97          (0.85)        12.03       1.67       29,921         2.18           0.02             7.02           225
12/31/96          (0.93)        12.67      10.18       30,733         2.10           0.09             6.82           130
6/05/95-
12/31/95          (0.55)        12.39       5.89       22,143         2.06           0.06             6.47           153

12/31/97          (0.86)        12.02       1.75        4,397         2.17           0.02             7.03           225
12/31/96          (0.93)        12.65      10.11        4,222         2.10           0.11             6.79           130
6/05/95-
12/31/95          (0.55)        12.38       5.81        2,172         2.02           0.06             6.48           153

12/31/97          (0.87)        12.04       1.89       20,172         2.03           0.05             7.17           225
12/31/96          (0.95)        12.67      10.39       27,350         1.90           0.09             7.07           130
12/31/95          (0.96)        12.39      14.54       30,228         1.90           0.28             6.86           153
7/01/94-
12/31/94          (0.55)        11.71       2.14       25,252         1.90           0.63             7.92           156

12/31/97          (0.63)         9.53       7.46        1,744         1.15           0.17             6.44           129
12/31/96          (0.62)         9.48       0.57       14,185         1.09           0.20             6.85           101
6/05/95-
12/31/95          (0.37)        10.07      10.04        3,235         1.02           0.20             6.01           295

12/31/97          (0.56)         9.55       6.93       13,503         1.89           0.17             5.50           129
12/31/96          (0.56)         9.48      (0.15)       9,135         1.80           0.20             6.05           101
6/05/95-
12/31/95          (0.33)        10.07       9.61        2,790         1.70           0.20             5.20           295

12/31/97          (0.56)         9.54       6.93          542         1.85           0.17             5.67           129
12/31/96          (0.56)         9.47      (0.21)       1,147         1.80           0.21             6.22           101
6/05/95-
12/31/95          (0.33)        10.07       9.61            8         1.68           0.20             5.28           295

12/31/97          (0.60)         9.55       7.38       89,939         1.45           0.20             5.99           129
12/31/96          (0.60)         9.48       0.32      112,126         1.30           0.21             6.37           101
12/31/95          (0.60)        10.07      22.90      150,951         1.30           0.20             6.23           295
12/31/94          (0.58)         8.74      (9.82)     152,608         1.29           0.20             6.00           315
12/31/93          (0.58)        10.32      18.48      184,156         1.31           0.20             5.83            81
12/31/92          (0.61)         9.22       9.77      144,144         1.39           0.20             6.81           120
12/31/91          (0.67)         8.99      14.73      121,389         1.44           0.20             7.68            87
12/31/90          (0.68)         8.47       8.57      108,420         1.43           0.20             8.23            17

               Average
             Commission
  Period         Per
   ended      Share(2)
------------------------
12/31/97            --
12/31/96       $0.0777
12/31/95            --

12/31/97            --
12/31/96        0.0777
12/31/95            --

12/31/97            --
12/31/96        0.0777
12/31/95            --

12/31/97            --
12/31/96        0.0777
12/31/95            --
12/31/94            --
12/31/93            --
12/31/92            --
12/31/91            --
12/31/90            --

12/31/97            --
12/31/96            --
6/05/95-
12/31/95            --

12/31/97            --
12/31/96            --
6/05/95-
12/31/95            --

12/31/97            --
12/31/96            --
6/05/95-
12/31/95            --

12/31/97            --
12/31/96            --
12/31/95            --
7/01/94-
12/31/94            --

12/31/97            --
12/31/96            --
6/05/95-
12/31/95            --

12/31/97            --
12/31/96            --
6/05/95-
12/31/95            --

12/31/97            --
12/31/96            --
6/05/95-
12/31/95            --

12/31/97            --
12/31/96            --
12/31/95            --
12/31/94            --
12/31/93            --
12/31/92            --
12/31/91            --
12/31/90            --

(1) Annualized
(2) For fiscal years beginning on or after September 1, 1995, a portfolio is required to disclose the average commission rate per share it paid for trades on which commissions were charged.

See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1997

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Organization -- Northstar Growth Fund, Northstar Special Fund, Northstar Balance Sheet Opportunities Fund, Northstar High Yield Fund, Northstar Strategic Income Fund, and Northstar Government Securities Fund (collectively the "Funds") are organized under the laws of the Commonwealth of Massachusetts and registered under the Investment Company Act of 1940 as diversified open-end management investment companies. Each is a separate investment company with its own investment objective and specific investment goals set forth below:

    NORTHSTAR GROWTH FUND ("Growth Fund") seeks to achieve long-term growth of capital by investing principally in common stocks selected for their prospects for capital appreciation.

    NORTHSTAR SPECIAL FUND ("Special Fund") seeks to achieve capital appreciation through investment in a diversified portfolio of equity securities selected for their potential for growth, primarily in small and mid-capitalization companies.

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND ("Balance Sheet Opportunities Fund") seeks to realize income and secondarily, capital appreciation through investments in a balance of debt securities, common and preferred stocks, and securities convertible into common stock.

    NORTHSTAR HIGH YIELD FUND ("High Yield Fund") seeks to achieve high current income primarily through investments in long and intermediate-term high yield-high risk, lower-rated and nonrated corporate debt instruments.

    NORTHSTAR STRATEGIC INCOME FUND ("Strategic Income Fund") seeks to achieve high current income by allocating its investments among the following three sectors of the fixed income securities markets: debt obligations of the U.S. Government, its agencies and instrumentalities; high yield-high risk, lower-rated and nonrated U.S. and foreign fixed income securities, and investment grade debt obligations of foreign governments, their agencies and instrumentalities and obligations of supranational entities.

    NORTHSTAR GOVERNMENT SECURITIES FUND ("Government Securities Fund") seeks to achieve a high level of current income and to conserve principal by investing in debt obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities.

    Security Valuation -- Equity securities are valued at the closing sale prices reported on recognized securities exchanges or lacking any sales, at the last available bid price. Prices of long-term debt securities are valued on the basis of last reported sales price, or if no sales are reported, the value is determined based upon the mean of representative quoted bid or asked prices for such securities, or, if such prices are not available, at prices provided by market makers, or at prices for securities of comparable maturity, quality and type. Short-term debt instruments with remaining maturities of less than 60 days are valued at amortized cost, unless the Trustees determine that amortized cost does not reflect the fair value of such obligations. Securities for which market quotations are not readily available are valued at fair value determined in good faith by or under direction of the Trustees of the Funds. The books and records of the Funds are maintained in U.S. dollars. Securities quoted in foreign currencies are translated into in U.S. dollars based on the prevailing exchange rates on that day. The Adviser uses independent pricing services to price the Funds' securities.

    Security Transactions, Investment Income and Expenses -- Security transactions are recorded on the trade date. Realized gains or losses on sales of investments are calculated on the identified cost basis. Interest income is recorded on the accrual basis except when collection is not expected; discounts are accrued, and premiums amortized to par at maturity; dividend income is recorded on the ex-dividend dates. Income, expenses (except class specific expenses), and realized/unrealized gains/losses, are allocated proportionately to each Fund or class of shares based upon the relative net asset value.

    Distributions to Shareholders -- Dividends from net investment income are declared and paid monthly by the Government Securities, Strategic Income and High Yield Funds, declared and paid quarterly by the Balance Sheet Opportunities Fund and declared and paid annually by the Growth and Special Funds. Distributions of net realized capital gains, if any, are declared annually; however, to the extent that a net realized capital gain can be reduced by a capital loss carryover, such gain will not be distributed.

    The Funds may periodically make reclassifications among certain of their capital accounts as a result of the timing and characterization of certain income and capital gains distributions determined annually in accordance with Federal tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to return of capital distributions received on portfolio securities, and differing treatments of foreign currency transactions, income earned from limited partnerships, and net operating losses. As of December 31, 1997, the following amounts have been reclassified from undistributed net investment income to accumulated net realized gain(loss) on investments and paid-in-capital:

    NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1997

             UNDISTRIBUTED    ACCUMULATED NET
             NET INVESTMENT    REALIZED GAIN
                 INCOME       ON INVESTMENTS    PAID-IN- CAPTIAL
             --------------   ---------------   ---------------
Growth Fund    $  608,762       $  (696,823)      $    88,061
Special
 Fund           1,848,388                 0        (1,848,388)
Balance
 Sheet
 Opportunities
 Fund                   0           (43,151)           43,151
High Yield
 Fund             817,699                 0          (817,699)
Strategic
 Income
 Fund            (341,750)          381,210           (39,460)
Government
 Securities
 Fund             681,367         2,387,010        (3,068,377)

    These restatements did not affect net investment income, net realized gain on investments, or net assets for the year ended December 31, 1997.

    Foreign Currency -- The Funds isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held.

    Net realized gain(loss) on foreign currency transactions represent the foreign exchange:

    (1) gains and losses from the sale of holdings of foreign currencies, (2) gains and losses between trade date and settlement date on investment securities transactions and forward exchange contracts, and (3) gains and losses from the difference between amounts of interest and dividends recorded and the amounts actually received.

    Forward Foreign Currency Contracts, Options and Futures -- The Funds may enter into forward foreign currency contracts ("contracts") to purchase or sell currencies at a specified rate at a future date. The Funds may enter into these contracts solely for hedging purposes.

    The Funds write and purchase put and call options on foreign currencies. The premium paid or collected by the Funds for the purchase or sale of a call or put option is recorded as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Funds have purchased or sold expires on the stipulated expiration date, the Funds realize a gain or loss in the amount of the cost of the option.

    The amount of potential gain or loss to the Funds upon exercise of a written call option is the value (in U.S. dollars) of the currency sold, less the value of the U.S. dollars received in exchange. The amount of potential gain or loss to the Funds upon exercise of a written put option is the value (in U.S. dollars) of the currency received, less the value of the U.S. dollars paid in exchange.

    Risks may arise upon entering these contracts from the potential inability of counterparties to meet the terms of their contract and from unanticipated movement in the value of a foreign currency relative to the U.S. dollar.

    Initial margin deposits made upon entering into futures contracts are recognized as assets due from the broker (the Fund's agent in acquiring the futures position). During the period the futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by marking to market on a daily basis to reflect the market value of the contract at the end of each day's trading.

    Variation margin payments are received or made, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Funds record a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Fund's basis in the contract.

    Repurchase Agreements -- The Funds' Custodian takes possession of collateral pledged for investments in repurchase agreements. The underlying collateral is valued daily on a mark-to-market basis to assure that the value, including accrued interest, is at least equal to the repurchase price. In the event of default of the obligation to repurchase, the Funds have the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

    Federal Income Taxes -- The Funds intend to comply with the special provisions of the Internal Revenue Code available to investment companies and to distribute all of the taxable net income to their respective shareholders. Therefore, no Federal income tax provision or excise tax provision is required.

    Organization Expenses -- Organization expenses have been capitalized by the Funds and amortized on a straight-line basis over a 60 month period from the commencement of operations of each Fund. Costs incurred by the Strategic Income Fund in connection with its organization and its original registration amounted to $105,074.

    Management use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date(s) of financial statements and the reported amounts of

    NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1997

income and expenses during the reporting period(s). Actual results could differ from those estimates.

NOTE 2. INVESTMENT ADVISER, ADMINISTRATOR AND DISTRIBUTOR

    Northstar, Inc. (and its wholly owned operating subsidiaries, Northstar Investment Management Corp., Northstar Distributors, Inc. and Northstar Administrator Corp.) is a wholly owned subsidiary of ReliaStar Financial Corp.

    Northstar Investment Management Corp. (the "Adviser") serves as each Fund's investment adviser. Each Fund pays the Adviser an investment advisory fee calculated at an annual rate of 0.60% of average daily net assets for High Yield Fund, 0.65% of average daily net assets for the Government Securities, Strategic Income and Balance Sheet Opportunities Funds, and 0.75% of average daily net assets for the Growth and Special Funds. The Adviser has agreed to waive 0.20% of its advisory fee for the Government Securities Fund through June 2, 1997 and 0.15% of its' fee from June 3, 1997 through December 31, 1997 therefore the rate paid equals 0.45% and 0.50% of average daily net assets, respectively. For the period ended December 31, 1997, the Adviser waived $201,863 of advisory fees for the Government Securities Fund. For the period ended December 31, 1997, the Funds paid advisory fees to Northstar Investment Management Corp. of $6,676,023. Navellier Fund Management, Inc. ("Navellier"), a registered investment adviser, serves as subadviser to the Special Fund pursuant to a Subadvisory Agreement dated February 1, 1996, between the Adviser and Navellier. For its services, Navellier receives from the adviser, an annual fee equal to 0.48% of the average daily net assets of the Fund. For the period ended December 31, 1997, Navellier received $1,498,283 in subadvisory fees from the Adviser.

    The Adviser has voluntarily undertaken to limit the expenses through June 2, 1997 of the Growth Fund 1.50%(Class A), 2.20% (Class B & C), 2.00% (Class T), and 1.20% (Class I); Balance Sheet Opportunities Fund 1.40% (Class A), 2.10% (Class B & C), and 1.69% (Class T); Strategic Income Fund 1.40% (Class A), 2.10% (Class B & C), and 1.90% (Class T), and Government Securities Fund 1.20% (Class
A), 1.90% (Class B & C), and 1.30% (Class T) of each respective class's average net assets. The Adviser will reimburse the Funds for amounts in excess of such limits, up to the total amount of fees received during the period. At December 31, 1997, the Advisor's reimbursements aggregated $10,655, $20,690, $21,320, and $25,940 for the Growth, Balance Sheet Opportunities, Strategic Income, and Government Securities Funds, respectively.

    Northstar Administrators Corp.(the "Administrator"), an affiliate of the Adviser, serves as administrator to the Funds pursuant to an Administrative Services Agreement. The Funds pay the Administrator a fee calculated at an annual rate of 0.10% of each Fund's average daily net assets, and an annual shareholder account servicing fee of $5.00, payable semi-annually, for each account of benefical owners of shares. For the period ended December 31, 1997, the Administrator earned $758,819 in administrative and account servicing fees.

    Northstar Distributors, Inc. (the "Distributor") an affiliate of the Adviser and the Administrator, is the distributor of each Fund's shares. Under separate Plans of Distribution pertaining to Class A, Class B, Class C, Class T and Class I shares, the Funds pay the Distributor monthly service fees at an annual rate of 0.25% of the average daily net assets in the case of Class A, Class B, Class C and Class T shares, and monthly distribution fees at the annual rate of 0.05% of the average daily net assets of Class A shares and 0.75% of the average daily net assets of Class B and Class C shares for all Funds. Class T shares pay monthly distribution fees at an annual rate of 0.40% of average daily net assets for the Government Securities and High Yield Funds, 0.50% of average daily net assets for the Balance Sheet Opportunities Fund and 0.70% of average daily net assets for the Strategic Income, Growth and Special Funds. Class I does not pay distribution and service fees. At December 31, 1997, the Funds owed the Distributor $623,890 in service and distribution fees.

    The Distributor also receives the proceeds of the initial sales charges paid by shareholders upon the purchase of Class A shares, and the contingent deferred sales charge paid by shareholders upon certain redemptions of Class A, Class B, Class C, and Class T shares. For the year ended December 31, 1997, the Distributor earned the following amounts in sales charges:

                     CLASS A     CLASS B     CLASS C   CLASS T
                      SHARES      SHARES     SHARES     SHARES
                     --------   ----------   -------   --------
Initial sales
 charges             $168,527          N/A       N/A        N/A
Contingent deferred
 sales charges         19,613   $1,191,059   $76,182   $295,636

    NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1997

NOTE 3. PURCHASES AND SALES OF INVESTMENT SECURITIES

    The aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) for the period ended December 31, 1997, were as follows:

                                                                         BALANCE SHEET                               GOVERNMENT
                                                                         OPPORTUNITIES   HIGH YIELD    STRATEGIC     SECURITIES
                                             GROWTH FUND   SPECIAL FUND      FUND           FUND      INCOME FUND       FUND
                                             ------------  ------------  -------------  ------------  ------------  ------------
Aggregate purchases                          $145,656,638  $534,272,587   $73,053,600   $333,208,197  $149,909,671  $143,805,716
Aggregate sales                              $ 56,187,171  $519,072,484   $73,344,326   $303,449,640  $156,117,414  $154,326,702

    U.S. Government Securities included above were as follows:

                                                                          BALANCE SHEET                 STRATEGIC    GOVERNMENT
                                                                          OPPORTUNITIES   HIGH YIELD     INCOME      SECURITIES
                                               GROWTH FUND  SPECIAL FUND      FUND           FUND         FUND          FUND
                                               -----------  ------------  -------------  ------------  -----------  ------------
Aggregate purchases                            $         0  $          0   $         0   $          0  $27,282,265  $138,357,901
Aggregate sales                                $         0  $          0   $         0   $          0  $15,800,159  $154,220,731

NOTE 4. PORTFOLIO SECURITIES (TAX BASIS)

    The cost of securities for federal income tax purposes and the aggregate appreciation and depreciation of securities at December 31, 1997 were as follows:

                                                                          BALANCE SHEET                              GOVERNMENT
                                                                          OPPORTUNITIES   HIGH YIELD    STRATEGIC    SECURITIES
                                              GROWTH FUND   SPECIAL FUND      FUND           FUND      INCOME FUND      FUND
                                              ------------  ------------  -------------  ------------  -----------  ------------
Cost (tax basis)                              $156,411,258  $274,426,665   $50,986,181   $228,259,465  $55,363,998  $101,920,914
                                              ------------  ------------  -------------  ------------  -----------  ------------
Appreciated Securities                          53,888,398    56,210,279    11,052,400     11,557,803    1,469,639     2,598,087
Depreciated Securities                          (4,432,062)   (9,006,915)   (2,471,709)      (955,836)  (1,470,117)     (210,750)
                                              ------------  ------------  -------------  ------------  -----------  ------------
Net Unrealized Appreciation (Depreciation)    $ 49,456,336  $ 47,203,364   $ 8,580,691   $ 10,601,967  ($      478) $  2,387,337
                                              ------------  ------------  -------------  ------------  -----------  ------------

NOTE 5. CAPITAL SHARE TRANSACTIONS

    Transactions in capital shares of each Fund for the period ended December 31, 1997, were as follows:

                                                                    GROWTH FUND
                        ----------------------------------------------------------------------------------------------------
                                CLASS A                 CLASS B             CLASS C               CLASS T           CLASS I
                        ------------------------  -------------------  ------------------  ----------------------  ---------
                          SHARES       AMOUNT     SHARES     AMOUNT    SHARES    AMOUNT     SHARES      AMOUNT      SHARES
                        ----------  ------------  -------  ----------  -------  ---------  --------  ------------  ---------
Shares sold              4,948,104  $ 90,181,184  196,741  $4,073,833  45,632   $ 942,905   103,219  $  2,051,076  5,103,096
Reinvested dividends        16,078       328,000  14,024      278,226   1,589      31,885   132,655     2,674,236    212,049
Shares redeemed         (4,790,196)  (92,183,541) (39,870)   (806,346) (12,677)  (268,724) (682,339)  (13,898,169)         0
                        ----------  ------------  -------  ----------  -------  ---------  --------  ------------  ---------
Net increase (decrease)    173,986  ($ 1,674,357) 170,895  $3,545,713  34,544   $ 706,066  (446,465) ($ 9,172,857) 5,315,145
                        ----------  ------------  -------  ----------  -------  ---------  --------  ------------  ---------


                            AMOUNT
                         ------------
Shares sold              $ 99,644,149
Reinvested dividends        4,342,756
Shares redeemed                     0
                         ------------
Net increase (decrease)  $103,986,905
                         ------------

                                                                         SPECIAL FUND
                                     ------------------------------------------------------------------------------------
                                             CLASS A                   CLASS B                  CLASS C          CLASS T
                                     ------------------------  ------------------------  ----------------------  --------
                                       SHARES       AMOUNT       SHARES       AMOUNT      SHARES      AMOUNT      SHARES
                                     ----------  ------------  ----------  ------------  --------  ------------  --------
Shares sold                           1,364,964  $ 35,499,440   2,018,199  $ 52,638,926   875,397  $ 22,754,897    49,189
Reinvested dividends                     50,419     1,341,158      88,461     2,311,517    16,358       427,279    25,930
Shares redeemed                      (1,257,205)  (33,779,086) (1,077,764)  (28,194,293) (531,137)  (13,917,748) (332,440)
                                     ----------  ------------  ----------  ------------  --------  ------------  --------
Net increase (decrease)                 158,178  $  3,061,512   1,028,896  $ 26,756,150   360,618  $  9,264,428  (257,321)
                                     ----------  ------------  ----------  ------------  --------  ------------  --------


                                        AMOUNT
                                      -----------
Shares sold                           $ 1,297,161
Reinvested dividends                      679,363
Shares redeemed                        (8,754,042)
                                      -----------
Net increase (decrease)               ($6,777,518)
                                      -----------

    NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1997

                                                              BALANCE SHEET OPPORTUNITIES FUND
                                    -------------------------------------------------------------------------------------
                                            CLASS A                   CLASS B                 CLASS C           CLASS T
                                    ------------------------  -----------------------  ----------------------  ----------
                                      SHARES       AMOUNT       SHARES      AMOUNT      SHARES      AMOUNT       SHARES
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------
Shares sold                             18,655  $    247,494      80,799  $ 1,029,162     26,217  $   320,585      19,037
Reinvested dividends                     9,094       115,909      34,359      436,019      6,029       76,490     399,395
Shares redeemed                        (22,622)     (289,132)    (51,749)    (651,384)    (5,429)     (70,103) (1,374,726)
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------
Net increase (decrease)                  5,127  $     74,271      63,409  $   813,797     26,817  $   326,972    (956,294)
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------


                                                                       HIGH YIELD FUND
                                    -------------------------------------------------------------------------------------
                                            CLASS A                   CLASS B                 CLASS C           CLASS T
                                    ------------------------  -----------------------  ----------------------  ----------
                                      SHARES       AMOUNT       SHARES      AMOUNT      SHARES      AMOUNT       SHARES
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------
Shares sold                            673,910  $  6,107,186   4,082,034  $36,992,626  1,196,278  $10,861,847     304,769
Reinvested dividends                    68,304       617,643     223,181    2,020,829     30,648      277,663     552,318
Shares redeemed                       (438,817)   (3,958,008) (1,299,119) (11,783,138)  (483,573)  (4,370,241) (2,811,948)
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------
Net increase (decrease)                303,397  $  2,766,821   3,006,096  $27,230,317    743,353  $ 6,769,269  (1,954,861)
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------

                                                                    STRATEGIC INCOME FUND
                                    -------------------------------------------------------------------------------------
                                            CLASS A                   CLASS B                 CLASS C           CLASS T
                                    ------------------------  -----------------------  ----------------------  ----------
                                      SHARES       AMOUNT       SHARES      AMOUNT      SHARES      AMOUNT       SHARES
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------
Shares sold                            446,966  $  5,589,832     475,283  $ 5,964,807    118,356  $ 1,483,699      25,790
Reinvested dividends                    55,446       690,235      53,638      667,577      7,190       89,264      66,243
Shares redeemed                       (827,291)  (10,431,620)   (468,589)  (5,851,465)   (93,402)  (1,163,649)   (575,430)
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------
Net increase (decrease)               (324,879) ($ 4,151,553)     60,332  $   780,919     32,144  $   409,314    (483,397)
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------

                                                                 GOVERNMENT SECURITIES FUND
                                    -------------------------------------------------------------------------------------
                                            CLASS A                   CLASS B                 CLASS C           CLASS T
                                    ------------------------  -----------------------  ----------------------  ----------
                                      SHARES       AMOUNT       SHARES      AMOUNT      SHARES      AMOUNT       SHARES
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------
Shares sold                             61,921  $    582,690     578,504  $ 5,464,770     68,250  $   644,001      37,047
Reinvested dividends                    39,003       361,654      56,149      526,891        700        6,593     424,682
Shares redeemed                     (1,414,955)  (13,335,151)   (184,573)  (1,732,986)  (133,228)  (1,259,675) (2,875,090)
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------
Net increase (decrease)             (1,314,031) ($12,390,807)    450,080  $ 4,258,675    (64,278) ($  609,081) (2,413,361)
                                    ----------  ------------  ----------  -----------  ---------  -----------  ----------


                                        AMOUNT
                                     ------------
Shares sold                          $    257,056
Reinvested dividends                    5,088,456
Shares redeemed                       (17,318,819)
                                     ------------
Net increase (decrease)              ($11,973,307)
                                     ------------

                                        AMOUNT
                                     ------------
Shares sold                          $  2,758,156
Reinvested dividends                    4,989,424
Shares redeemed                       (25,483,373)
                                     ------------
Net increase (decrease)              ($17,735,793)
                                     ------------

                                        AMOUNT
                                     ------------
Shares sold                          $    325,287
Reinvested dividends                      825,043
Shares redeemed                        (7,231,191)
                                     ------------
Net increase (decrease)              ($ 6,080,861)
                                     ------------

                                        AMOUNT
                                     ------------
Shares sold                          $    353,721
Reinvested dividends                    3,974,851
Shares redeemed                       (26,999,184)
                                     ------------
Net increase (decrease)              ($22,670,612)
                                     ------------

    Transactions in capital shares of each Fund for the twelve months ended December 31, 1996, were as follows:

                                                                        GROWTH FUND
                                  ---------------------------------------------------------------------------------------
                                          CLASS A                   CLASS B                   CLASS C           CLASS T
                                  ------------------------  ------------------------  -----------------------  ----------
                                    SHARES       AMOUNT       SHARES       AMOUNT       SHARES      AMOUNT       SHARES
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Shares sold                          215,652  $  3,898,525     145,699  $  2,385,877      17,690  $   291,243      90,737
Reinvested dividends                  10,967       198,714       8,536       152,930         723       12,843     158,321
Shares redeemed                      (48,822)     (803,512)    (32,185)     (531,632)     (2,328)     (39,672) (1,215,332)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Net increase (decrease)              177,797  $  3,293,727     122,050  $  2,007,175      16,085  $   264,414    (966,274)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------


                                      AMOUNT
                                   ------------
Shares sold                        $  1,446,975
Reinvested dividends                  2,852,925
Shares redeemed                     (20,167,999)
                                   ------------
Net increase (decrease)            ($15,868,099)
                                   ------------

                                                                       SPECIAL FUND
                                  ---------------------------------------------------------------------------------------
                                          CLASS A                   CLASS B                   CLASS C           CLASS T
                                  ------------------------  ------------------------  -----------------------  ----------
                                    SHARES       AMOUNT       SHARES       AMOUNT       SHARES      AMOUNT       SHARES
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Shares sold                        3,480,949  $ 84,633,270   5,433,970  $131,453,623   1,739,092  $42,056,956     222,847
Shares redeemed                     (935,948)  (22,565,835)   (318,902)   (7,614,905)   (215,261)  (5,187,697)   (376,467)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Net increase (decrease)            2,545,001  $ 62,067,435   5,115,068  $123,838,718   1,523,831  $36,869,259    (153,620)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------


                                      AMOUNT
                                   ------------
Shares sold                        $  5,269,646
Shares redeemed                      (8,387,893)
                                   ------------
Net increase (decrease)            ($ 3,118,247)
                                   ------------

                                                             BALANCE SHEET OPPORTUNITIES FUND
                                  ---------------------------------------------------------------------------------------
                                          CLASS A                   CLASS B                   CLASS C           CLASS T
                                  ------------------------  ------------------------  -----------------------  ----------
                                    SHARES       AMOUNT       SHARES       AMOUNT       SHARES      AMOUNT       SHARES
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Shares sold                           31,867  $    409,691     161,646  $  2,068,438      13,747  $   174,866      99,979
Reinvested dividends                  11,446       136,696      34,438       407,500       4,068       48,215     663,010
Shares redeemed                      (13,528)     (172,359)    (16,102)     (205,751)     (4,631)     (59,861) (1,498,511)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Net increase (decrease)               29,785  $    374,028     179,982  $  2,270,187      13,184  $   163,220    (735,522)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------


                                      AMOUNT
                                   ------------
Shares sold                        $  1,261,855
Reinvested dividends                  7,920,589
Shares redeemed                     (19,346,300)
                                   ------------
Net increase (decrease)            ($10,163,856)
                                   ------------

    NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1997

                                                                      HIGH YIELD FUND
                                  ---------------------------------------------------------------------------------------
                                          CLASS A                   CLASS B                   CLASS C           CLASS T
                                  ------------------------  ------------------------  -----------------------  ----------
                                    SHARES       AMOUNT       SHARES       AMOUNT       SHARES      AMOUNT       SHARES
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Shares sold                          827,729  $  7,207,156   5,911,912  $ 51,482,500   1,413,571  $12,306,310     248,508
Reinvested dividends                  62,173       539,834     168,302     1,463,685      17,304      150,556     733,966
Shares redeemed                     (291,691)   (2,549,211)   (621,900)   (5,398,570)   (233,244)  (2,046,070) (3,384,341)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Net increase (decrease)              598,211  $  5,197,779   5,458,314  $ 47,547,615   1,197,631  $10,410,796  (2,401,867)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------


                                      AMOUNT
                                   ------------
Shares sold                        $  2,151,630
Reinvested dividends                  6,372,482
Shares redeemed                     (29,390,057)
                                   ------------
Net increase (decrease)            ($20,865,945)
                                   ------------

                                                                   STRATEGIC INCOME FUND
                                  ---------------------------------------------------------------------------------------
                                          CLASS A                   CLASS B                   CLASS C           CLASS T
                                  ------------------------  ------------------------  -----------------------  ----------
                                    SHARES       AMOUNT       SHARES       AMOUNT       SHARES      AMOUNT       SHARES
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Shares sold                          474,942  $  5,738,010   1,003,182  $ 12,151,460     212,149  $ 2,571,465      45,952
Reinvested dividends                  50,560       625,158      54,402       672,776       5,092       62,954      90,573
Shares redeemed                     (918,406)  (11,512,407)   (418,455)   (5,172,202)    (59,061)    (727,367)   (416,724)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Net increase (decrease)             (392,904) ($ 5,149,239)    639,129  $  7,652,034     158,180  $ 1,907,052    (280,199)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------


                                      AMOUNT
                                   ------------
Shares sold                        $    569,294
Reinvested dividends                  1,119,728
Shares redeemed                      (5,150,096)
                                   ------------
Net increase (decrease)            ($ 3,461,074)
                                   ------------

                                                                GOVERNMENT SECURITIES FUND
                                  ---------------------------------------------------------------------------------------
                                          CLASS A                   CLASS B                   CLASS C           CLASS T
                                  ------------------------  ------------------------  -----------------------  ----------
                                    SHARES       AMOUNT       SHARES       AMOUNT       SHARES      AMOUNT       SHARES
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Shares sold                        1,173,549  $ 10,970,069     741,529  $  6,986,079     130,474  $ 1,220,625      42,726
Reinvested dividends                  69,846       652,825      30,877       290,097         308        2,892     538,420
Shares redeemed                      (67,570)     (639,341)    (85,933)     (814,043)    (10,459)     (98,119) (3,742,558)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------
Net increase (decrease)            1,175,825  $ 10,983,553     686,473  $  6,462,133     120,323  $ 1,125,398  (3,161,412)
                                  ----------  ------------  ----------  ------------  ----------  -----------  ----------


                                      AMOUNT
                                   ------------
Shares sold                        $    399,726
Reinvested dividends                  5,067,558
Shares redeemed                     (35,616,667)
                                   ------------
Net increase (decrease)            ($30,149,383)
                                   ------------

NOTE 6. CREDIT RISK AND DEFAULTED SECURITIES

    Although the Funds have a diversified portfolio, the High Yield and Strategic Income Funds had 91.0% and 49.2%, respectively, of their portfolios invested in lower rated and comparable quality unrated high yield securities. Investments in higher yield securities are accompanied by a greater degree of credit risk and such lower rated securities tend to be more sensitive to economic conditions than higher rated securities. The risk of loss due to default by the issuer may be significantly greater for the holders of high yielding securities, because such securities are generally unsecured and are often subordinated to other creditors of the issuer. At December 31, 1997, the Balance Sheet Opportunities Fund held SA Telecommunications, Inc., security in default. In addition, the High Yield Fund held Alliant Computer Systems, Inc. and Capital Gaming International, Inc., securities in default.

    For financial reporting purposes, it is each Fund's accounting practice to discontinue accrual of income and provide an estimate for probable losses due to unpaid interest income on defaulted bonds for the current reporting period.

NOTE 7. FEDERAL INCOME TAX -- CAPITAL LOSS CARRYFORWARD

    At December 31, 1997, the High Yield Fund had capital loss carryforwards expiring December 31, 2003 and 2004 of $1,889,212 and $570,896, respectively. The Government Securities Fund had capital loss carryforwards expiring December 31, 1998, 2002, and 2005 of $1,442,754, $16,737,216, and $2,339,660,
respectively. The Strategic Income Fund had capital loss carryforwards expiring December 31, 2002 and 2003 of $640,074 and $1,301,325, respectively.

NOTE 8. COMPENSATING BALANCE ARRANGEMENT

    The Funds have an informal compensating balance with the Custodian whereby the Funds may have overdrafts in their respective accounts and have no interest assessed on the overdrafts. In return, the Funds are required to maintain positive balances to offset negative balances. The required deposits are calculated by dividing the overdrawn amounts by 0.90. At December 31, 1997, the Funds did not have any compensating balances.

    NORTHSTAR FUNDS
    REPORT OF INDEPENDENT ACCOUNTANTS

To The Shareholders and Board of Trustees of the Northstar Funds:

    We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Northstar Funds, comprising Northstar Growth Fund, Northstar Special Fund, Northstar Balance Sheet Opportunities Fund, Northstar High Yield Fund, Northstar Strategic Income Fund, and Northstar Government Securities Fund (collectively the "Funds") as of December 31, 1997, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each period presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds constituting Northstar Funds as of December 31, 1997, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the periods referred to above, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

New York, New York
February 12, 1998

                      [Northstar Funds logo appears here)

                                   NORTHSTAR
                                      FUNDS